                                                                     EXHIBIT T3C



                              PIONEER AMERICAS LLC,
                                 as the Issuer,

                             PIONEER COMPANIES, INC.
                          PCI CHEMICALS CANADA COMPANY,
                           IMPERIAL WEST CHEMICAL CO.,
                           KEMWATER NORTH AMERICA CO.,
                              PIONEER (EAST), INC.,
                        PIONEER WATER TECHNOLOGIES, INC.,
                            PIONEER LICENSING, INC.,
                                       and
                                   KWT, INC.,
                                  as Guarantors

                                       and



                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                                   as Trustee


                                   ----------


                                   INDENTURE


                              dated as of [o], 2001

                                   ----------

                                      $[o]

             Senior Secured Floating Rate Guaranteed Notes due 2006

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                                   ARTICLE ONE

                                      DEFINITIONS AND OTHER PROVISIONS OF
                                               GENERAL APPLICATION


   Section 101.          Definitions.....................................................................2
      "Act"..............................................................................................2
      "Additional Amounts"...............................................................................3
      "Adjusted Net Assets"..............................................................................3
      "Affiliate"........................................................................................3
      "Agent Members"....................................................................................3
      "Allowed Other Secured Claim"......................................................................3
      "Allowed Secured Tax Claim"........................................................................3
      "Asset Sale".......................................................................................3
      "Attributable Indebtedness"........................................................................4
      "Average Liquidity"................................................................................4
      "Authorized Officer"...............................................................................5
      "Bankruptcy Code"..................................................................................5
      "Bankruptcy Court".................................................................................5
      "Bankruptcy Law"...................................................................................5
      "Board of Directors"...............................................................................5
      "Board Resolution".................................................................................5
      "Business Day".....................................................................................5
      "Calendar Quarter".................................................................................5
      "Canadian Act of Bankruptcy".......................................................................6
      "Canadian Bankruptcy Law"..........................................................................6
      "Canadian Benefits Plan"...........................................................................7
      "Canadian Corporate Reorganization"................................................................7
      "Canadian Security Agreements".....................................................................7
      "Capital Expenditures".............................................................................7
      "Capital Stock"....................................................................................7
      "Capitalized Lease Obligation".....................................................................8
      "Cash Equivalents".................................................................................8
      "Change of Control"................................................................................8
      "Chapter 11 Cases".................................................................................9
      "Closing Date".....................................................................................9
      "Closing Date Certificate".........................................................................9
      "Code".............................................................................................9
      "Collateral".......................................................................................9
      "Collateral Agent".................................................................................9
      "Collateral Proceeds"..............................................................................9
      "Commission".......................................................................................9

      "Common Security and Intercreditor Agreement"......................................................9
      "Company".........................................................................................10
      "Company Request" or "Company Order"..............................................................10
      "Confirmation Order"..............................................................................10
      "Consolidated Net Income".........................................................................10
      "Consolidated Net Worth"..........................................................................10
      "Corporate Trust Office"..........................................................................10
      "covenant defeasance".............................................................................11
      "Creditors' Committee Lenders"....................................................................11
      "Custodian".......................................................................................11
      "Default".........................................................................................11
      "Defaulted Interest"..............................................................................11
      "defeasance"......................................................................................11
      "Defeasance Redemption Date"......................................................................11
      "Defeased Securities".............................................................................11
      "Depositary"......................................................................................11
      "Direction".......................................................................................11
      "Disclosure Schedule".............................................................................11
      "EBITDA"..........................................................................................11
      "Effective Plan Date".............................................................................11
      "Eligible Investments"............................................................................11
      "Environmental Claim".............................................................................12
      "Environmental Law"...............................................................................12
      "ERISA Event".....................................................................................12
      "Event of Default"................................................................................13
      "Excess Cash Flow"................................................................................13
      "Exchange Act"....................................................................................14
      "Excluded Holder".................................................................................14
      "Existing Indebtedness"...........................................................................14
      "Exit Facility"...................................................................................14
      "Fair Market Value"...............................................................................14
      "Final Order".....................................................................................14
      "Fiscal Quarter"..................................................................................14
      "Fiscal Year".....................................................................................14
      "Funding Guarantor"...............................................................................14
      "Funding Losses"..................................................................................14
      "GAAP"............................................................................................15
      "Global Security".................................................................................15
      "Guaranties"......................................................................................15
      "Guarantor".......................................................................................15
      "Guaranty"........................................................................................15
      "Guaranteed Obligations"..........................................................................15
      "Hazardous Materials".............................................................................15
      "Hedging Obligations".............................................................................15
      "Holder"..........................................................................................16
      "including".......................................................................................16

      "incur"...........................................................................................16
      "Indebtedness"....................................................................................16
      "Indenture".......................................................................................17
      "Indenture Documents".............................................................................17
      "Indenture Obligations"...........................................................................17
      "Indenture Obligor"...............................................................................17
      "Independent Director"............................................................................18
      "Insurance Proceeds"..............................................................................18
      "Intercreditor Collateral Account"................................................................18
      "Interest Accrual Period".........................................................................18
      "Interest Determination Date".....................................................................18
      "Interest Payment Date"...........................................................................18
      "Investment"......................................................................................18
      "judgment currency"...............................................................................18
      "LIBOR"...........................................................................................19
      "London Business Day".............................................................................19
      "Lien"............................................................................................19
      "Liquidity".......................................................................................19
      "Liquidity Quarterly Prepayment"..................................................................19
      "Material Adverse Effect".........................................................................21
      "Maturity"........................................................................................21
      "MEIP"............................................................................................21
      "Minimum Quarterly Prepayment"....................................................................21
      "Moody's".........................................................................................22
      "Mortgage"........................................................................................22
      "Mortgaged Property"..............................................................................22
      "Multiemployer Plan"..............................................................................22
      "Multiple Employer Plan"..........................................................................22
      "Net Award".......................................................................................22
      "Net Income"......................................................................................22
      "Net Offering Proceeds"...........................................................................22
      "Net Proceeds"....................................................................................22
      "New Common Stock"................................................................................23
      "New Debt"........................................................................................23
      "New Other Secured Notes".........................................................................23
      "New Other Secured Notes And Claims"..............................................................23
      "New Tranche B Notes".............................................................................23
      "New Tranche B Notes Indenture"...................................................................23
      "New Tranche B Notes Holder"......................................................................23
      "New Tranche B Notes Indenture Trustee"...........................................................23
      "Obligor".........................................................................................23
      "Obligor Subsidiary"..............................................................................23
      "Occupational Safety and Health Laws".............................................................23
      "Officers' Certificate"...........................................................................24
      "Old Debt"........................................................................................24
      "Opinion of Counsel"..............................................................................24

      "Opinion of Independent Counsel"..................................................................24
      "Organizational Documents"........................................................................24
      "Outstanding".....................................................................................24
      "Paying Agent"....................................................................................25
      "PBGC"............................................................................................25
      "PCI".............................................................................................25
      "Permitted Investments"...........................................................................25
      "Permitted Issuance"..............................................................................26
      "Permitted Liens".................................................................................26
      "Person"..........................................................................................28
      "Physical Securities".............................................................................28
      "Pioneer Companies"...............................................................................28
      "Plan"............................................................................................28
      "Plan of Reorganization"..........................................................................28
      "Post Petition Interest"..........................................................................28
      "Power of Attorney"...............................................................................28
      "Predecessor Security"............................................................................28
      "Qualified Equity Offering".......................................................................28
      "Quebec Mortgage and Security Agreement"..........................................................28
      "Redemption Date".................................................................................28
      "Redemption Price"................................................................................29
      "Reference Banks".................................................................................29
      "Refinancing".....................................................................................29
      "Refinancing Indebtedness"........................................................................29
      "Registration Rights Agreement"...................................................................29
      "Regular Record Date".............................................................................29
      "Related Business"................................................................................29
      "Release".........................................................................................29
      "Reserve Interest Rate"...........................................................................29
      "Restoration".....................................................................................29
      "Restricted Payment"..............................................................................29
      "S&P".............................................................................................29
      "Sale and Leaseback Transaction"..................................................................29
      "Secured Parties".................................................................................30
      "Securities"......................................................................................30
      "Securities Act"..................................................................................30
      "Security Agreement Supplement"...................................................................30
      "Security Documents"..............................................................................30
      "Security Register"...............................................................................30
      "Security Registrar"..............................................................................30
      "Senior Indebtedness".............................................................................30
      "Single Employer Plan"............................................................................30
      "Special Record Date".............................................................................30
      "Stated Maturity".................................................................................30
      "Subordinated Indebtedness".......................................................................30
      "Subordinated Obligations"........................................................................31

      "Subsidiary"......................................................................................31
      "Taxes"...........................................................................................31
      "Telerate Screen Page 3750".......................................................................31
      "Tranche B Documents".............................................................................31
      "Transaction Documents"...........................................................................31
      "Trust Indenture Act".............................................................................32
      "Trust Moneys"....................................................................................32
      "Trustee".........................................................................................32
      "UCC".............................................................................................32
      "Unfunded Pension Liabilities"....................................................................32
      "U.S. Government Obligations".....................................................................32
      "Voting Stock"....................................................................................33
      "Wholly-Owned Subsidiary".........................................................................33
      "Withdrawal Liability"............................................................................33
      "Working Capital".................................................................................33

   Section 102.          [Intentionally omitted]........................................................33

   Section 103.          Compliance Certificates and Opinions...........................................33

   Section 104.          Form of Documents Delivered to Trustee.........................................34

   Section 105.          Acts of Holders................................................................34

   Section 106.          Notices, etc., to Trustee, the Company and any Indenture Obligor
                         or Obligor Subsidiary..........................................................36

   Section 107.          Notice to Holders; Waiver......................................................37

   Section 108.          Conflict with Trust Indenture Act..............................................37

   Section 109.          Effect of Headings and Table of Contents.......................................37

   Section 110.          Successors and Assigns.........................................................38

   Section 111.          Separability Clause............................................................38

   Section 112.          Benefits of Indenture..........................................................38

   Section 113.          Governing Law..................................................................38

   Section 114.          Legal Holidays.................................................................38

   Section 115.          Schedules and Exhibits.........................................................38

   Section 116.          Counterparts...................................................................38

   Section 117.          Communication by Holders with other Holders....................................39

   Section 118.          No Recourse against Others.....................................................39

   Section 119.          Article Applicable to Paying Agents............................................39

                                                   ARTICLE TWO

                                                 SECURITY FORMS


   Section 201.          Forms Generally................................................................39

   Section 202.          Legends........................................................................40

   Section 203.          Form of Face of Security.......................................................41

   Section 204.          Form of Reverse of Securities..................................................43

   Section 205.          Form of Trustee's Certificate of Authentication................................49

   Section 206.          Form of Guaranty of Each of the Guarantors.....................................49

                                                  ARTICLE THREE

                                                 THE SECURITIES


   Section 301.          Title and Terms................................................................51

   Section 302.          Denominations..................................................................52

   Section 303.          Execution, Authentication, Delivery and Dating.................................52

   Section 304.          Temporary Securities...........................................................53

   Section 305.          Registration of Transfer and Exchange..........................................54

   Section 306.          Book-Entry Provisions for Global Security......................................55

   Section 307.          [Intentionally omitted.].......................................................56

   Section 308.          Mutilated, Destroyed, Lost and Stolen Securities...............................56

   Section 309.          Payment of Interest; Interest Rights Preserved.................................57

   Section 310.          Persons Deemed Owners..........................................................58

   Section 311.          Cancellation...................................................................58

   Section 312.          Computation of Interest; Interest Act (Canada).................................59

   Section 313.          Deposit of Moneys..............................................................59

   Section 314.          CUSIP Number...................................................................59

                                                  ARTICLE FOUR

                                         DEFEASANCE AND COVENANT DEFEASANCE


   Section 401.          Company's Option to Effect Defeasance or Covenant Defeasance...................59

   Section 402.          Defeasance and Discharge.......................................................59

   Section 403.          Covenant Defeasance............................................................60

   Section 404.          Conditions to Defeasance or Covenant Defeasance................................60

   Section 405.          Deposited Money and U.S. Government Obligations to Be Held in Trust;
                         Other Miscellaneous Provisions.................................................62

   Section 406.          Reinstatement..................................................................63

   Section 407.          Repayment of the Company.......................................................63

                                                    ARTICLE FIVE

                                                      REMEDIES


   Section 501.          Events of Default..............................................................64

   Section 502.          Acceleration...................................................................67

   Section 503.          Other Remedies.................................................................68

   Section 504.          Waiver of Past Defaults........................................................68

   Section 505.          Control by Majority............................................................69

   Section 506.          Limitation on Suits............................................................69

   Section 507.          Rights of Holders to Receive Payment...........................................70

   Section 508.          Collection Suit by Trustee.....................................................70

   Section 509.          Trustee May File Proofs of Claim...............................................71

   Section 510.          Priorities.....................................................................71

   Section 511.          Undertaking for Costs..........................................................72

   Section 512.          Waiver of Stay, Extension or Usury Laws........................................72

                                                     ARTICLE SIX

                                                     THE TRUSTEE


   Section 601.          Notice of Defaults.............................................................72

   Section 602.          Certain Rights of Trustee......................................................73

   Section 603.          Trustee Not Responsible for Recitals, Dispositions of
                         Securities or Application of Proceeds Thereof..................................74

   Section 604.          Trustee and Agents May Hold Securities; Collections; etc.......................74

   Section 605.          Money Held in Trust............................................................75

   Section 606.          Compensation and Indemnification of Trustee and Its Prior Claim................75

   Section 607.          Conflicting Interests..........................................................76

   Section 608.          Corporate Trustee Required; Eligibility........................................76

   Section 609.          Resignation and Removal; Appointment of Successor Trustee......................77

   Section 610.          Acceptance of Appointment by Successor.........................................78

   Section 611.          Merger, Conversion, Consolidation or Succession to Business....................79

   Section 612.          Preferential Collection of Claims Against Company..............................79

   Section 613.          Certain Duties and Responsibilities............................................80

                                              ARTICLE SEVEN

                             HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


   Section 701.          Company to Furnish Trustee Names and Addresses of Holders......................81

   Section 702.          Preservation of Information; Disclosure of Names and Addresses of Holders......81

   Section 703.          Reports by Trustee.............................................................81

   Section 704.          Reports by Company and Guarantors..............................................82

                                                ARTICLE EIGHT

                                            CONSOLIDATION, MERGER,
                                        CONVEYANCE, TRANSFER OR LEASE


   Section 801.          When Indenture Obligors May Merge, Etc.........................................84

   Section 802.          Successor Substituted..........................................................86

                                                 ARTICLE NINE

                                           SUPPLEMENTAL INDENTURES


   Section 901.          Supplemental Indentures and Agreements without Consent of Holders..............86

   Section 902.          Supplemental Indentures and Agreements with Consent of Holders.................88

   Section 903.          Execution of Supplemental Indentures and Agreements............................90

   Section 904.          Revocation Effect of Supplemental Indentures...................................90

   Section 905.          Conformity with Trust Indenture Act............................................91

   Section 906.          Reference in Securities to Supplemental Indentures.............................91

                                                   ARTICLE TEN

                                                    COVENANTS


   Section 1001.         Payment of Principal, Premium and Interest.....................................91

   Section 1002.         Maintenance of Office or Agency................................................91

   Section 1003.         Compliance Certificate.........................................................92

   Section 1004.         Taxes..........................................................................93

   Section 1005.         Jurisdiction, Service of Process and Venue Immunity; Judgment Currency.........93

   Section 1006.         Limitation on Restricted Payments..............................................95

   Section 1007.         Limitations on Payment Restrictions Affecting Subsidiaries.....................95

   Section 1008.         Limitations on Indebtedness....................................................96

   Section 1009.         Asset Sales....................................................................99

   Section 1010.         Limitation on Sale and Leaseback Transactions.................................100

   Section 1011.         Limitation on Transactions With Affiliates....................................101

   Section 1012.         Limitation on Liens...........................................................102

   Section 1013.         Corporate Existence; Corporate Separateness...................................103

   Section 1014.         Change of Control.............................................................104

   Section 1015.         Maintenance of Properties.....................................................104

   Section 1016.         Maintenance of Insurance......................................................104

   Section 1017.         Stock Pledges.................................................................105

   Section 1018.         Money for Security Payments to be Held in Trust...............................105

   Section 1019.         [Redemption of Securities with proceeds of Qualified Equity Offering..........106

   Section 1020.         Limitation on Ownership of Wholly-Owned Subsidiary Stock......................107

   Section 1021.         Impairment of Security Interest...............................................107

   Section 1022.         Amendment to Certain Agreements...............................................108

   Section 1023.         Plan of Reorganization........................................................108

   Section 1024.         Nature of Business, Organizational Documents and Capital
                         Structure and New Subsidiaries; Books and Records.............................108

   Section 1025.         Compliance with Laws and Environmental and Safety and Health Matters..........109

   Section 1026.         Authorizations................................................................109

   Section 1027.         Further Assurances............................................................109

   Section 1028.         Fiscal Year...................................................................110

   Section 1029.         Additional Amounts............................................................110

   Section 1030.         Capital Expenditures..........................................................111

   Section 1031.         Working Capital Line..........................................................111

   Section 1032.         ERISA and Canadian Benefit Plans..............................................112

                                               ARTICLE ELEVEN

                                          REDEMPTION OF SECURITIES


   Section 1101.         Optional and Mandatory Rights of Redemption...................................114

   Section 1102.         Applicability of Article......................................................115

   Section 1103.         Election to Redeem; Notice to Trustee.........................................115

   Section 1104.         Selection by Trustee of Securities to Be Redeemed.............................116

   Section 1105.         Notice of Redemption..........................................................116

   Section 1106.         Deposit of Redemption Price...................................................117

   Section 1107.         Securities Payable on Redemption Date.........................................117

   Section 1108.         Securities Redeemed or Purchased in Part......................................118

   Section 1109.         [Intentionally Left Blank]....................................................118

                                                ARTICLE TWELVE

                                          SATISFACTION AND DISCHARGE


   Section 1201.         Satisfaction and Discharge of Indenture.......................................118

   Section 1202.         Application of Trust Money....................................................119

                                               ARTICLE THIRTEEN

                                                   GUARANTY


   Section 1301.         Guaranty; Limitation of Liability.............................................120

   Section 1302.         Guaranty Absolute.............................................................121

   Section 1303.         Right to Demand Full Performance..............................................122

   Section 1304.         Waivers and Acknowledgments...................................................122

   Section 1305.         The Guarantors Remain Obligated in Event the Company is No Longer
                         Obligated to Discharge Indenture Obligations..................................123

   Section 1306.         Subrogation...................................................................124

   Section 1307.         Subordination.................................................................125

   Section 1308.         Continuing Guaranty; Assignments..............................................125

   Section 1309.         Guaranty Is in Addition to Other Security.....................................126

   Section 1310.         Contribution..................................................................126

   Section 1311.         Trustee's Duties; Notice to Trustee...........................................126

   Section 1312.         Release of Guaranty...........................................................126

   Section 1313.         Execution of Guaranty.........................................................127

   Section 1314.         Payment Permitted by Each of the Guarantors if no Default.....................127

   Section 1315.         Notice to Trustee by Each of the Guarantors...................................127

   Section 1316.         Additional Guaranties.........................................................127

   Section 1317.         No Suspension of Remedies.....................................................128

                                                 ARTICLE FOURTEEN

                                     CONDITIONS TO EFFECTIVENESS OF INDENTURE
                                        AND REPRESENTATIONS AND WARRANTIES

   Section 1401.         Conditions Precedent..........................................................128

   Section 1401A.        Resolutions Etc...............................................................128

   Section 1401B.        Secretary of States' Certificates.............................................128

   Section 1401C.        Indenture Documents...........................................................129

   Section 1401D.        Mortgages of Real Property Situated in the United States......................129

   Section 1401E.        Mortgages of Real or Immovable Property Situated in Canada....................130

   Section 1401F.        Security Documents............................................................131

   Section 1401G.        Transaction Documents.........................................................131

   Section 1401H.        Canadian Corporate Reorganization.............................................132

   Section 1401I.        Confirmation Orders...........................................................132

   Section 1401J.        Plan of Reorganization........................................................132

   Section 1401K.        Conditions Precedent to the Effectiveness of the Plan of
                         Reorganization, etc...........................................................132

   Section 1401L.        Implementation of Plan of Reorganization......................................132

   Section 1401M.        Financial Information, etc....................................................132

   Section 1401N.        Pro Forma Balance Sheet Certificate...........................................132

   Section 1401O.        Litigation....................................................................133

   Section 1401P.        Consents and Approvals, et....................................................133

   Section 1401Q.        Opinions of Counsel...........................................................133

   Section 1401R.        No Default, Compliance with Representations and Warranties and Closing
                         Date Certificates.............................................................134

   Section 1401S.        Closing Fees, Expenses, etc...................................................134

   Section 1401T.        Satisfactory Legal Form.......................................................134

   Section 1402.         Representations and Warranties................................................134

   Section 1402A.        Organization, etc.............................................................134

   Section 1402B.        Due Authorization, Non-Contravention, etc.....................................135

   Section 1402C.        No Conflicts..................................................................135

   Section 1402D.        Validity and Binding Effect...................................................135

   Section 1402E.        No Default....................................................................135

   Section 1402F.        Financial Statements..........................................................135

   Section 1402G.        Insurance.....................................................................135

   Section 1402H.        Litigation; Contingent Liabilities............................................136

   Section 1402I.        Liens.........................................................................136

   Section 1402J.        Subsidiaries..................................................................136

   Section 1402K.        Partnerships; Joint Ventures..................................................136

   Section 1402L.        Transaction Documents.........................................................136

   Section 1402M.        Intellectual Property.........................................................137

   Section 1402N.        Solvency......................................................................137

   Section 1402O.        Contracts; Labor Matters......................................................137

   Section 1402P.        Employee Benefit Plans........................................................138

   Section 1402Q.        Compliance....................................................................139

   Section 1402R.        Taxes.........................................................................139

   Section 1402S.        Investment Company Act Representation.........................................139

   Section 1402T.        Public Utility Holding Company Act Representation.............................139

   Section 1402U.        Environmental and Safety and Health Matters...................................139

   Section 1402V.        Related Agreements and Transaction Documents..................................141

   Section 1402W.        Holding Companies.............................................................141

   Section 1402X.        Security Interests and Priority...............................................141

   Section 1402Y.        Related Business..............................................................141

   Section 1402Z.        Plan of Reorganization........................................................141

                                                 ARTICLE FIFTEEN

                                                    SECURITY


   Section 1501.         Security......................................................................142

   Section 1502.         Recording; Priority; Opinions, Etc............................................143

   Section 1503.         Release of Collateral.........................................................144

   Section 1504.         Trust Indenture Act Requirements..............................................144

   Section 1505.         Suits to Protect Collateral...................................................144

   Section 1506.         Determinations Relating to Collateral.........................................145

   Section 1507.         Trust Moneys..................................................................145

   Section 1508.         Power of Attorney for Collateral in Quebec....................................146

SCHEDULE 1            Disclosure Schedule

EXHIBIT A             Form of Mortgage
EXHIBIT B             Form of Common Security and Intercreditor Agreement
EXHIBIT C             Form of Global Security

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of [o], 2001

      Trust Indenture                                                   Indenture
        Act Section                                                      Section
---------------------------                                          ----------------
Section 310(a)(1)........................................                  608
       (a)(2)............................................                  608
       (a)(3)............................................                 N.A.
       (a)(4)............................................                 N.A.
       (a)(5)............................................                  607
       (b)...............................................               607, 609
       (c)...............................................                  N.A.
Section 311(a)...........................................                  612
       (b)...............................................                  612
       (c)...............................................                 N.A.
Section 312(a)...........................................               701, 702
       (b)...............................................               117, 702
       (c)...............................................               117, 702
Section 313(a)...........................................                  703
       (b)(1)............................................                  703
       (b)(2)............................................                  703
       (c)...............................................                  703
       (d)...............................................                  703
Section 314(a)...........................................               704, 1003
       (b)...............................................                 1502
       (c)(1)............................................                  103
       (c)(2)............................................                  103
       (c)(3)............................................                 N.A.
       (d)...............................................            103, 1503, 1504,
                                                                          1507
       (e)...............................................                  103
       (f)...............................................                 N.A.
Section 315(a)...........................................             602, 613, 903
       (b)...............................................             601, 602, 903
       (c)...............................................               602, 903
       (d)...............................................               602, 903
       (e)...............................................                  511
                                                                           101
Section 316(a)(last sentence)............................            ("Outstanding")
                                                                        502, 505
(a)(1)(A)................................................                  504
       (a)(1)(B).........................................                 N.A.
       (a)(2)............................................                  507
       (b)...............................................                  105
       (c)...............................................                  508
Section 317(a)(1)........................................                  509
       (a)(2)............................................                 1018
       (b)...............................................                  310
Section 318(a)...........................................

N.A. means not applicable.
                          ----------------------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                  INDENTURE, dated as of [o], 2001, among Pioneer Americas LLC, a Delaware limited liability company (the "Company"), each Guarantor (as hereinafter defined) from time to time a party hereto (the Company and the Guarantors party to this Indenture, and their respective assigns and affiliates, shall be referred to herein as the "Pioneer Companies") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "Trustee").


                             RECITALS OF THE COMPANY

         1. The Pioneer Companies are successors to the debtors that commenced the Chapter 11 Cases (as hereinafter defined) and the initial Holders of the Securities on the date hereof (as each such term is hereinafter defined), prior to the effectiveness of the Plan of Reorganization (as hereinafter defined), together beneficially hold the Old Debt (as hereinafter defined).

         2. Pursuant to the Plan of Reorganization and the implementation thereof and upon the Plan of Reorganization becoming effective, the applicable Pioneer Companies are willing and required (among other things) to remain indebted to certain holders of the Old Debt by accepting the New Debt and to issue the New Common Stock (as each such term is hereinafter defined) in exchange for the cancellation and the extinguishment of the Old Debt by such holders.

         3. Such holders of the Old Debt are willing and required to accept the New Debt and the New Common Stock upon such cancellation and extinguishment.

         4. The New Debt comprises indebtedness represented by the New Tranche B Notes (as hereinafter defined) and the Securities, and the Pioneer Companies and the Trustee, on behalf of the holders of the Old Debt, wish to enter into this Indenture to consummate that part of the exchange of Old Debt for New Debt that relates to the issuance by the Company of the Securities (guaranteed by the Guarantors jointly and severally) and to govern (for the benefit of such Holders or any other Holders) the indebtedness assumed and incurred hereby.

         5. In accordance with the Plan of Reorganization and the implementation thereof, the Company has duly authorized the creation of an issue of Senior Secured Floating Rate Guaranteed Notes due 2006 (the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities. The Securities are referred to in the Plan of Reorganization as the "New Tranche A Term Notes".

         6. Each Guarantor has duly authorized the issuance of its Guaranty (as hereinafter defined) of the Securities, of substantially the tenor hereinafter set forth, and to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture and its Guaranty.

         7. This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act (as hereinafter defined) that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

         8. All things necessary have been done to make (i) the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, (ii) their respective Guaranties (as hereinafter defined), when executed and delivered by each of the Guarantors, the valid obligation of such Guarantor, and (iii) this Indenture a valid agreement of the Company and each of the Guarantors in accordance with the terms of this Indenture.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of the Holders of the Securities issued under this Indenture, as follows:

                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS OF
                               GENERAL APPLICATION

                  Section 101. Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

                  "Act" is defined in Section 105 hereof.

                  "Additional Amounts" is defined in Section 1029 hereof.

                  "Adjusted Net Assets" means, with respect to any Guarantor, at any date, the lesser of the amount by which (x) the Fair Market Value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date, but excluding liabilities under the Guaranty), of such Guarantor at such date and (y) the present Fair Market Value of assets of such Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date but excluding debt in respect of its Guaranty), as they become absolute and matured.

                  "Affiliate", with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any director or controlling shareholder of such other Person, or (iii) any senior officer of such specified Person or such other Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 5% or more of the voting equity securities (or of warrants or other rights to acquire such voting equity securities) of a Person shall be deemed to be control; and provided further that, notwithstanding the first proviso to this definition of "Affiliate", creditors of the debtors in the Chapter 11 Cases receiving New Common Stock that beneficially own, at any time, 20% or less of the voting securities of any Obligor or Obligor Subsidiary shall not be "Affiliates" of such Obligor or Obligor Subsidiary.

                  "Agent Members" is defined in Section 306 hereof.

                  "Allowed Other Secured Claim" has the meaning given to it in the Plan of Reorganization.

                  "Allowed Secured Tax Claim" has the meaning given to it in the Plan of Reorganization.

                  "Asset Sale" means, with respect to any Obligor or any Obligor Subsidiary, the sale (including Sale and Leaseback Transactions), lease, conveyance, transfer or other disposition (including, without limitation, by way of merger or consolidation, and whether indirectly or directly or by operation of law or otherwise) to any Person, other than any Obligor or any Obligor Subsidiary, of any of such Obligor's or such Obligor Subsidiary's assets (including, without limitation, (x) any sale, lease, conveyance, transfer or other disposition of Capital Stock of any Obligor Subsidiary, and (y) any sale, lease, conveyance, transfer or other disposition of any non-cash consideration received by any Obligor or any Obligor Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale hereunder), whether owned on the date hereof or subsequently acquired, in one transaction or a series of related transactions; provided, however, that the following will not constitute an Asset Sale: (i) transactions (other than transactions described in clause (y) above), including Sale and Leaseback Transactions, in any calendar year with aggregate cash and/or Fair Market Value of any other consideration received (including, without limitation, the unconditional assumption of Indebtedness) of less than $1,000,000; (ii) a transaction or series of related transactions that results in a Change of Control; (iii) any sale of assets of any Obligor or any Obligor Subsidiary or merger permitted pursuant to Article Eight; (iv) any sale or other disposition of inventory, property (whether real, personal or mixed) or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of any Obligor or any Obligor Subsidiary, as the case may be, in the good faith determination of the Boards of Directors of PCI and the Company and so certified to the Trustee (provided, that, no certification to the Trustee shall be required in respect of such sales or dispositions with aggregate cash and/or fair market value of any non-cash consideration received in respect of such sales or dispositions being equal to or less than $100,000 in any calendar year); (v) any sale of inventory to customers in the ordinary and customary course of business; (vi) sales of cash and cash equivalents in the ordinary course of business; (vii) transfers resulting from any casualty or condemnation of property or assets; and (viii) the sale or discount of overdue accounts receivable in the ordinary course of business, in connection with the compromise or collection thereof.

                  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such transaction, and (ii) the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money, compounded on a semi-annual basis) of the total net obligations of the lessee for rental payments during the remaining term of the lease (or the lease back in the case of a lease and leaseback transaction) included in such arrangement (including any period for which such lease has been extended). As used in the preceding sentence, the "total net obligations of the lessee for rental payments" under any lease (or any lease back in the case of a lease and leaseback transaction) for any such period means the sum of rental and other payments required to be paid (including any step-up in interest rate of any financing) with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease (or any lease back in the case of a lease and leaseback transaction) which is terminable by the lessee upon payment of a penalty, such net amount of rent also includes the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

                  "Average Liquidity" means, in respect of any period, the average (arithmetical mean) Liquidity in dollars during such period, with Liquidity being determined on each Friday of each calendar week and, accordingly, Average Liquidity for any given period shall be determined by determining the Liquidity for each Friday during such period (each, a "Friday Liquidity Total") and then by dividing the sum of all the Friday Liquidity Totals for such period by the number of Fridays during such period.

                  "Authorized Officer" means, with respect to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Trustee and the Holders pursuant to Section 1401A(d).

                  "Bankruptcy Code" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, having jurisdiction over the Chapter 11 Cases, or if such court ceases to exercise jurisdiction over the Chapter 11 Cases, such other court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases in lieu of the United States Bankruptcy Court for such district.

                  "Bankruptcy Law" means the Bankruptcy Code, Canadian Bankruptcy Law or any law of any other country or jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors.

                  "Board of Directors" means, in respect of any Person, its Board of Directors or equivalent body or any committee thereof duly authorized to act on behalf of such Board of Directors or equivalent body in respect of such matters as are referred to herein as requiring such action on behalf of such Board of Directors or equivalent body.

                  "Board Resolution" of any corporation, limited liability company or other entity means a copy of a resolution or limited liability company corporate action or other equivalent action certified by the Secretary or an Assistant Secretary or equivalent officer of such corporation, limited liability company or other entity to have been duly adopted by the Board of Directors of such corporation, limited liability company or other entity, as the case may be, and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banking institutions and trust companies in The City of New York, [London], or the city in which the Corporate Trust Office is located are authorized or required by law or executive order to be closed.

                  "Calendar Quarter" means each three month period ending on the last day of each December, March, June and September, with the first such three month period ending on the last day of [March 2002] and the last such three month period ending on the last day in September 2006, provided that the period commencing on the Effective Plan Date and ending on December 31, 2001, [and the period commencing on October 1, 2006 and ending on the Stated Maturity Date] shall [each] also be a "Calendar Quarter" for the purposes of this Indenture.

                  "Canadian Act of Bankruptcy" means, with respect to any
Person:

                  (1) an admission in writing by such Person of its inability to pay its debts generally as they become due;

                  (2) a general assignment by such Person for the benefit of its creditors pursuant to the Bankruptcy and Insolvency Act (Canada);

                  (3) such Person becoming subject to any bankruptcy proceedings in Canada which it is not contesting in good faith, diligently and by appropriate means or which continue undischarged, unstayed or undismissed for a period of 30 days;

                  (4) any application under any Canadian Bankruptcy Law to any tribunal or authority for the purpose of suspending payment or performance of any of the liabilities of such Person;

                  (5) a petition or application by such Person under any Canadian Bankruptcy Law to any tribunal or authority for the appointment of an administrator, receiver, trustee or intervenor for it or for any substantial part of such Person's property;

                  (6) the commencement against such Person of any proceedings (including a notice of intention or a proposal under the Bankruptcy and Insolvency Act (Canada)) or any Canadian Bankruptcy Law, statute, regulation or decree whether now or hereafter in effect in Canada, relating to it or its debt, or to any reorganization, arrangement, adjustment, dissolution or liquidation involving such Person, which proceedings are not being contested in good faith, diligently and by appropriate means or which continue undischarged, unstayed or undismissed for a period of 30 days;

                  (7) the bankruptcy of such Person within the meaning of the Bankruptcy and Insolvency Act (Canada), or any successor or equivalent legislation; or

                  (8) any act by such Person signifying its consent to, approval of, or acquiescence in any bankruptcy, reorganization or insolvency proceeding in Canada under any law relating to bankruptcy, insolvency or relief of debtors or any proceeding for the appointment of a receiver or trustee for itself or for any substantial part of its property where such receiver or trustee remains undischarged for a period of 30 days.

                  "Canadian Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), or any similar Canadian federal or provincial law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors, each as amended or changed.

                  "Canadian Benefits Plan" means any plan, program, practice, arrangement or policy, whether registered or unregistered, written or unwritten, funded or unfunded, insured or uninsured, that is maintained, administered or contributed to by any Obligor or any of its Obligor Subsidiaries (or under which any Obligor or any of its Obligor Subsidiaries has or may have any obligation) in respect of employees or former employees in Canada (or their spouses, beneficiaries or dependents), and relating to pensions, supplemental pensions, retirement or retirement savings, profit sharing or deferred profit sharing, deferred or incentive compensation, bonuses, death benefits, life or disability insurance, medical or dental insurance or benefits or other similar employee benefits.

                  "Canadian Corporate Reorganization" has the meaning given to it in Section 1401H.

                  "Canadian Security Agreements" means any general security agreement and deed of hypothec charging all of the personal and movable property of PCI Chemicals Canada Company and any other Obligor having property, assets or any place of business or office in Canada, including, without limitation, the Quebec Mortgage and Security Agreement, a deed of hypothec charging all of the immovable property of PCI Chemicals Canada Company located in the province of Quebec and deeds of mortgage charging all the real property of PCI Chemicals Canada Company located in the provinces of Ontario and New Brunswick.

                  "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person or have a useful life of more than one year, plus (b) the aggregate principal amount of all Indebtedness assumed or incurred (to the extent permitted by this Indenture) in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "Capital Stock" means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock or such other ownership interests), warrants, options or other rights to purchase any of the foregoing, including each class of common stock and preferred stock of such Person if such Person is a corporation and each general and/or limited partnership interest of such Person if such Person is a partnership and/or limited liability company interest of such Person if such Person is a limited liability company.

                  "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Cash Equivalents" means, (i) any evidence of Indebtedness with a maturity of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of one year or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (iii) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States of America or the District of Columbia and rated at least "A-1" by S&P or at least "P-1" by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $250,000,000; and (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                  "Change of Control" means the occurrence of any of the following: (i) a "person" or "group" (as such terms are used in Sections 14(d)(2) and 13(d)(3), respectively, of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of at least 35% of the outstanding voting power of the fully diluted Voting Stock of PCI or the Company, (ii) the adoption of a plan relating to the liquidation or dissolution of PCI or the Company, taken individually or on a consolidated basis with its Subsidiaries, (iii) the merger or consolidation of PCI or the Company with or into another corporation with the effect that the stockholders of PCI or the Company immediately prior to such merger or consolidation cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of 35% or more of the combined voting power of the securities of the surviving corporation of such merger or the corporation resulting from such merger or consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors outstanding immediately after such merger or consolidation, or (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of PCI (together with any new directors whose election by the Board of Directors of PCI, or whose nomination for election by the shareholders of PCI, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of PCI then in office. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred under clause (iii) above solely as a result of a merger or consolidation of the Company with or into PCI provided that such merger or consolidation is permitted under Article Eight of this Indenture.

                  "Chapter 11 Cases" means each and all of the cases under Chapter 11 of the Bankruptcy Code commenced by Pioneer Companies, Inc., Pioneer Corporation of America, Imperial West Chemical Co., Kemwater North America Co., PCI Chemicals Canada Inc./PCI Chimie Canada Inc., Pioneer Americas, Inc., Pioneer (East), Inc., Pioneer Water Technologies, Inc., Pioneer Licensing, Inc. and KWT, Inc., and styled In re Pioneer Companies, Inc. et al, Chapter 11 Case No. 01-38259-H3-11 Jointly Administered.

                  "Closing Date" has the meaning given to it in Section 1401.

                  "Closing Date Certificate" means a certificate of an Authorized Officer of the relevant Obligor, substantially in the form of Exhibit [o] hereto, delivered pursuant to Section 1401R.

                  "Code" means the United States Internal Revenue Code of 1986, as amended, reformed or otherwise modified.

                  "Collateral" means all of the property and assets of each Obligor and Obligor Subsidiary now existing or hereafter acquired which secures the Securities (other than collateral subject to the Lien of the Exit Facility) and as otherwise defined in the Security Documents [DEFINITION TO BE CONFORMED WITH DESCRIPTIONS OF COLLATERAL IN SECURITY DOCUMENTS].

                  "Collateral Agent" means Wells Fargo Bank Minnesota, National Association, as collateral agent under the Common Security and Intercreditor Agreement, and any successor thereto.

                  "Collateral Proceeds" has the meaning specified in Section 1009 hereof.

                  "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Security and Intercreditor Agreement" means the Common Security and Intercreditor Agreement, dated as of [o] 2001, by and among the Indenture Obligors and others, the New Tranche B Notes Indenture Trustee (for itself and for the benefit of the New Tranche B Notes Holders), the Collateral Agent, the Trustee (for itself and for the benefit of the Holders of the Securities), substantially in the form of Exhibit B attached hereto, and as may be amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Company" is defined in the preamble hereto, and includes each other successor thereto.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board of Directors, its President or a Vice President (regardless of vice presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code.

                  "Consolidated Net Income" means, for any period, and as to any Person, the aggregate Net Income of such Person and its Subsidiaries for such period determined in accordance with GAAP; provided that (i) the Net Income of any Person which is not a Subsidiary of such Person but which is consolidated with such Person or is accounted for by such Person by the equity method of accounting will be included only to the extent of the amount of cash dividends or cash distributions paid to such Person or a Wholly-Owned Subsidiary of such Person, (ii) the Net Income of any Subsidiary of such Person that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such Person will be excluded to the extent of such restrictions, (iii) the Net Income of any Subsidiary less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by PCI, the Company or their respective Wholly-Owned Subsidiaries will be included only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to PCI, the Company or a Wholly-Owned Subsidiary of the Company or PCI, (iv) all extraordinary gains and losses, and any gain or loss realized upon the termination of any employee pension benefit plan, in respect of dispositions of assets other than in the ordinary course of business and any one-time increase or decrease to Net Income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP (together, in each case, with any provision for taxes) will be excluded, and (v) all amounts of "other income, net" classified as such on one or more lines of such Person's statement of operations, in accordance with GAAP, net of applicable income taxes, will be excluded from such Person's aggregate Net Income.

                  "Consolidated Net Worth" means, for any Person, the total of the amounts shown on the balance sheet of such Person and its Subsidiaries, determined on a consolidated basis without duplication in accordance with GAAP, as of the end of the most recent Fiscal Quarter of such Person ending at least forty-five (45) days prior to the taking of any action for the purpose of which the determination is being made, as (i) the amount of Capital Stock plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

                  "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services.

                  "covenant defeasance" is defined in Section 403 hereof.

                  "Creditors' Committee Lenders" means the secured creditors of the debtors in the Chapter 11 Cases appointed to the statutory committee of unsecured creditors appointed in the Chapter 11 Cases.

                  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

                  "Defaulted Interest" is defined in Section 301 hereof.

                  "defeasance" is defined in Section 402 hereof.

                  "Defeasance Redemption Date" is defined in Section 404 hereof.

                  "Defeased Securities" is defined in Section 401 hereof.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Direction" is defined in Section 105 hereof.

                  "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Company with the written consent of the Trustee.

                  "EBITDA" means, for any period, and for any Person, its Consolidated Net Income for such period, before subtracting its consolidated income taxes, interest expense, depreciation and amortization (including amortization associated with good will, deferred debt expenses, restricted stock and option costs and non-competition agreements), determined in accordance with GAAP.

                  "Effective Plan Date" means the first Business Day on which the conditions specified in Section 10.1 of the Plan of Reorganization have been satisfied or waived.

                  "Eligible Investments" means, (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof or Canada or any province thereof (provided that the full faith and credit of the United States of America or Canada, as the case may be, is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than 90 days from the date of acquisition of any commercial banking institution that is a member of the Federal Reserve System or is a Schedule 1 Canadian Bank, in either case having capital and surplus in excess of $500,000,000 and whose debt has a rating at the time of any such investment of at least "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's, or any Lender,
(iii) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with any bank or financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial banking institution that is a member of the Federal Reserve System or is a Schedule 1 Canadian Bank, in either case having capital and surplus in excess of $500,000,000 and commercial paper or master notes of issuers rated at the time of any such investment at least "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's, and in each case maturing within 270 days after the date of acquisition, and (v) any shares in an open-end mutual fund organized by a bank or financial institution having combined capital and surplus of at least $500,000,000 investing solely in investments permitted by the foregoing clauses (i), (ii) and (iv).

                  "Environmental Claim" means any claim, assertion, demand, notice of violation, suit, administrative or judicial proceeding, regulatory action, investigation, information request or order involving any Hazardous Materials, Environmental Law, noise or odor pollution or any injury or threat of injury to human health, property or the environment.

                  "Environmental Law" means all international, national, provincial, regional, federal, state, local and municipal statutes, laws (including principles of common and decisional law), regulations, by-laws, policies, guidelines, directives, standards, rules, orders, decrees, judgments, ordinances, permits, certificates, licenses, registrations, approvals, or requirements or authorizations of any governmental or administrative authority relating to the environment, natural resources, safety or health of humans or other organisms, including the manufacture, distribution in commerce, and use or Release of Hazardous Materials.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                  "ERISA Affiliate" means any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with any Obligor or Obligor Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA, or a member of the same affiliated service group within the meaning of Section 414(m) of the Code.

                  "ERISA Event" means (a) with respect to a Single Employer Plan, a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" with respect to which notice to the PBGC has been waived under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA, (b) the withdrawal of any Obligor, Obligor Subsidiary or ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Obligor, Obligor Subsidiary or ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (c) providing notice of intent to terminate a Single Employer Plan pursuant to Section 4041(c) of ERISA or the treatment of a Single Employer Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (e) a complete or partial withdrawal by any Obligor, Obligor Subsidiary or ERISA Affiliate from a Multiemployer Plan, (f) a failure by any Obligor, Obligor Subsidiary or ERISA Affiliate to make required contributions to a Plan, (g) the adoption of an amendment to a Single Employer Plan which would require security to be given to the Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor, Obligor Subsidiary or ERISA Affiliate, (i) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Single Employer Plan, (j) the imposition of a lien upon any Obligor, Obligor Subsidiary or ERISA Affiliate pursuant to Section 412 of the Code or Section 302 of ERISA, (k) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, or (l) any Obligor, Obligor Subsidiary or ERISA Affiliate engages in a nonexempt prohibited transaction or otherwise becomes liable with respect to a nonexempt prohibited transaction [that could reasonably be expected to have a Material Adverse Effect.]

                  "Event of Default" has the meaning specified in Article Five of this Indenture.

                  "Excess Cash Flow" means, for any period, (i) the sum of (A) the Consolidated Net Income of PCI, the Company and their respective consolidated Subsidiaries for such period, and (B) all depreciation, amortization and other non-cash charges of PCI, the Company and their respective consolidated Subsidiaries for such period to the extent included in the computation of such Consolidated Net Income, minus (ii) the sum of (without duplication) (A) scheduled and mandatory cash principal payments on any Indebtedness made by PCI, the Company or any of their respective Subsidiaries during such period to the extent such other Indebtedness is permitted herein and such payments are permitted herein to be made, (B) Capital Expenditures made by PCI, the Company or any of their respective Subsidiaries during such period to the extent permitted herein, (C) cash reorganization expenses, restructuring fees and charges actually paid in such period relating to the reorganization and restructuring of the Debtors (as such term is defined in the Plan of Reorganization) in connection with the Chapter 11 Cases only to the extent such expenses, fees and charges are deducted from the determination of such Consolidated Net Income, (D) any cash installment required to be paid to the holder of New Other Secured Notes and Claims, and (E) all extraordinary cash gains or cash income received (including as a result of transactions excluded from the definition of Asset Sales), but only to the extent excluded from the determination of such Consolidated Net Income as a result of clause (v) of the definition of Consolidated Net Income, plus or minus, as the case may be, (iii) cash changes in the Working Capital of PCI, the Company and their respective Subsidiaries during such period (in either case, without duplication of adjustments made in respect of such Working Capital pursuant to clause (i) or
(ii) of this definition of Excess Cash Flow).

                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Excluded Holder" is defined in Section 1029(a) hereof.

                  "Existing Indebtedness" means all Indebtedness (other than the Securities outstanding) of the Obligors existing as of the Effective Plan Date after giving effect to the Plan of Reorganization and listed on Item 1008(ii) ("Existing Indebtedness") of the Disclosure Schedule.

                  "Exit Facility" means the Credit Agreement, dated as of [o], 2001, between [o], as Company, and [o], as lender, administrative agent and collateral agent thereunder, as may be amended, supplemented, amended and restated or otherwise modified from time to time, and all agreements and instruments related thereto and contemplated thereby (including any security agreement entered in connection therewith), as each such agreement or instrument may be amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by a majority of the members of the Boards of Directors of PCI and the Company and a majority of the disinterested members of the Boards of Directors of PCI and the Company, if any, acting in good faith, and will be evidenced by a duly and properly adopted resolution of such Boards of Directors.

                  "Final Order" has the meaning given to it in the Plan of Reorganization.

                  "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

                  "Fiscal Year" means, with respect to any Obligor, any period of twelve consecutive months ending on December 31; references to a Fiscal Year with a numbering corresponding to any calendar year refer to the fiscal year ending on the 31st of December during such calendar year.

                  "Funding Guarantor" is defined in Section 1310 hereof.

                  "Funding Losses" means any loss or expense incurred or suffered by any Holder (including any loss or expense incurred by reason of liquidation or reemployment of deposits or other funds required by such Holder in respect of the amounts owed to it under the Securities) as a result of any redemption (optional or mandatory) of any Security of such Holder on a date other than an Interest Payment Date.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

                  "Global Security" means a security that evidences all of the Securities and bears the legend set forth in Section 202.

                  "Guaranties" means each Guaranty taken together with each other Guaranty.

                  "Guarantor" means, collectively, Pioneer Companies, Inc., a Delaware corporation, Imperial West Chemical Co., a Nevada corporation, Kemwater North America Co., a Delaware corporation, PCI Chemicals Canada Company, an unlimited liability company organized and existing under the laws of Nova Scotia, Canada, Pioneer (East), Inc., a Delaware corporation, and KWT, Inc., a Delaware corporation, and each other guarantor of the Company that becomes a guarantor pursuant to this Indenture, and "Guarantor" shall mean any one of such guarantors.

                  "Guaranty" means the guaranty by any Guarantor of the Company's Indenture Obligations pursuant to a guaranty given in accordance with this Indenture, including, without limitation, the Guaranties by the Guarantors included in Article Thirteen of this Indenture and any Guaranty delivered pursuant to Section 1316 hereof.

                  "Guaranteed Obligations" is defined in Section 1301 hereof.

                  "Hazardous Materials" means all pollutants, contaminants, hazardous substances, hazardous chemicals, hazardous wastes, hazardous materials, residual hazardous materials, medical and biochemical wastes, special wastes, toxic substances, petroleum (including crude oil) and petroleum-derived substances, wastes and additives, asbestos, polychlorinated biphenyls, ozone-depleting substances, methane, radioactive materials (including source, special nuclear and by-product materials as defined by 42 U.S.C. Section 2011 et seq. (whether or not 42 U.S.C. Section 2011 et seq. would apply in respect of any Obligor incorporated or organized outside of the United States)) and all other compounds, elements, materials and substances in any form or condition (including products) regulated, restricted or addressed by or under Environmental Laws.

                  "Hedging Obligations" means the obligations of any Person or entity pursuant to any swap or cap agreement, exchange agreement, collar agreement, option, futures or forward hedging contract, derivative instrument or other similar agreement or any arrangement designed to protect such Person or entity against fluctuations in interest rates or foreign exchange rates or the price of raw materials and other chemical products used or produced in the Company's business or the business of any other Obligor, as the case may be.

                  "Holder" means a Person in whose name a Security is registered in the Security Register.

                  "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Indenture, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

                  "incur" has the meaning given to it in Section 1008 hereof; provided that (i) with respect to any Indebtedness of any Subsidiary of PCI or the Company that is owing to PCI or the Company, or another such Subsidiary, any disposition, pledge or transfer of such Indebtedness to any Person (other than PCI or the Company or a Wholly-Owned Subsidiary of PCI or the Company) shall be deemed to be an incurrence of such Indebtedness and, (ii) with respect to any Indebtedness of PCI or the Company or a Subsidiary of the Company or PCI that is owing to another such Subsidiary, any transaction pursuant to which a Wholly-Owned Subsidiary to which such Indebtedness is owing ceases to be a Wholly-Owned Subsidiary shall be deemed to be an incurrence of such Indebtedness; and provided, further that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary of PCI or the Company shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The term "incurrence" has a corresponding meaning.

                  "Indebtedness" of any Person means, without duplication, all liabilities with respect to: (i) indebtedness for money borrowed or the deferred purchase price of property or services or which is evidenced by a bond, debenture, note or other similar instrument or agreement, but excluding trade credit evidenced by any such instrument or agreement incurred in the ordinary course of business and payable on usual and customary terms, or Indebtedness of any partnership of which such Person is a partner; (ii) reimbursement obligations, letters of credit and bankers' acceptances; (iii) indebtedness with respect to Hedging Obligations; (iv) Capitalized Lease Obligations; (v) indebtedness, secured or unsecured, created or arising in connection with the acquisition or improvement of any property or asset or the acquisition of any business; (vi) all indebtedness secured by or for which the obligee has an existing right, contingent or otherwise, to be secured by any Lien upon property owned by such Person and all indebtedness secured in the manner specified in this clause even if such Person has not assumed or become liable for the payment thereof; (vii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or otherwise representing the deferred and unpaid balance of the purchase price of any such property, including all indebtedness created or arising in the manner specified in this clause even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (viii) guaranties, direct or indirect, of any Indebtedness of other Persons referred to in clauses
(i) through (vii) above, or of
dividends or leases, taxes or other obligations of other Persons, excluding any guaranty arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (ix) contingent obligations in respect of, or to purchase or otherwise acquire or be responsible or liable for, through the purchase of products or services, irrespective of whether such products are delivered or such services are rendered, or otherwise, any such indebtedness referred to in clauses (i) through (vii) above; (x) any obligation, contingent or otherwise, arising under any surety, performance or maintenance bond; and
(xi) all preferred stock or other redeemable stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. As used herein, Indebtedness with respect to any Hedging Obligation means, with respect to any specified Person on any date, the net amount (if any) that would be payable by such specified Person upon the liquidation, close-out or early termination on such date of such Hedging Obligation. For purposes of the foregoing, any settlement amount payable upon the liquidation, close-out or early termination of a Hedging Obligation shall be calculated by PCI and the Company in good faith and in a commercially reasonable manner on the basis that such liquidation, close-out or early termination results from an event of default or other similar event with respect to such specified Person. Any reference in this definition to indebtedness shall be deemed to include any renewals, extensions and refundings of any such indebtedness or any indebtedness issued in exchange for such indebtedness.

                  "Indenture" means, on any date, this Indenture (including each Guaranty, the Disclosure Schedule, each other schedule hereto and all exhibits) as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

                  "Indenture Documents" means this Indenture, the Securities, the Guaranties, the Common Security and Intercreditor Agreement, each Mortgage (upon execution and delivery thereof), the other Security Documents and each other agreement, document or instrument delivered in connection herewith and therewith, whether or not specifically mentioned herein or therein each as amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Indenture Obligations" means the obligations (monetary or otherwise) of the Company and each other Obligor and their respective Obligor Subsidiaries under this Indenture, the Securities and the other Indenture Documents, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture (including, without limitation, all sums due to the Trustee pursuant to Section 606 hereof), the Securities and the other Indenture Documents, and the performance of all other obligations to the Trustee and the Holders under this Indenture, the Securities and the other Indenture Documents, according to the terms hereof and thereof.

                  "Indenture Obligor" means the Company, as issuer of the Securities, each of the Guarantors and each other obligor under this Indenture, excluding the Trustee.

                  "Independent Director" means, in relation to any Person, a director other than a director (i) who (apart from being a director of the Person or any of its Subsidiaries) is an employee, insider, associate or Affiliate of the Person or any of its Subsidiaries or has held any such position during the previous year, or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

                  "Insurance Proceeds" has the meaning given to it in the Common Security and Intercreditor Agreement.

                  "Intercreditor Collateral Account" means the Collateral Account as defined in the Common Security and Intercreditor Agreement.

                  "Interest Accrual Period" means, with respect to any Interest Payment Date, the period commencing on the prior Interest Payment Date (or the Closing Date in the case of the first Interest Payment Date) and ending on the calendar day preceding such Interest Payment Date.

                  "Interest Determination Date" means, with respect to each Interest Accrual Period, the second London Business Day preceding the first day of such Interest Accrual Period (or in the case of the [March 1, 2002] Interest Payment Date, the second London Business Day preceding the Closing Date).

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                  "Investment" means any direct or indirect advance, loan, other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to purchase or acquire Capital Stock, bonds, notes, debentures or other securities of, or purchase or acquire all, or a substantial part, of the business, Capital Stock or other evidence of beneficial ownership of, or any other investment in or guaranty of any Indebtedness of, any Person or any other item that would be classified as an investment on a balance sheet prepared in accordance with GAAP. Investments do not include advances to customers and suppliers in the ordinary course of business on commercially reasonable terms. If any Obligor or any Obligor Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of any Obligor or Obligor Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer such a Subsidiary of the Obligor or Obligor Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

                  "judgment currency" is defined in Section 1005 hereof.

                  "LIBOR" means the London interbank offered rate determined on each Interest Determination Date by the Trustee for the next Interest Accrual Period as follows:

         first: on the basis of offered rates for three-month United States dollar deposits, as this rate appears on Telerate Screen Page 3750, as of 11:00 a.m. London time;

         second: if the rate does not appear on Telerate Screen Page 3750 as of 11:00 a.m. London time, LIBOR shall be the arithmetic mean of the offered quotations of two or more Reference Banks, rounded to the nearest whole multiple of 1/16%; and

         third: if on the Interest Determination Date fewer than two Reference Banks provide offered quotations, LIBOR for the Interest Accrual Period shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

                  "London Business Day" means any Business Day on which dealings in U.S. dollar deposits are transacted in the London interbank Eurodollar market.

                  "Lien" means any mortgage, pledge, lien, security interest, hypothec, prior claim, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

                  "Liquidity" on any day, means the aggregate dollar amount of cash held by or on behalf of the Obligors and the Obligor Subsidiaries taken as a whole plus the aggregate principal amount of revolving credit loans or other facilities that may be borrowed on such day by the Company and by PCI Chemicals Canada Company (taken together) under the Exit Facility.

                  "Liquidity Quarterly Prepayment" means, for any mandatory Redemption Date in respect of Section 1101(c)(ii) an amount in dollars equal to a percentage of Excess Cash Flow for the Calendar Quarter immediately preceding such mandatory Redemption Date multiplied by such Excess Cash Flow for such Calendar Quarter, which percentage shall be determined by reference to the Average Liquidity during such Calendar Quarter (the "Calendar Quarter Average Liquidity") and the Average Liquidity during the 45 day period immediately following the end of such Calendar Quarter (the "Forty Five Day Average Liquidity") as follows:

                                     CALENDAR QUARTER AVERAGE LIQUIDITY
                                     ($ MILLIONS)

                                       15 or greater     20 or greater
                                     and less than 20  and less than 25    25 or greater
                                     ----------------- ------------------ -----------------

FORTY FIVE DAY
AVERAGE LIQUIDITY
($ MILLIONS)

10 or greater and less
than 15                                    10%                10%               10%

15 or greater and less
than 20                                    35%                60%               90%

20 or greater and less
than 25                                    45%                60%               90%

25 or greater                              50%                60%               90%

                                     ------------------------------------------------------

                                     PERCENTAGE OF EXCESS CASH FLOW ($) TO BE
                                     APPLIED TO MANDATORY REDEMPTION PURSUANT TO
                                     SECTION 1101(c)(ii).

                                     ------------------------------------------------------


                  No such Liquidity Quarterly Payment shall be payable pursuant to Section 1101 if the corresponding Forty Five Day Average Liquidity is less than $[10,000,000] or if the corresponding Calendar Quarter Average Liquidity is less than [$15,000,000].

                  For the avoidance of doubt, and for the purposes only of illustrating the operation of the above table, the following is a worked example of the use of the table in determining the Liquidity Quarterly Prepayment for a given period. If the Forty Five Day Average Liquidity immediately succeeding a Calendar Quarter is $16,000,000 (which figure can be located on the above table in the second row of the column marked "Forty Five Day Average Liquidity") and the Calendar Quarter Average Liquidity for such Calendar Quarter is $21,000,000 (which figure can be located on the above table in the second column from the right in the box marked "Calendar Quarter Average Liquidity"), then the dollar amount of the Liquidity Quarterly Prepayment shall be 60% of the Excess Cash Flow for the preceding Calendar Quarter (which percentage can be located at the intersection of the row and the column identified above).

                  "Material Adverse Effect" means (i) any material adverse effect on the business, assets, debt service capacity, liabilities (including environmental liabilities), financial condition, operations or prospects of the Obligors and the Obligor Subsidiaries, taken as a whole, (ii) any material adverse effect upon the ability of the Company or any other Obligor to timely perform its respective material obligations under the Indenture Documents, the New Tranche B Notes Indenture (and each of the guaranties thereunder), the New Tranche B Notes or the Registration Rights Agreement, or (iii) any impairment of the legality, validity or enforceability of this Indenture, any other Indenture Document, the New Tranche B Notes Indenture (and each of the guaranties thereunder), the New Tranche B Notes or the Registration Rights Agreement, or any material impairment of the rights, remedies or benefits available, as the case may be, to the Trustee, the Collateral Agent or the Holders under this Indenture, or under any other Indenture Document, to the Collateral Agent, the New Tranche B Notes Indenture Trustee or the New Tranche B Notes Holders under the Security Documents, the New Tranche B Notes Indenture (and each of the guaranties thereunder), the New Tranche B Notes or the Registration Rights Agreement.

                  "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity or on a Redemption Date or otherwise, and whether by declaration of acceleration, Change of Control, call for redemption or otherwise.

                  "MEIP" means an equity incentive plan which shall become effective on the Effective Plan Date or as soon as reasonably practicable thereafter, substantially in the form contained in the Plan Supplement (as such term is defined in the Plan of Reorganization).

                  "Minimum Quarterly Prepayment" means, in respect of each Calendar Quarter, the principal amount set forth in the table immediately below determined by reference to the Company's EBITDA for such Calendar Quarter as follows:


COMPANY'S EBITDA FOR CALENDAR QUARTER                                     PRINCIPAL AMOUNT
------------------------------------------------                         -----------------
less than $20,000,000                                                            $0

$20,000,000 or greater but less than $25,000,000                             $2,500,000

$25,000,000 or greater but less than $30,000,000                             $5,000,000

$30,000,000 or greater                                                       $7,500,000

                  "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

                  "Mortgage" means each mortgage, deed of trust, or similar security instrument, substantially in the form of Exhibit A attached to this Indenture, which from time to time affects any property (including real property or immovable property situated in the United States or in any Canadian province) that secures PCI's, the Company's or any other Obligor's obligations under this Indenture (including the Guaranties), the Securities, the New Tranche B Notes Indenture (including the guaranties thereunder), the New Tranche B Notes and each other Indenture Document, as such instruments may be amended, supplemented or otherwise modified from time to time.

                  "Mortgaged Property" has the meaning given to it in the Common Security and Intercreditor Agreement.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Obligor, Obligor Subsidiary or ERISA Affiliate is making or accruing an obligation to make contributions, or with respect to which it has any liability.

                  "Multiple Employer Plan" means a Single Employer Plan in respect of which any Obligor, Obligor Subsidiary or ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated under Section 4041(c) or 4042 of the Code.

                  "Net Award" has the meaning given to it in the Common Security and Intercreditor Agreement.

                  "Net Income" means, for any period for any Person, the net income of such Person determined in accordance with GAAP.

                  ["Net Offering Proceeds" means the aggregate cash proceeds of a Qualified Equity Offering, or of one or more such Qualified Equity Offerings together, net of the direct, reasonable and customary costs (such as reasonable legal, accounting and underwriting discounts/sales commissions) relating to such Qualified Equity Offering, or one or more such Qualified Equity Offerings together.]

                  "Net Proceeds" means the aggregate cash proceeds received by any Obligor or any Obligor Subsidiary in respect of any Asset Sale (including any non-cash consideration received by any Obligor or any Obligor Subsidiary from any Asset Sale that is converted into or sold or otherwise disposed of for cash within 45 days after the relevant Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, reasonable legal, accounting and investment banking fees and sales commissions), (ii) any taxes paid or payable as a result thereof, (iii) all amounts required to be applied to the repayment of, or representing the amount of permanent reductions in the commitments relating to, Indebtedness (other than the Securities) secured by a Lien on the asset or assets the subject of such Asset Sale which Lien is permitted pursuant hereto, and (iv) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP.

                  "New Common Stock" means the common stock of PCI authorized by and issued pursuant to the Plan of Reorganization.

                  "New Debt" means the New Tranche B Notes and the Securities.

                  "New Other Secured Notes" has the meaning given it in the Plan of Reorganization.

                  "New Other Secured Notes And Claims" means the Allowed Other Secured Claims reinstated pursuant to the Bankruptcy Code and Plan of Reorganization and the New Other Secured Notes.

                  "New Tranche B Notes" means indebtedness of PCI Chemicals Canada Company in an aggregate principal amount of $150,000,000 as evidenced by the notes issued by PCI Chemicals Canada Company pursuant to the New Tranche B Notes Indenture.

                  "New Tranche B Notes Indenture" means the indenture, dated as of [o], 2001, by and among PCI Chemicals Canada Company, as issuer, the guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as indenture trustee, pursuant to which the New Tranche B Notes are issued, as may be amended, supplemented, amended and restated, or otherwise modified from time to time.

                  "New Tranche B Notes Holder" means the holders of the New Tranche B Notes.

                  "New Tranche B Notes Indenture Trustee" means Wells Fargo Bank Minnesota, National Association, as the indenture trustee under the New Tranche B Notes Indenture, including each other Person as shall have subsequently been appointed as the successor indenture trustee pursuant to the New Tranche B Notes Indenture.

                  "Obligor" means the Company, each of the Guarantors and any Person (other than the New Tranche B Notes Indenture Trustee, the Collateral Agent, the Trustee, any New Tranche B Notes Holder or any Holder) obligated under any Indenture Document.

                  "Obligor Subsidiary" means, in respect of an Obligor or an Indenture Obligor, any Subsidiary of such Obligor or Indenture Obligor, as the case may be.

                  "Occupational Safety and Health Laws" means all national, federal, state, provincial, regional, municipal or local statutes, laws, ordinances, codes, rules, regulations, by-laws, policies, guidelines, directives, judgments, orders or decrees regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

                   "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the relevant Obligor or Obligor Subsidiary, as the case may be, and delivered to the Trustee.

                  "Old Debt" means indebtedness under (i) those certain $175,000,000 9.25% Senior Secured Guaranteed Notes due October 2007 issued by PCI Chemicals Canada Inc. pursuant to that certain Indenture, dated as of October 30, 1997, among PCI Chemicals Canada Inc., the Guarantors (as such term is defined therein) and the United States Trust Company of New York ("USTC"), in its capacity as trustee and as collateral agent, (ii) that certain Term Loan Agreement, dated as of October 30, 1997, among Pioneer Corporation of America, the Lenders (as such term is defined therein), certain other parties and BNY Asset Solutions LLC, in its capacity as administrative agent, (iii) those certain $200,000,000 9.25% Senior Secured Guaranteed Notes due June 2007 issued by Pioneer Corporation of America pursuant to that certain Indenture, dated as of June 17, 1997 among Pioneer Corporation of America, the Guarantors (as such term is defined therein) and USTC, in its capacity as trustee, and (iv) that certain Term Loan Agreement, dated as of June 17, 1997, among Pioneer Corporation of America, the Lenders (as such term is defined therein), certain other parties and BNY Asset Solutions LLC, in its capacity as administrative agent.

                  "Opinion of Counsel" means a written opinion of counsel in form and substance satisfactory to the Trustee, who shall be counsel for the relevant Obligor or Obligor Subsidiary, as the case may be, and who shall be reasonably acceptable to the Trustee.

                  "Opinion of Independent Counsel" means a written opinion of counsel in form and substance satisfactory to the Trustee issued by someone who is not an employee or consultant of the relevant Obligor or Obligor Subsidiary, as the case may be, and who shall be reasonably acceptable to the Trustee.

                  "Organizational Documents" means, in respect of any Obligor or other Person, its certificate of incorporation and its by-laws (or equivalent constitutive documents) and all shareholder agreements, voting trusts and similar arrangements to which such Obligor or other Person is a party applicable to any of authorized shares, or other units or forms, of its Capital Stock.

                  "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (c) Securities, except to the extent provided in Sections 402 and 403 hereof, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

                  (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other Obligor upon the Securities or any Affiliate of the Company, any Guarantor, or such other Obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any guarantor or any other Obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other Obligor.

                  "Paying Agent" means any person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "PCI" means Pioneer Companies, Inc., a Delaware corporation, in its capacities as the parent of the Company and a Guarantor.

                  "Permitted Investments" means (i) any Eligible Investment,
(ii) any Investment in the Company or any other Obligor, (iii) Investments in existence on the date hereof and listed on Item 1006 ("Existing Investments") of the Disclosure Schedule hereto, (iv) Indebtedness permitted pursuant to clause
(vi) of Section 1008 herein, (v) other investments by any Obligor after the date hereof in joint ventures, corporations, limited liability companies, partnerships or Obligor Subsidiaries engaged in a Related Business that do not at any one time outstanding exceed $5,000,000, (vi) promissory notes and other non-cash consideration received by the Obligors or the Obligor

Subsidiaries in connection with Asset Sales permitted hereunder, (vii) Investments by PCI or the Company in Hedging Obligations permitted hereunder,
(viii) investments (including debt obligations and Capital Stock) received by the Company or its Subsidiaries in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with customers and suppliers arising in the ordinary course of business, in each case of the Company or its Subsidiaries,
(ix) other Investments (including loans and advances to officers or employees of the Company or its Subsidiaries) in an aggregate amount not to exceed $250,000 at any one time outstanding).

                  "Permitted Issuance" means (i) the issuance by PCI of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of PCI or pursuant to any dividend reinvestment plan, (ii) the issuance by PCI of options or other equity securities of PCI to outside directors, members of management or employees of PCI or any Subsidiary of PCI, [(iii) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities in accordance with the terms permitted hereunder and under the other Indenture Documents,] (iv) the issuance to PCI or any of its Subsidiaries (or any director, with respect to such director's qualifying shares) by any of PCI's Subsidiaries of any of their respective Capital Stock, in each case with respect to this clause (iv) to the extent such Capital Stock issued to PCI or such Subsidiary is pledged to the Collateral Agent pursuant to the applicable Indenture Document, [(v) the issuance by PCI of shares of its Capital Stock in connection with an acquisition permitted under this Indenture,]
(vi) cash payments made in lieu of fractional shares of PCI's Capital Stock in connection with an acquisition referred to in clause (v) above in an aggregate amount not to exceed $250,000 during the term of this Indenture, and (vi) the issuance by PCI of additional shares of Capital Stock of PCI to infuse additional capital into PCI and its Subsidiaries in an aggregate amount not to exceed $5,000,000 during the term of this Indenture.

                  "Permitted Liens" means as of any particular time, any one or more of the following:

                  (i) Liens for taxes, rates and assessments not yet past due or, if past due, the validity of which is being contested in good faith by the Obligors and the Obligor Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which such Obligors and Obligor Subsidiaries have established appropriate reserves in accordance with GAAP;

                  (ii) the Lien of any judgment rendered for an amount and for a period not resulting in an Event of Default which is being contested in good faith by the Obligors and the Obligor Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Obligors and the Obligor Subsidiaries have established appropriate reserves in accordance with GAAP and which does not have a Material Adverse Effect;

                  (iii) other than in connection with Indebtedness, any Lien (other than any Lien imposed by ERISA) arising in the ordinary course of business (a) to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of any Obligor or Obligor Subsidiary, or to secure surety or appeal bonds to which any Obligor or Obligor Subsidiary is a party,
         (b) imposed by law dealing with materialmen's, mechanics', workmen's, repairmen's, warehousemen's, landlords', vendors' or carriers' Liens created by law, or deposits or pledges which are not yet due or, if due, the validity of which is being contested in good faith by the Obligors and the Obligor Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Obligors and the Obligor Subsidiaries have established appropriate reserves in accordance with GAAP, and (c) rights of financial institutions to setoff and chargeback arising by operation of law;

                  (iv) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges, minor title defects and irregularities which shall not in the aggregate materially adversely impair the use of the subject property by any Obligor or Obligor Subsidiary;

                  (v) zoning and building by-laws and ordinances, municipal by-laws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by any Obligor or any Obligor Subsidiary as such property is used as of the date hereof;

                  (vi) liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods by the Company or its Subsidiaries;

                  (vii) deposits to secure statutory obligations in the form of excise taxes;

                  (viii) liens arising from precautionary UCC financing statement filings in respect of operating leases or consignment arrangements entered into by the Company or its Subsidiaries with a supplier of goods in the ordinary course of business, which liens are customarily filed as precautionary liens by such supplier of goods in the ordinary course of its business; and

                  (ix) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (i) through (viii) of this definition or the Indebtedness secured thereby; provided that (a) such extension, renewal, substitution or replacement Lien is limited to that portion of the property or assets, now owned or hereafter acquired, that secured the Lien prior to such extension, renewal, substitution or replacement Lien and (b) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased.

                  "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Physical Securities" means permanent certificated Securities in registered form in substantially the form set forth in Article Two.

                  "Pioneer Companies" is defined in the preamble of this Indenture.

                  "Plan" means any Single Employer Plan or Multiemployer Plan.

                  "Plan of Reorganization" means the Debtor's Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated September 21, 2001, filed with the United States Bankruptcy Court, Southern District of Texas, Houston Division, Case No. 01-38259-H3-11, on behalf of Pioneer Companies, Inc., Pioneer Corporation of America, Imperial West Chemical Co., Kemwater North America Co., PCI Chemicals Canada Inc./PCI Chimie Canada Inc., Pioneer Americas, Inc., Pioneer (East), Inc., Pioneer Water Technologies, Inc., Pioneer Licensing, Inc., and KWT, Inc.

                  "Post Petition Interest" is defined in Section 1307 hereof.

                  "Power of Attorney" is defined in Section 1508 hereof.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

                  "Qualified Equity Offering" means an offer and sale of common stock (which is Capital Stock) of PCI made on a primary basis by PCI pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of any Obligor), or an offer and sale of common stock (which is Capital Stock) of PCI which may be made pursuant to an exemption from registration under the Securities Act, in each case, only to the extent permitted pursuant to clause (vii) of the definition of "Permitted Issuance."

                  "Quebec Mortgage and Security Agreement" means a deed of hypothec executed by an authorized representative of the Company in respect of Collateral located in Quebec, as amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Redemption Date", when used with respect to any Security to be redeemed pursuant to any provision in this Indenture, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Reference Banks" means leading banks engaged in transactions in Eurodollar deposits with an established place of business in London, England and which have been designated by the Trustee.

                  "Refinancing" is defined in Section 1008 hereof.

                  "Refinancing Indebtedness" is defined in Section 1008 hereof.

                  "Registration Rights Agreement" has the meaning given to it in the Plan of Reorganization.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means each [February 15, May 15, August 15 and November 15] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Related Business" means the manufacture or distribution of chlorine, caustic soda, bleach, hydrochloric acid, and other chlorides and aluminum sulfate, and in lines of business reasonably related thereto.

                  "Release" means any release, discharge, deposit, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

                  "Reserve Interest Rate" means, with respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either the arithmetic mean, rounded to the nearest whole multiple of 1/16%, of the three-month U.S. dollar lending rates which leading New York City banks selected by the Trustee are quoting on the Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee cannot determine the arithmetic mean, the lowest three-month U.S. dollar lending rate which such New York City banks selected by the Indenture Trustee are quoting on the Interest Determination Date to leading European banks.

                  "Restoration" has the meaning given to it in the Common Security and Intercreditor Agreement.

                  "Restricted Payment" is defined in Section 1006 hereof.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc. or any successor rating agency.

                   "Sale and Leaseback Transaction" with, respect to any Person, means any arrangement with another Person for the leasing of any real or tangible personal property, which property has been or is to be sold or transferred or initially leased by such Person to such other Person in contemplation of such leasing (including a lease and leaseback transaction).

                  "Securities" means any of the securities, as defined in the fifth paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

                  "Securities Act" means the United States Securities Act of 1933, as amended from time to time.

                  "Security Agreement Supplement" has the meaning given to it in the Common Security and Intercreditor Agreement.

                  "Security Documents" means (i) each Mortgage, (ii) the Common Security and Intercreditor Agreement, (iii) the Canadian Security Agreements, and (iv) all security agreements, mortgages, deeds of trust, pledges, collateral assignments, UCC filings, financing statements and registrations or any other instrument evidencing or creating any security interest in favor of the Collateral Agent in all or any portion of the Collateral, in each case as amended, supplemented, amended or restated or otherwise modified from time to time.

                  "Security Register" has the meaning specified in Section 305 hereof.

                  "Security Registrar" has the meaning specified in Section 305 hereof.

                  "Senior Indebtedness" means [o].

                  "Single Employer Plan" means a single-employer plan, as defined in Section 4001(a)(15) of ERISA, which any Obligor, Obligor Subsidiary or ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which any Obligor, Obligor Subsidiary or ERISA Affiliate has any liability.

                  "Special Record Date", for the payment of any Defaulted Interest, means a date fixed by the Trustee pursuant to Section 309 hereof.

                  "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of any Obligor or Obligor Subsidiary as to which the payment of principal of, premium, if any, interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Securities (including the Guaranties) to at least the following extent: (i) no payments of principal of, premium, if any, or interest on, or otherwise due in respect of, such Indebtedness may be permitted for so long as any default in the payment of principal of, premium, if any, or interest on the Securities exists; (ii) in the event that any other Default that with the passing of time or the giving of notice, or both, would constitute an Event of Default exists with respect to the Securities, upon notice by Holders of 25% or more of the aggregate principal amount of the Securities to the

Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of, premium, if any, or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice; and (iii) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by such Obligor or Obligor Subsidiary (including any redemption, retirement or repurchase which is contingent upon events of circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the Securities, or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by such Obligor or Obligor Subsidiary) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the Securities.

                  "Subordinated Obligations" is defined in Section 1307 hereof.

                  "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, under ordinary circumstances, is at the time owned, directly or indirectly, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries or (ii) any other Person of which at least a majority of voting interest, under ordinary circumstances, is at the time owned, directly or indirectly, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries, whether or not such corporation or other Person is incorporated or organized in or under the laws of the United States of America or any state thereof.

                  "Taxes" is defined in Section 1029 hereof.

                  "Telerate Screen Page 3750" means the display designated on page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

                  "Tranche B Documents" means collectively, the New Tranche B Notes Indenture (including the guaranties thereunder), the New Tranche B Notes, the Common Security and Intercreditor Agreement, each Mortgage (upon execution and delivery thereof), the other Security Documents and each other agreement, document or instrument delivered in connection therewith, whether or not specifically mentioned herein or therein, each as amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Transaction Documents" means the various documents, instruments and agreements, implementing the Plan of Reorganization other than the Indenture Documents (except for the Security Documents which shall also be "Transaction Documents"), including the Tranche B Documents, the Amended PCI Certificate of Incorporation (as such term is defined in the Plan of Reorganization), the Amended PCI Bylaws (as such term is defined in the Plan of Reorganization), the amended by-laws and certificates of incorporation of each of the Subsidiaries of PCI and of the Company, the Exit Facility, the MEIP, the New Common Stock, the New Other Secured Notes and Claims, the Registration Rights Agreement, the documents relating to the Canadian Corporate Reorganization and all other agreements, documents, instruments, certificates, filings, consents, approvals, Board of Directors resolutions and opinions executed, delivered or furnished pursuant to or in connection with the implementation of the Plan of Reorganization, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with their respective terms.

                  "Trust Indenture Act" means the United States Trust Indenture Act of 1939, as amended from time to time.

                  "Trust Moneys" means all cash or Eligible Investments received by the Collateral Agent, (i) in exchange for the release of property from the Lien of any of the Security Documents, including the Collateral Proceeds or (ii) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of including any Net Award, or
(iii) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Collateral Agent for any loss, liability or expense incurred by it) including any Insurance Proceeds, or
(iv) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise, or (v) for application under this Indenture as provided in this Indenture or any Security Document, or whose disposition is not otherwise specifically provided for in this Indenture or in any Security Document, as the case may be.

                  "Trustee" means the Person named as the "trustee" in the preamble of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Trustee" shall mean such successor trustee.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  "Unfunded Pension Liabilities" means the excess of current liability over the current value of assets as calculated in the most recent actuarial valuation report with respect to a Single Employer Plan.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by, and acting as an agency or instrumentality of, the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof.

                  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than capital stock constituting directors' qualifying shares or interests held by directors or shares or interests required to be held by foreign nationals, to the extent mandated by applicable law) are owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

                  "Withdrawal Liability" has the meaning set forth under Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital" means, for any period, with respect to any Person, (i) its consolidated current assets (excluding cash and cash equivalents), minus (ii) its consolidated current liabilities (excluding current maturities in respect of its long term Indebtedness), determined in accordance with GAAP.

                  Section 102. [Intentionally omitted].

                  Section 103. Compliance Certificates and Opinions.

                  Upon any application or request by any Indenture Obligor to the Trustee to take any action under any provision of this Indenture, such Indenture Obligor shall furnish to the Trustee an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is reasonably necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  Section 104. Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of any Obligor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of any Obligor stating that the information with respect to such factual matters is in the possession of any Obligor, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the relevant Obligor or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Section 105. Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other Act (as such term is defined below) provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee if made in the manner provided in this Section. The fact and date of the execution by any Person of any such instrument or writing or the authority of the Person executing the same may also be proved in any other manner which the Trustee deems sufficient in accordance with such reasonable rules as the Trustee may determine.

                  (b) The ownership of Securities shall be evidenced by the Security Register.

                  (c) Any request, demand, authorization, direction, notice, consent, waiver or Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or any Indenture Obligor or its respective Obligor Subsidiary in reliance thereon, whether or not notation of such action is made upon such Security.

                  (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give, make or take such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding
Section 316(c) of the Trust Indenture Act, any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

                  Without limiting the generality of the foregoing, a Holder, including the Depositary that is a Holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in this Indenture to be made, given or taken by Holders and the Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interest in any such Global Security.

                  Notwithstanding the foregoing, upon receipt by the Trustee of
(i) any notice of default pursuant to Section 704(e), (ii) any declaration of acceleration, or any rescission and annulment of any such declaration pursuant to Section 502 or (iii) any direction given pursuant to Section 505 (any such notice, declaration, rescission and annulment, or direction being referred to herein as a "Direction"), a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders entitled to join in such Direction, which record date shall be the close of business on the day the Trustee receives such Direction. The Holders on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Direction whether or not such Holders remain Holders after such record date; provided that unless such Direction shall have become effective by virtue of Holders of a majority of the aggregate principal amount of the Securities then Outstanding (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such Direction shall automatically and without any action by any Person be cancelled and be of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a Direction contrary to, or different from, or, after the expiration of such period, identical to, a Direction that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

                  If such a record date is fixed (pursuant to the immediately preceding paragraph), such request, demand, authorization, direction, notice, consent, waiver or other Act may be made, given or taken before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                  (e) If at any time a request, demand, authorization, direction, notice, consent, waiver or other Act to be made, given or taken by the Holders is required pursuant to the terms of this Indenture, the Trustee shall solicit the direction of the Holders of such aggregate principal amount of the Securities then Outstanding as are specified in the applicable provisions of this Indenture and, if not so specified, the Holders of a majority of the aggregate principal amount of the Securities then Outstanding.

                  Section 106. Notices, etc., to Trustee, the Company and any Indenture Obligor or Obligor Subsidiary.

                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by any Indenture Obligor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class postage prepaid, telecopied, hand delivered, or delivered by recognized overnight courier, to the Trustee at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services; telecopy: [o], or at any other address previously furnished in writing to the Holders or any Indenture Obligor by the Trustee; or

                  (b) any Indenture Obligor, shall be sufficient for every purpose hereunder if in writing (including telecopy) and mailed, first-class postage prepaid, telecopied, hand delivered, or delivered by recognized overnight courier, to the Company addressed to it at c/o Pioneer Companies, Inc., 700 Louisiana Street, Suite 4300, Houston, Texas 77002, Attention: Kent R. Stephenson; telecopy: (713) 225-6475, or at any other address previously furnished by the Company in writing to the Trustee.

                  Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in the official language of the country of publication.

                  Section 107. Notice to Holders; Waiver.

                  Where this Indenture provides for notice to Holders of any event by the Indenture Obligors or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

                  Section 108. Conflict with Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                  Section 109. Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 110. Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company and each of the other Indenture Obligors shall bind their respective successors and assigns, whether so expressed or not.

                  Section 111. Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 112. Benefits of Indenture.

                  Nothing in this Indenture or in the Securities or the Guaranties, express or implied, shall give to any Person (other than the parties hereto, their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 113. Governing Law.

                  This Indenture, the Securities and the Guaranties shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Section 114. Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest, principal, or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

                  Section 115. Schedules and Exhibits.

                  All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

                  Section 116. Counterparts.

                  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 117. Communication by Holders with other Holders.

                  Holders may communicate pursuant to Section 312(b)of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. Each Indenture Obligor, the Trustee, the Security Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

                  Section 118. No Recourse against Others.

                  A director, officer, employee or stockholder (or other holder of an ownership interest), as such, of any Obligor or Obligor Subsidiary shall not have any liability for any obligations of the Company under the Securities or this Indenture, or for any obligation of any Guarantor under the Guaranties or this Indenture. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  Section 119. Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term "Trustee" (unless the context otherwise requires) shall be construed as extending to and including such Paying Agent within its meaning as fully, for all intents and purposes, as if such Paying Agent were named in addition to or in place of the Trustee; provided, however, that this Section 119 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                  ARTICLE TWO

                                 SECURITY FORMS

                  Section 201. Forms Generally.

                  The Securities, the Guaranties and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any Organizational Document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                  The Securities shall be initially issued in the form of one permanent Global Security, substantially in the form set forth in this Article Two. The Global Security shall be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                  Section 202. Legends.

                  Every Global Security authenticated and delivered hereunder shall bear the following legend on the face thereof:

                  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO PIONEER AMERICAS LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                  Section 203. Form of Face of Security.

                  The form of the face of the Securities shall be substantially as follows:

                              PIONEER AMERICAS LLC

                                   ----------

             SENIOR SECURED FLOATING RATE GUARANTEED NOTES DUE 2006

CUSIP No:
No.  __________                                                             $[o]

                  PIONEER AMERICAS LLC, a Delaware limited liability company (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [o] dollars ($[o]) on [o], 2006, at the office or agency of the Company referred to below. This Security shall bear interest at the rate of three-month LIBOR plus 3.50% per annum for each Interest Accrual Period on the unpaid principal amount of the Security until such principal amount is paid or duly made available for payment in accordance with such Indenture. Interest shall be paid on [March 1, 2002] and quarterly thereafter on each [June 1, September 1, December 1 and March 1] of each year. For each such Interest Payment Date, interest shall accrue beginning on the immediately preceding Interest Payment Date (or the Closing Date, in the case of the [March 1, 2002] Interest Payment Date) and ending on the calendar day immediately preceding such Interest Payment Date. If there shall occur an Event of Default as set forth in Section 501(1) of such Indenture, [if interest shall not be punctually paid or provided for] or if there shall occur any Event of Default which remains uncured for 10 days (without giving effect to any grace period therefor), this Security shall bear additional interest, to the extent such additional interest is permitted by law, at a rate per annum equal to that borne by this Security plus 2.00% for the period such Event of Default continues or such interest is not paid or provided for and such additional interest shall be payable as set forth in the Indenture.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be [February 15, May 15, August 15 and November 15] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any Defaulted Interest, to the extent lawfully payable, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of, premium, if any, and interest on this Security shall be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Security in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment
Date); provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register; provided, further, that if this Security is a Global Security, payment may be made pursuant to the rules and procedures of the Depositary as permitted in said Indenture. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Security is entitled to the benefits of Guaranties by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Such Guaranties shall be senior obligations of each Guarantor, and shall rank pari passu with all existing and future Senior Indebtedness of such Guarantor, and senior to all Subordinated Indebtedness of such Guarantor. Such Guaranties shall be secured by Collateral. Reference is hereby made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guaranties of each of the Guarantors.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

Dated:                                           PIONEER AMERICAS LLC

                                                 By
                                                   -----------------------------
Attest:
                                                               [SEAL]

----------------------------------------
              Secretary

                  Section 204. Form of Reverse of Securities.

                  The form of the reverse of the Securities shall be substantially as follows:

                  The Holder, by becoming holder of this Security, shall be bound by the terms and conditions of the Indenture.

                  The Holder agrees with the Trustee and the other Holders that it will not, without the prior consent of the Trustee and the other Holders, take or obtain any Lien on any property of the Company to secure the obligations of the Company hereunder, except for the benefit of the Collateral Agent or as may otherwise be required by law.

                  This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Secured Floating Rate Guaranteed Notes due 2006 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $[o], which may be issued under an indenture (the "Indenture") dated as of [o], 2001, among the Company, each Guarantor from time to time a party thereto, and Wells Fargo Bank Minnesota, National Association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities and the Guaranties are, and are to be, authenticated and delivered.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities, and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

                  The Securities shall be senior obligations of the Company, and shall rank pari passu with all existing and future Senior Indebtedness of the Company, and senior to all Subordinated Indebtedness of the Company.

                  The Company shall have the right, at any time and from time to time, to redeem the Outstanding Securities, in whole or in part, in cash, in amounts equal to $1,000,000 or any larger integral multiple of $1,000,000 or the aggregate principal amount of all of the Outstanding Securities, in each case at a price equal to 100% of the aggregate principal amount thereof together with accrued and unpaid interest, and premium (if any), to the Redemption Date in respect of such redemption.

                  Upon the occurrence of a Change of Control, the Company shall mandatorily redeem all of the Outstanding Securities as set forth in the Indenture.

                  The Company shall apply 100% of the aggregate amount of Net Proceeds from each and every Asset Sale (or the Collateral Proceeds in respect thereof shall be applied), subject to the provisions of the Indenture, the New Tranche B Notes Indenture and the Common Security and Intercreditor Agreement, to mandatorily redeem all of the Outstanding Securities (or if such Net Proceeds or Collateral Proceeds are not sufficient to redeem all of the Securities then Outstanding, then to mandatorily redeem the then Outstanding Securities on a pro rata basis) at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, and premium (if any), thereon to the Redemption Date in respect of such redemption.

                  [The Company shall apply Net Offering Proceeds of Qualified Equity Offerings in excess of $5,000,000 to mandatorily redeem all of the Outstanding Securities (or if such Net Offering Proceeds are not sufficient to redeem all of the Securities then Outstanding, then to mandatorily redeem the then Outstanding Securities on a pro rata basis) at a price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, and premium (if any), thereon to the Redemption Date in respect of such redemption.]

                  The Company shall mandatorily redeem all of the Outstanding Securities (or if the amounts referred to in (i) and (ii) below shall not be sufficient to redeem all of the then Outstanding Securities, then to mandatorily redeem such Outstanding Securities on a pro rata basis) as follows:

                       (i) within 45 days of the end of each Calendar Quarter in the Company's Fiscal Year 2001 and 2002, the Company shall redeem a principal amount of such Outstanding Securities in an amount equal to the Minimum Quarterly Prepayment for such Calendar Quarter, plus accrued and unpaid interest, and premium (if any), thereon to the Redemption Date in respect thereof; and

                       (ii) within 60 days of the end of each Calendar Quarter in each of the Company's Fiscal Years from and including Fiscal Year 2003 and up to and including Fiscal Year 2006, the Company shall redeem a principal amount of such Outstanding Securities in an amount equal to the greater of the Liquidity Quarterly Prepayment for such date and the Minimum Quarterly Prepayment for such Calendar Quarter, plus accrued and unpaid interest, and premium (if any), thereon to the Redemption Date in respect thereof.

                  If any redemption of any Securities shall be on any date that is other than an Interest Payment Date, in addition to the Redemption Price payable by the Company in respect of such redemption, the Company shall also pay to any Holder that incurs Funding Losses an amount equal to such Funding Losses as set forth in the Indenture.

                  In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities of record as of the close of business on the relevant record date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

                  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by any other method that the Trustee deems fair and appropriate.

                  In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments permitted only with the consent of all Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligors and the rights of the Holders under the Indenture or the other Indenture Documents at any time by the Obligors and the Trustee with the consent of the Holders of a majority of aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, (i) to waive compliance by the Obligors with certain provisions of the Indenture, the Guaranties or the other Indenture Documents, and (ii) to waive certain past Defaults under the Indenture and the Guaranties and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of any Indenture Obligor or any other obligor upon the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  The Securities may be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Securities but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  In order to secure the due and punctual payment of the principal of, premium, if any, or interest on the Securities when and as the same shall become due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest thereon (to the extent permitted by law), if any, on the Securities, and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, the Obligors have entered into the Security Documents with the Collateral Agent. The Securities shall be secured by Liens on and security interests in the Collateral subject to pari passu Liens and security interests and other permitted encumbrances as described further in the Security Documents.

                  Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents as the same may be amended from time to time pursuant to the respective provisions thereof and of the Indenture.

                  Each Holder acknowledges that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of the Security Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the Security Documents.

                  [This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitation in Section 305 thereof on transfer and exchanges of Global Securities.](1)


--------
(1)  Applicable only to a Global Security.

                  This Security and the Indenture shall be governed and construed in accordance with the laws of the State of New York.

                  All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                            [FORM OF TRANSFER NOTICE]

                  FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-----------------------------------------------------------------

-----------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

-----------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

-----------------------------------------------------------------
attorney to transfer said Security on the books of the Company with full power of substitution in the premises.





Date:
     ---------------------
                                    ---------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                  Section 205. Form of Trustee's Certificate of Authentication.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Senior Secured Floating Rate Guaranteed Notes due 2006 referred to in the within-mentioned Indenture.

                                            WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION
                                               as Trustee


                                            By
                                              ----------------------------------
                                               Authorized Signatory


                  Section 206. Form of Guaranty of Each of the Guarantors.

                  The form of Guaranty shall be set forth on the Securities substantially as follows:

                                   GUARANTIES

                  For value received, each of the undersigned hereby unconditionally guaranties, jointly and severally, to the Holder of this Security the payment of the principal of, premium, if any, or interest on this Security in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen of the Indenture. This Guaranty shall not become effective until the Trustee duly manually executes the certificate of authentication on this Security.

                                           PIONEER COMPANIES, INC.,



Attest                                     By
      ----------------------------           -----------------------------------
      Name:                                  Name:
      Title:                                 Title:

                                           IMPERIAL WEST CHEMICAL CO.,


Attest                                     By
      ----------------------------           -----------------------------------
      Name:                                  Name:
      Title:                                 Title:


                                           KEMWATER NORTH AMERICA CO.,



Attest                                     By
      ----------------------------           -----------------------------------
      Name:                                  Name:
      Title:                                 Title:

                                           PCI CHEMICALS CANADA COMPANY,


Attest                                     By
      ----------------------------           -----------------------------------
      Name:                                  Name:
      Title:                                 Title:


                                           PIONEER (EAST), INC.,


Attest                                     By
      ----------------------------           -----------------------------------
      Name:                                  Name:
      Title:                                 Title:


                                           PIONEER WATER TECHNOLOGIES, INC.,


Attest                                     By
      ----------------------------           -----------------------------------
      Name:                                  Name:
      Title:                                 Title:


                                           PIONEER LICENSING, INC.,


Attest                                     By
      ----------------------------           -----------------------------------
      Name:                                  Name:
      Title:                                 Title:

                                           KWT, INC.


Attest                                     By
      ----------------------------           -----------------------------------
      Name:                                  Name:
      Title:                                 Title:


                                 ARTICLE THREE

                                 THE SECURITIES

                  Section 301. Title and Terms.

                  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $[o] in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 303, 304, 305, 306, 308, 906 or 1108 hereof.

                  The Securities shall be known and designated as the "Senior Secured Floating Rate Guaranteed Notes due 2006" of the Company. The Stated Maturity of the principal amount of the Securities shall be [o], 2006. The Securities each shall bear interest at the rate of three-month LIBOR plus 3.50% per annum for each Interest Accrual Period on the unpaid principal amount thereof until such principal amount is paid or duly made available for payment in accordance with this Indenture. Interest shall be paid on [March 1, 2002] and quarterly thereafter on each [June 1, September 1, December 1 and March 1] of each year. For each such Interest Payment Date, interest shall accrue beginning on the immediately preceding Interest Payment Date (or the Closing Date, in the case of the [March 1, 2002] Interest Payment Date) and ending on the calendar day immediately preceding such Interest Payment Date. If there shall occur an Event of Default as set forth in Section 501(1) of the Indenture, [or interest shall not be punctually paid or provided for] or if there shall occur any Event of Default which remains uncured for 10 days (without giving effect to any grace period therefor), the Securities shall each bear additional interest, to the extent such additional interest is permitted by law, at a rate per annum equal to that borne by each Security plus 2.00% for so long as such Event of Default continues or such interest is not paid or provided for and such additional interest shall be payable as set forth in the Indenture (the "Defaulted Interest"). On each Interest Determination Date, the Trustee shall establish LIBOR for the next Interest Accrual Period as set forth in the definition of the term "LIBOR" in this Indenture. The establishment of LIBOR by the Trustee in accordance with the terms of this Indenture on each Interest Determination Date shall, in the absence of manifest error, be final and binding upon the Company.

                  The principal of, premium, if any, or interest on the Global Security shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Security represented thereby. The principal of, premium, if any, or interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that at the option of the Company, interest may be paid by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

                  The Securities shall be redeemable as provided in Article Eleven and the other provisions of this Indenture referred to therein.

                  At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

                  Section 302. Denominations.

                  The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                  Section 303. Execution, Authentication, Delivery and Dating.

                  The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal reproduced thereon and attested to by its Secretary or one of its Assistant Secretaries.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, in compliance with Section 103 hereof, and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Securities as provided in this Indenture and not otherwise. Each such Company Order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated or such other information as the Trustee shall reasonably request.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 311 and in compliance with
Section 103, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  In case the Company or any Guarantor, pursuant to and in accordance with the provisions of Article Eight, shall be consolidated, merged with or into any other Person or shall sell, assign, convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a sale, assignment, conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount and the Trustee, upon Company Request of the successor Person and in compliance with Section 103, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

                  The Trustee (at the expense of the Company) may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

                  Section 304. Temporary Securities.

                  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order and in compliance with Section 103 the Trustee, in accordance with the terms of Section 303, shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities (but which do not affect the rights or duties of the Trustee).

                  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  Section 305. Registration of Transfer and Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 hereof being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee or an agent thereof or of the Company shall initially be the "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002 hereof, the Company shall execute, and the Trustee, in accordance with Section 303, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

                  Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee, in accordance with Section 303, shall authenticate and deliver, the Securities of the same series which the Holder making the exchange is entitled to receive.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 305, 306, 308, 906 or 1108 hereof not involving any transfer.

                  The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the date of selection of Securities for redemption under
Section 1104 hereof and ending at the close of business on the day of the mailing of a notice of redemption in respect of any such Securities selected for redemption, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

                  Section 306. Book-Entry Provisions for Global Security.

                  (a) The Global Security shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary, (iii) constitute a single Security for all purposes of this Indenture, and (iv) bear legends as set forth in Section 202 hereof.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial holder of any Security as if such person were a Holder.

                  (b) Transfers of the Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred in accordance with the rules and procedures of the Depositary. Beneficial owners may obtain Physical Securities in exchange for their beneficial interests in the Global Security upon request in accordance with the Depositary's and the Security Registrar's procedures. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, or
(ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary.

                  (c) In connection with any transfer of a portion of the beneficial interests in the Global Security to beneficial owners pursuant to subsection (b) of this Section, the Security Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to subsection (b) of this Section, the Global Security shall be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee, in accordance with Section 303, shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) The registered Holder of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests in the Global Security through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  Section 307. [Intentionally omitted.]

                  Section 308. Mutilated, Destroyed, Lost and Stolen Securities.

                  If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, each Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to keep each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request, in compliance with Section 103, the Trustee, in accordance with Section 303, shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

                  Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereof and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  Section 309. Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest (or, if no business is conducted by the Trustee at its Corporate Trust Office on such Regular Record Date, at 5:00 P.M. New York City time on such Regular Record Date).

                  Any Defaulted Interest shall forthwith cease to be payable to the Holder on the Regular Record Date and such Defaulted Interest shall be paid on the next Interest Payment Date or may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

                  (a) the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which date shall be fixed in the following manner. The Company shall notify the Trustee in writing and in compliance with Section 103 of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment (such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the

Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  Section 310. Persons Deemed Owners.

                  The Company, any Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

                  Section 311. Cancellation.

                  All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.

                  Section 312. Computation of Interest.

                  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Section 313. Deposit of Moneys.

                  Prior to 10:00 a.m., New York City time, on each Interest Payment Date and at Maturity, the Company, in accordance with Section 1018, shall deposit with the Trustee or a Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or at Maturity, as the case may be, in a timely manner which permits the Trustee or such Paying Agent to remit payment to the Holders on such Interest Payment Date or at Maturity, as the case may be.

                  Section 314. CUSIP Number.

                  The Company in issuing the Securities may use a "CUSIP" number(s) and if so used, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made by the Trustee as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in the CUSIP numbers.

                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

                  Section 401. Company's Option to Effect Defeasance or Covenant Defeasance.

                  The Company may, at its and PCI's option by Board Resolution of their respective Board of Directors, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 hereof be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

                  Section 402. Defeasance and Discharge.

                  Upon the Company's exercise under Section 401 hereof of the option applicable to this Section 402, the Company, each of the Guarantors and any other Indenture Obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 405 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture, including obligations to the Trustee, if any (and the Trustee, at the expense of the Company and upon written request in compliance with Section 103, shall execute proper instruments reasonably acceptable to it in form and substance acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 304, 305, 308, 1002 and 1018 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder including, without limitation, the Trustee's rights under Sections 606, 1303 and 1305 hereof and the Company's obligations in connection therewith, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Sections 403 hereof with respect to the Securities.

                  Section 403. Covenant Defeasance.

                  Upon the Company's exercise under Section 401 hereof of the option applicable to this Section 403, the Company and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1003, 1004, 1005, 1006, 1007, 1008, 1009, 1010, 1011,
1012, 1014, 1015, 1016, 1020, 1021, 1022, 1025 and 1317 hereof with respect to the Defeased Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(2) or (3) hereof but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

                  Section 404. Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 402 or Section 403 hereof to the Defeased Securities:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 hereof who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the


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


         following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee), to pay and discharge, the principal of, premium, if any, or interest on the Defeased Securities on the Stated Maturity of such principal or installment of principal or interest (such date being referred to as the "Defeasance Redemption Date"), if when exercising under Section 401 hereof either its option applicable to Section 402 hereof or its option applicable to Section 403 hereof, the Company shall have delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date); provided that the Trustee shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities.

                  (2) In the case of an election under Section 402 hereof, the Company shall have delivered to the Trustee an Opinion of Independent Counsel from the United States of America and an [Opinion of Independent Counsel from Canada], stating that (a) in the case of the Opinion of Independent Counsel from the United States of America, the Company has received a ruling from the Internal Revenue Service, [and in the case of the Opinion of Independent Counsel from Canada, the Company has received a ruling from the Canada Customs and Revenue Agency], or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, including, in the case of the Opinion of Independent Counsel from the United States of America, by means of a Revenue Ruling published by the Internal Revenue Service[, and in the case of the Opinion of Independent Counsel from Canada, a published ruling from the Canada Customs and Revenue Agency, in either case] to the effect that, and based thereon such Opinion of Independent Counsel from the United States of America [or Canada, as applicable,] shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax [and Canadian federal or provincial income tax purposes] as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (3) In the case of an election under Section 403 hereof, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States of America [or Canada,] as applicable, to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax, [Canadian federal or provincial income tax] or certain other tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax [or Canadian federal or provincial income tax] on the same


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


         amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 501(10),
         (11) or (12) hereof are concerned, at any time during the period ending on the 91st day after the date of deposit.

                  (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which it is bound.

                  (6) The Company shall have delivered to the Trustee an Opinion of Independent Counsel to the effect that after the 91st day following the deposit, the trust funds will not be treated as a preference under any applicable Bankruptcy Law.

                  (7) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended from time to time.

                  (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities or any Guaranty over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others.

                  (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 402 hereof or the covenant defeasance under Section 403 hereof (as the case may be) have been complied with as contemplated by this Section 404.

                  Opinions of Counsel or Opinions of Independent Counsel may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or any other relevant Obligor or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

                  Section 405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1018 hereof, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this

Section 405, the "Trustee") pursuant to Section 404 hereof in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 hereof or the principal and interest received in respect thereof.

                  Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 hereof which, in the unqualified opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered in form and substance satisfactory to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance after application of the appropriate defeasance option.

                  Section 406. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and each Guarantor's obligations under this Indenture and the Securities (including, without limitation, the provisions of Article Thirteen hereof) shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403 hereof, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                  Section 407. Repayment of the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, interest or premium, if any, has become due and payable, shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust. The Holder of such Security shall thereafter, as an unsecured general creditor, look only to the


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


Company for payment thereof and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty
(30) days from the date of such notification or publication, any unclaimed balance of such money then remaining shall promptly be repaid to the Company.

                                  ARTICLE FIVE

                                    REMEDIES

                  Section 501. Events of Default.

                  An "Event of Default" shall occur if:

                  (1) (a) The Company shall default in the payment of any principal of any Security when the same becomes due, whether by acceleration, at maturity, upon redemption, in connection with a Change of Control or an Asset Sale, or otherwise, (b) the Company shall fail to pay any interest, fee or penalty on the Securities, or any other amount payable hereunder, within three (3) days after any such interest or other amount becomes due in accordance with the terms hereof, or (c) any other Obligor shall default (and such default shall continue unremedied for a period of three (3) days) in the payment when due of any fee with respect to any Security or any monetary Indenture Obligation (other than those covered by clauses (a) or (b) hereof);

                  (2) Any Indenture Obligor (including the Company) fails to observe or perform any covenant, condition or agreement on the part of such Indenture Obligor to be observed or performed pursuant to Section 1005, 1006, 1007, 1008, 1009, 1010, 1011, 1012, 1013, 1014, 1020 or
         Article Eight hereof;

                  (3) Any Obligor (including the Company) fails to duly observe or perform any other covenant, condition or agreement in, to and under this Indenture or any other Indenture Document executed by it and such failure continues for a period of 30 days after notice thereof shall have been given to the Company by the Trustee or shall have been given by the Holders of at least 25% of the aggregate principal amount of the Securities then Outstanding to the Company and the Trustee, in either case, specifying such default and demanding that it be remedied;

                  (4) Any Obligor (including the Company) denies, disaffirms or repudiate its obligations under this Indenture (including the Guaranties of the Securities), the Securities, any other Indenture Documents, the New Tranche B Notes Indenture (including any guaranties thereunder), the New Tranche B Notes


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


         or the Registration Rights Agreement, or any material provision of any Indenture Document, the New Tranche B Notes Indenture (including any guaranties thereunder), the New Tranche B Notes or the Registration Rights Agreement shall cease to be valid or binding or any Obligor shall so assert in writing;

                  (5) a default occurs (a) in the payment when due, whether by acceleration or otherwise, of any amount (including principal, premium or interest) in respect of Indebtedness of any Obligor (including the Company), under the New Tranche B Notes Indenture or in respect of the New Tranche B Notes or in respect of any other Indebtedness of any Obligor (including the Company) but not including the Indebtedness described in and covered by clause (1) of this Section 501 (subject only to any applicable grace period pursuant to the terms of such Indebtedness), having a principal amount equal to or in excess of $500,000 in respect of an individual Indebtedness or having principal amounts equal to or in excess of $1,000,000 in the aggregate in respect of more than one individual Indebtedness taken as a whole, or (b) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity, or (c) a default or an event of default shall occur in the performance or observance of any obligation or condition of any agreement (including any Transaction Document) to which any Obligor is party or by which it is bound and such default or event of default could reasonably be expected to have a Material Adverse Effect;

                  (6) a final judgment is, or final judgments are, entered by a court or courts of competent jurisdiction against any Obligor or any Obligor Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of thirty (30) days, provided that the aggregate of all such judgments equals or exceeds $1,000,000 or any such individual judgment exceeds $500,000 (other than, in each case, any judgment as to which and only to the extent that, a reputable insurance company has acknowledged, whether subject to its customary reservation of rights or otherwise, coverage of such claim in writing);

                  (7) issuance of a notice of Lien, levy, assessment, injunction or attachment (other than pursuant to the Security Documents) against the property of any Obligor or any Obligor Subsidiary having an aggregate value in excess of $1,000,000 which is not stayed or lifted within thirty (30) days;

                  (8) any representation, warranty or certification of any Obligor (including the Company) made or deemed to be made hereunder or in any other Indenture Document executed by it, or pursuant to or in respect of the New Tranche B Notes Indenture (and each of the guaranties thereunder) or the New Tranche B Notes or in any other writing or certificate furnished by or on behalf of any Obligor (including the Company) for the purposes of or in connection with this Indenture, such other Indenture Document or pursuant to or in respect of the New Tranche B Notes Indenture (and each of the guaranties thereunder) or the New Tranche B Notes is or shall be incorrect when made or deemed made in any material respect;

                  (9) (a) any of the Security Documents ceases to give the Collateral Agent a valid and perfected Lien of the priority required thereby or the rights, powers and privileges purported to be created thereby (other than in accordance with their respective terms or if released by the Collateral Agent, at the direction of all of the Holders in accordance with the terms hereof), or (b) any of the Security Documents is declared null and void, or (c) any Obligor denies any of its obligations under any of the Security Documents or (d) any Collateral becomes subject to any Lien other than the Liens created or permitted by the Security Documents or the Indenture, or (e) any Collateral (or part thereof) is seized or taken by any governmental agency or authority, which taking or seizure could reasonably be expected to have a Material Adverse Effect;

                  (10) any Obligor or any Obligor Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                           (a) commences a voluntary case,

                           (b) consents to the entry of an order for relief
                  against it in an involuntary case in which it is a debtor,

                           (c) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its
                  creditors, or

                           (e) admits in writing its inability to pay debts as
                  the same become due;

                  (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against any Obligor or any Obligor
                  Subsidiary in an involuntary case in which it is a debtor,

                           (b) appoints a Custodian of any Obligor or any
                  Obligor Subsidiary or for all or substantially all of their respective property, or

                           (c) orders the liquidation of any Obligor or any
                  Obligor Subsidiary,

                  and the order or decree remains unstayed and in effect for sixty (60) days;

                  (12) any Obligor or any Obligor Subsidiary commits or suffers to occur a Canadian Act of Bankruptcy;

                  (13) the Guaranty of any Guarantor for any reason ceases to be, or is asserted by any Guarantor or the Company not to be, in full force and effect or enforceable in accordance with its terms, except to the extent contemplated in the Guaranty; or

                  (14) [The aggregate minimum required contribution amount for any year with respect to all Single Employer Plans as calculated in the applicable actuarial valuation reports shall exceed $5 million or an event or condition constituting an ERISA Event shall occur or exist with respect to any Plan.]

                  Section 502. Acceleration.

                  If an Event of Default (other than an Event of Default specified in clauses (10), (11) and (12) of Section 501 hereof) occurs and is continuing for any reason, whether voluntary or involuntary, then, subject to the provisions of the Common Security and Intercreditor Agreement, the Trustee, by notice to the Company, or the Holders of at least 25% of the aggregate principal amount of the Securities then Outstanding, by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued interest on all the Securities to be immediately due and payable. Upon such declaration, the principal, premium, if any, and interest on the Securities shall become automatically and immediately due and payable, without further notice, demand or presentment. If an Event of Default specified in clause (10), (11) or (12) of Section 501 hereof occurs, such an amount shall ipso facto automatically be and become immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder, and such amount shall be dealt with in accordance with, and subject to, the provisions of the Common Security and Intercreditor Agreement. Other than in respect of (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security held by a non-consenting Holder, or
(ii) a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Security then Outstanding, or (iii) any continuing Default or Event of Default in respect of any matter involving the release of Collateral (not otherwise permitted by terms of the Indenture Documents), which shall not be waived without the consent of the Holder of each then Outstanding Security, Holders of a majority of the aggregate principal amount of the Securities then Outstanding by written notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the


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


         Trustee, its agents and counsel and any other amounts due to the Trustee under Section 606;

                  (ii) all overdue interest on all Securities;

                  (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities; and

                  (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

                  (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 504 hereof. No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 504 hereof.

                  Section 503. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may, in accordance with the provisions of the Common Security and Intercreditor Agreement, pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding pursuant to the provisions of the Common Security and Intercreditor Agreement even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy, including such other rights and remedies of the Holders as set forth in the Common Security and Intercreditor Agreement.

                  Section 504. Waiver of Past Defaults.

                  The Holders of a majority of the aggregate principal amount of the Securities then Outstanding, by notice to the Trustee, may waive an existing Default or

Event of Default and its consequences, except in respect of (i) a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security held by a non-consenting Holder, or (ii) a covenant or provision hereof which under Article Nine, cannot be modified or amended without the consent of the Holder of each Security then Outstanding, or (iii) any continuing Default or Event of Default in respect of any matter involving the release of Collateral (not otherwise permitted by terms of the Indenture Documents), which shall not be waived without the consent of the Holder of each then Outstanding Security. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  Section 505. Control by Majority.

                  The Holders of a majority of the aggregate principal amount of the Securities then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities by this Indenture or the Security Documents; provided, that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Section 506. Limitation on Suits.

                  A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (1) such Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% of principal amount of the Securities then Outstanding make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory in form and substance to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within ten
         (10) days after receipt of the request and the offer and, if requested, the provision of the indemnity; and

                  (5) during such ten (10) day period the Holders of a majority of the aggregate principal amount of the Securities then Outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain, or seek to obtain, a preference or priority over another Holder or to enforce any right under this Indenture or under the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Securities. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 507. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal, or premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                  Section 508. Collection Suit by Trustee.

                  If an Event of Default specified in Section 501(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against any Obligor or any Obligor Subsidiary for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, premium and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, subject to Article Thirteen.

                  If any Obligor or Obligor Subsidiary fails to pay such amounts forthwith upon the demand of the Trustee pursuant to the immediately preceding paragraph, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, may enforce the same against such Obligor, and may collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of such Obligor wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders under this Indenture (including the Guaranties of the Securities) and the Common Security and Intercreditor Agreement by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of any Guaranty, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, subject however to Section 505 hereof.

                  Section 509. Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to any Obligor or any Obligor Subsidiary, their creditors or their property. The Trustee shall be entitled and empowered, subject to Article Thirteen, to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 510. Priorities.

                  If the Trustee collects any money pursuant to this Article Five, it shall pay out the money in the following order:

                  First: to (i) the Trustee, its agents and attorneys for amounts due under Section 606 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection and (ii) the Collateral Agent, pursuant to the terms of the Common Security and Intercreditor Agreement;

                  Second: to (i) Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest respectively, and (ii) subject to the Common Security and Intercreditor Agreement, to the New Tranche B Indenture Trustee for obligations under the New Tranche B Notes Indenture and the New Tranche B Notes, including amounts of principal of, premium, if any, and interest on such obligations;



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


                  Third: without duplication, to Holders for any other Indenture Obligations owing to the Holders under this Indenture or the Securities; and

                  Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders.

                  Section 511. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 507 hereof or a suit by Holders of more than 10% of the aggregate principal amount of the Securities then Outstanding or any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date or repurchase date).

                  Section 512. Waiver of Stay, Extension or Usury Laws.

                  Each Indenture Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive such Indenture Obligor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture. Each Indenture Obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

                  Section 601. Notice of Defaults.

                  Within thirty (30) days after the receipt of written notice from the Company of the occurrence of any Default pursuant to Section 704(e), the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security




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Register, notice of such Default hereunder known to the Trustee unless such
Default shall have been cured or waived.

                  Section 602. Certain Rights of Trustee.

                  Subject to the provisions of Sections 315(a) through 315(d) of the Trust Indenture Act and Section 613 hereof:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and, in each case, accompanied by the documents required by Section 103, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under any Security Document in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Security Document at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture or any Security Document other than any liabilities arising out of the gross negligence or willful misconduct of the Trustee as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority of the aggregate principal amount of the Securities then Outstanding; provided that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;



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

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder or under any Security Document either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder;

                  (h) no provision of this Indenture or any Security Document shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers;

                  (i) notwithstanding anything to the contrary set forth herein or in any Security Document, under no circumstances shall the Trustee be required to take possession of or maintain an action to foreclose upon any Mortgaged Property;

                  (j) delivery of reports, information and documents to the Trustee under Section 704 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the obligor's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates);

                  (k) the Trustee shall not be deemed to have notice of any Event of Default unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references this Indentures; and

                  (l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  Section 603. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

                  The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1, if any, supplied to the Company are true and accurate in all material respects subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

                  Section 604. Trustee and Agents May Hold Securities; Collections; etc.

                  The Trustee, any Paying Agent, Security Registrar or any other agent of the Company and their respective Affiliates, in its individual or any other capacity, may




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become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent or such Affiliates and, subject to Sections 310 and 311 of the Trust Indenture Act may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent or such Affiliate.

                  Section 605. Money Held in Trust.

                  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by applicable provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee may invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the written directions of the Company in compliance with Section 103. The Trustee shall not be liable for any losses incurred in connection with any investments made in accordance with this Section 605, except to the extent that such losses are attributable to the Trustee's gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment. With respect to any losses on investments made under this Section 605, the Company is liable for the full extent of any such loss. The Trustee shall be under no liability for interest or any money received by it hereunder except as otherwise agreed with the Company.

                  Section 606. Compensation and Indemnification of Trustee and Its Prior Claim.

                  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent any such expense, disbursement or advance arises directly from the Trustee's gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without gross negligence or bad faith on such Trustee's part, arising out of or in connection with the acceptance or administration of this Indenture or any Security Document or the trusts hereunder and such Trustee's duties hereunder, including enforcement of this
Section 606 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending




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itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture, or the resignation or removal of any Trustee.

                  To secure the Company's payment obligations in this Section 606, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, or interest on particular Securities.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(10), (11) or (12), the expenses and the compensation for the services shall be preferred over the status of Holders in any proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

                  Any Trustee hereunder shall not be liable for the acts or omission of any successor Trustee hereunder.

                  Section 607. Conflicting Interests.

                  The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                  Section 608. Corporate Trustee Required; Eligibility.

                  There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Section 310(a)(1) of the Trust Indenture Act and which shall have a combined capital and surplus of at least $50,000,000 or which shall be a wholly-owned subsidiary of a company that has a combined capital and surplus of at least $50,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to PCI and the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If the Trustee does not have an office in The City of New York or has not appointed an agent in The City of New York, the Trustee shall be a participant in the Depository Trust Company and its FAST distribution systems. If such corporation published reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in



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accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

                  Section 609. Resignation and Removal; Appointment of Successor Trustee.

                  (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor trustee under
Section 610 hereof.

                  (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of its Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within thirty
(30) days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

                  (c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d) If at any time:

                           (1) the Trustee shall fail to comply with the
                  provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                           (2) the Trustee shall cease to be eligible under
                  Section 608 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                           (3) the Trustee shall become incapable of acting or
                  shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee, its property or its affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution of its Board of Directors, may remove the Trustee, or (ii) subject to Section 511 hereof, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all other similarly situated Holders, petition any court of competent




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

jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe or remove the Trustee and appoint a successor trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of its Board of Directors, shall promptly appoint a successor trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority of the aggregate principal amount of the Securities then Outstanding, delivered to PCI, the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 511 hereof, on behalf of himself and all other similarly situated Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

                  Section 610. Acceptance of Appointment by Successor.

                  Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Obligors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; provided, however, that on the written request of the Company in compliance with Section 103 or the successor trustee, upon payment of its charges then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, each Indenture Obligor shall execute any and all instruments to more fully and certainly vest in and confirm in such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a Lien upon all property or funds held or collected by such Trustee or such successor trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 606 hereof.

                  No successor trustee with respect to the Securities shall accept appointment as provided in this Section 610 unless at the time of such acceptance such




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successor trustee shall be eligible to act as trustee under the provisions of
Section 310(a) of the Trust Indenture Act and this Article Six and shall have a combined capital and surplus of at least $50,000,000 or which shall be a wholly-owned subsidiary of a company that has a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608 hereof.

                  Upon acceptance of appointment by any successor trustee as provided in this Section 610, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609 hereof. If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

                  Section 611. Merger, Conversion, Consolidation or Succession to Business.

                  Any legal Person into which the Trustee may be merged or converted or with which it may be consolidated, or any legal Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any legal Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such legal Person shall be eligible under Section 310(a) of the Trust Indenture Act and this Article Six and shall have a combined capital and surplus of at least $50,000,000 or which shall be a wholly-owned subsidiary of a company that has a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608 hereof without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                  If at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated. If at such time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of such successor trustee. In all such cases provided for under this paragraph, such certificate shall have the full force which it has anywhere in the Securities or in this Indenture, unless the certificate of the Trustee shall have stipulated that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, conversion or consolidation.

                  Section 612. Preferential Collection of Claims Against
Company.

                  If and when the Trustee shall be or become a creditor of the Company (or other Indenture Obligor under the Guaranties and the Securities), the Trustee shall be



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subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                  Section 613. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

                           (i) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but shall not be required to verify the contents thereof.

                  (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own gross negligence action, its own gross negligence failure to act, or its willful misconduct, except that:

                           (i) this clause (c) does not limit the effect of
                  clause (a) of this Section 613;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by an officer of the Trustee, unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 502, 504 or 505.



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                                 ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

                  Section 701. Company to Furnish Trustee Names and Addresses of Holders.

                  The Company shall furnish or cause to be furnished to the Trustee

                  (a) semiannually, not more than ten (10) days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                  (b) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

                  Section 702. Preservation of Information; Disclosure of Names and Addresses of Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

                  (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312 of the Trust Indenture Act.

                  Section 703. Reports by Trustee.

                  Within sixty (60) days after May 15 of each year commencing with the first May 15 after the Closing Date, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Section 313(c)


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

of the Trust Indenture Act, a brief report dated as of such May 15 in accordance with and to the extent required by Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

                  Commencing at the time this Indenture is qualified under the Trust Indenture Act, a copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Securities are listed of which the Company has notified the Trustee in writing. The Company shall notify the Trustee when Securities are listed on any stock exchange.

                  Section 704. Reports by Company and Guarantors.

                  PCI and the Company will furnish, or will cause to be furnished, to the Trustee (for the benefit of the Trustee and the Holders) copies of the following financial statements, reports, notices and information and shall perform, or cause to be performed, such other covenants as are set forth below.

                  (a) Within ninety (90) days after each Fiscal Year, a copy of the annual audited financial statements of PCI, the Company and their respective Subsidiaries, as well as of any of the Guarantors as are required to file their annual audited financial statements with the Commission pursuant to the Securities Act or the Exchange Act and the rules and regulations thereunder, prepared on a consolidated basis and in conformity with GAAP and certified by an independent certified public accountant who shall be satisfactory to the Trustee, together with (i) a certificate from such accountant to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Default or Event of Default that has occurred and is continuing and that relates to financial or other accounting matters or the covenants set forth in Article Ten or, if such accountant has become aware of any such event, describing it, and (ii) if prepared in connection with the annual audit report, the annual operating statements of PCI, the Company and such Subsidiaries prepared on a consolidating basis and in conformity with GAAP applied in a manner consistent with the audit report referred to in preceding clause (a)(i) of this Section 704, signed by PCI's, the Company's and such other Guarantor's chief financial officer or assistant treasurer.

                  (b) Within forty-five (45) days after the end of each Fiscal Quarter, a copy of the unaudited financial statements of PCI, the Company and their respective Subsidiaries, as well as of any Guarantors as are required to file their quarterly financial statements with the Commission pursuant to the Securities Act or the Exchange Act, and the rules and regulations thereunder, prepared on a consolidating and consolidated basis and in conformity with GAAP (subject to normal year-end audit adjustments) and applied in a manner consistent with the audit report referred to in preceding clause (a)(i) of this
Section 704, signed by PCI's, the Company's and such other Guarantor's chief financial officer and consisting of at least a balance sheet as at the close of such Fiscal Quarter and an income statement and cash flow statement for such Fiscal Quarter compared, in each case, to the actual results for the same period during the prior Fiscal Year and to the Company's budget delivered pursuant to clause (c) below for the current Fiscal Year.



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

                  (c) [Within thirty (30) days after the end of each Fiscal Year of PCI and the Company, a copy of an annual budget of PCI, the Company and their respective Subsidiaries for the current Fiscal Year, prepared on a consolidated and consolidating basis applied in a manner consistent with the prior Fiscal Year's financial statements, signed by PCI's and the Company's chief financial officer or assistant treasurer and consisting of at least a balance sheet, an income statement and a cash flow statement, each calculated on a quarter by quarter basis.]

                  (d) (i) File, or caused to be filed, all applicable periodic reports and other reports and documents pursuant to Section 13 or 15(d) of the Exchange Act, and the rules and regulations thereunder, within the time limits or periods specified therein, and remain, and cause each other applicable Obligor and applicable Obligor Subsidiary to remain, a company reporting to the Commission under Section 13 or 15(d) of the Exchange Act and such rules and regulations or part of a group of consolidated companies, one or more whom reports or report to the Commission in such manner, and (ii) within five (5) days of such filing or report having been made, (x) transmit by mail to Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders, and (y) file with the Trustee copies of each filing and report made by any Obligor or any Obligor Subsidiary, or any third party with respect to any Obligor or Obligor Subsidiary with or to any securities exchange or the Commission or any Securities Commission in Canada, including any registration statements and all amendments thereto filed with respect to the Securities, or as required pursuant to this Indenture or any other document relating thereto.

                  (e) Prompt notice of the occurrence of (i) a Default or an Event of Default or (ii) a material default (or of any default of the nature specified in Section 501(1), whether or not in respect of any Indebtedness incurred hereunder or permitted hereby) by any Obligor or any Obligor Subsidiary under any material note, indenture, loan agreement, mortgage, lease or other material similar agreement to which any Obligor or any Obligor Subsidiary, as the case may be, is a party or by which it is bound (including any of the Indenture Documents or Transaction Documents).

                  (f) Notice of the entry of any judgment or decree, or judgments or decrees, against any Obligor or any Obligor Subsidiary, if the amount of such individual judgment or decree equals or exceeds $500,000 or the aggregate amount of all such judgments and decrees equals or exceeds $1,000,000.

                  (g) Subject to Section 1008, copies of any material amendments, waivers or consents, notices of breach or default, notices relating to the exercise or nonexercise of any remedy available to any Person, notices of indemnity or other material claims, and written materials relating to the exercise of any rights derived from or arising in connection with, any Indebtedness of any Obligor or any Obligor Subsidiary and other written communications of a material nature, including any communications by any Obligor or Obligor Subsidiary in connection with the Indenture Documents other than any such notice or other written materials already sent to the Holders or the Trustee pursuant to any other Section of this Indenture (in each case such copies shall be furnished promptly).



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

                  (h) Any statement, report, notice and/or information required to be delivered to the Collateral Agent pursuant to any of the Security Documents at the same time as delivery thereof to the Collateral Agent.

                  (i) Any information required to be provided pursuant to other provisions of this Indenture, and such other reports or information from time to time requested by the Trustee, the Collateral Agent or any Holder.

The Trustee has no duty to review any financial or other reports for purposes of determining compliance with this or any other provisions of this Indenture.

                                 ARTICLE EIGHT

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

                  Section 801. When Indenture Obligors May Merge, Etc.

                  No Indenture Obligor shall, nor shall it cause or permit any of its Obligor Subsidiaries to, consolidate with or merge into, or sell, assign, convey, lease or transfer all or substantially all of its assets or those of its Subsidiaries to, any Person (except that any Indenture Obligor (other than PCI or the Company) or any Obligor Subsidiary of such Indenture Obligor (other than the Company) may be merged with or into (x) the Company, if the Company shall be the surviving corporation, or (y) any other such Obligor Subsidiary), unless either:

                  (i) such merger or consolidation is of the Company with or into such other Person and such other Person is another Obligor or a Wholly-Owned Subsidiary of PCI (whether or not such other Person shall exist on the date hereof; provided that any such Subsidiary created after the date hereof shall not have as its assets those that are acquired from entities other than one or more of the Obligors), the resulting, surviving or transferee Person (if not the Company) expressly assumes all the obligations of the Company under this Indenture, the Securities, each other Indenture Document and the Transaction Documents pursuant to amendments in form and substance satisfactory to Trustee (without prejudice, in the case of the Transaction Documents, to the terms thereof) and such merger or consolidation is consummated on or before [o] ; or

                  (ii) each of the following conditions in this Section 801 is satisfied:

                  (1) the resulting, surviving or transferee Person (if not the Company) expressly assumes all the obligations of such Indenture Obligor or of the relevant Obligor Subsidiary under this Indenture and each other Indenture Document to which such Indenture Obligor or Obligor Subsidiary is a party pursuant to amendments thereto in form and substance reasonably satisfactory to the Trustee;

                  (2) such resulting, surviving or transferee Person is organized and existing under the laws of the United States of America, a state thereof or the District of Columbia or, in the case of an assignee or transferee of the assets of the Company, under the laws of Canada or one of Canada's provinces or territories;

                  (3) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, such Person could incur $1.00 of additional Indebtedness (assuming a market rate of interest with respect to such additional Indebtedness);

                  (4) (x) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of such Person is greater than the Consolidated Net Worth of the Obligors and the Obligor Subsidiaries, taken together, immediately prior to such transaction, and (y) the New Tranche B Notes Indenture Trustee, the New Tranche B Notes Holders, the Trustee and the Holders of the Securities shall have received an opinion of a nationally recognized investment banking firm not affiliated to any Person involved in any such merger or consolidation relating to fairness and confirming that the position of the New Tranche B Notes Holders and the Holders of the Securities will not in any way be less favorable than it was immediately prior to any such merger or consolidation as a result of such merger or consolidation;

                  (5) each Guarantor, to the extent applicable, will acknowledge and confirm in writing that its Guaranty hereunder will apply to such Person's obligations under this Indenture, the Securities, each other Indenture Document and its guaranty under the New Tranche B Notes Indenture and the New Tranche B Notes will apply to such Person's obligations under the New Tranche B Notes Indenture and the New Tranche B Notes; and

                  (6) immediately before and immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of any Obligor or Obligor Subsidiary or of such Person as a result of such transaction as having been incurred by such Obligor or such Obligor Subsidiary or such Person, as the case may be, at the time of such transaction, no Default or Event of Default shall have occurred and be continuing.

         The Company shall deliver to the Trustee, prior to the consummation of any proposed transaction pursuant to this Section 801, an Officers' Certificate to the foregoing effect and an Opinion of Counsel, stating that the proposed transaction and such amendments comply with this Indenture. The provisions of this Section 801 will not apply to any transaction (including any Asset Sale made in accordance with Section 1009 with respect to any Guarantor) if the Guaranty of such Guarantor is released in connection with such transaction in accordance with the applicable provisions of this Indenture and the other Indenture Documents.



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

                  Section 802. Successor Substituted.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition of all or substantially all of the properties and assets of any Obligor or Obligor Subsidiary in accordance with
Section 801 hereof, the successor Person formed by such consolidation or into which such Obligor or Obligor Subsidiary is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, PCI, the Company or a Guarantor, as the case may be, under this Indenture, the Securities, its Guaranty, and/or the other Indenture Documents, as the case may be, with the same effect as if such successor had been named as PCI, the Company or a Guarantor, as the case may be, herein, in the Securities, the Guaranty, and such other Indenture Documents, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the Securities, a Guaranty, and/or other Indenture Documents, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the principal of, premium, if any, or interest on the Securities or any other Indenture Obligations relating to, this Indenture, the Securities, each Guaranty, or the other Indenture Documents, as the case may be.

                  Notwithstanding anything in the foregoing, any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition of properties or assets under this Article Eight shall be subject to the provisions of Section 1014 and Section 1109 hereof.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

                  Section 901. Supplemental Indentures and Agreements without Consent of Holders.

                  (a) Without the consent of any Holders, the Indenture Obligors and their respective Obligor Subsidiaries (if a party to the applicable document or instrument), when authorized by Board Resolutions of such Obligor's or Obligor Subsidiary's Board of Directors, and the Trustee, subject to Section 903 hereof, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Guaranty, in form and substance satisfactory to the Trustee, for any of the following purposes:

                  (i) to cure any ambiguity, defect or inconsistency herein or therein;

                  (ii) to provide for the assumption pursuant to Article Eight of the Company's and/or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of assets;



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

                  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                  (iv) to make any change herein or therein that does not adversely affect the rights hereunder or thereunder of any Holder;

                  (v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

                  (vi) to add a Guarantor pursuant to the requirements of
         Section 1317 hereof;

                  (vii) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

                  (viii) to provide additional collateral for the Securities or the Guaranties or other Indebtedness permitted to be secured by the Collateral, and in connection therewith (and only in such limited respect), to modify covenants, to provide additional indemnity to the Trustee, and to modify other provisions of this Indenture, the Securities and the Guaranties that relate solely to such additional collateral or that will or may be impacted by the providing of such collateral, and to enter into agreements, documents or other instruments to effect the foregoing, including, without limitation, intercreditor and collateral agency agreements relating to Liens on such collateral on a pari passu basis in favor of the Trustee for the benefit of the Holders;

                  (ix) to add to the covenants of any Indenture Obligor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power herein or therein conferred upon such Indenture Obligor or any other obligor upon the Securities herein or therein, in the Securities or in any Guaranty; or

                  (x) to add any additional Events of Default for the benefit of the Holders of all Securities.

                  (b) Without the consent of any Holders, the Trustee, on behalf of the Holders, at any time and from time to time, may enter, subject to the provisions of the relevant Indenture Documents (other than the Indenture), into one or more amendments, supplements or other modifications to such other Indenture Document, in form and substance satisfactory to the Trustee for any of the following purposes:

                  (i) to cure any ambiguity, defect or inconsistency therein;

                  (ii) to provide for the assumption pursuant to Article Eight of the Company's and/or a Guarantor's obligations to the Holders in the case of a merger, consolidation or sale of assets;

                  (iii) to make any change therein that does not adversely affect the rights hereunder or thereunder of any Holder;

                  (iv) to effectuate and evidence the succession of another entity to any Obligor and the assumption by any successor of the covenants of such Obligor, under the Indenture Documents to which such Obligor is a party;

                  (v) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

                  (vi) to provide additional collateral for the Securities or the Guaranties or other Indebtedness permitted to be secured by the Collateral, and in connection therewith (and only in such limited respect), to modify covenants, to provide additional indemnity to the Trustee, and to modify other provisions of this Indenture, the Securities and the Guaranties that relate solely to such additional collateral or that will or may be impacted by the providing of such additional collateral, and to enter into agreements, documents or other instruments to effect the foregoing, including, without limitation, intercreditor and collateral agency agreements relating to Liens on such collateral on a pari passu basis in favor of the Trustee for the benefit of the Holders; or

                  (vii) to add to the covenants of any Obligor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power therein conferred upon such Obligor or any other obligor upon the Securities therein; or

                  (viii) to add any additional Events of Default for the benefit of the Holders of all Securities.

                  Section 902. Supplemental Indentures and Agreements with Consent of Holders.

                  With the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities then Outstanding, by Act of said Holders delivered to the Company and the Trustee, each Indenture Obligor and each of its respective Obligor Subsidiaries (if a party thereto), when authorized by Board Resolutions of such Indenture Obligor's or such Obligor Subsidiary's Board of Directors, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guaranty or any other Indenture Documents (subject, in the case of such other Indenture Documents to the applicable provisions of such Indenture Documents) in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the Securities, any Guaranty or any other Indenture Documents, as the case may be; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (i) reduce the percentage of the aggregate principal amount of Securities, the consent of whose Holders is required for any amendment, supplement or waiver (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture and/or such other Indenture Document, as applicable;

                  (ii) reduce the rate of, or change the time for payment of, any premium, if any, or interest (including Defaulted Interest), payable on any Security, or change the place of payment where, or the coin or currency in which, any Security or any premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
         Date);

                  (iii) reduce the principal of or change the Stated Maturity of any Security, or alter the redemption provisions, or alter the price at which the Company shall redeem such Securities pursuant to Article Eleven and the other terms of this Indenture referred to therein;

                  (iv) make any Security payable in money other than that stated in the Security;

                  (v) make any change in Sections 504 or 507 hereof;

                  (vi) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Securities, including any such obligation arising under Sections 1009, 1014 or Section 1109 hereof (except a rescission of acceleration of the Securities pursuant to Section 502 hereof by the Holders of at least a majority of the aggregate principal amount of the Securities then Outstanding and a waiver of the payment default that resulted from such acceleration);

                  (vii) waive a payment under Article Thirteen hereof with respect to any Security;

                  (viii) affect the ranking of the Securities;

                  (ix) affect adversely the interests, rights or obligations of the Trustee or the Collateral Agent, unless consented to by the Trustee or the Collateral Agent, as applicable;

                  (x) release (x) any Guarantor from its obligations under its Guaranty, or (y) any Collateral other than pursuant to the terms of the Indenture, such Guaranty or the applicable Security Document; or

                  (xi) make any change in the provisions of this Section 902.

                  Further, no such supplemental indenture shall, without the consent of the Holders of all of the Securities then Outstanding, permit the creation of any Lien prior to or pari passu with the Lien of the Security Documents with respect to any of the Collateral, or terminate the Liens of the Security Documents, on any Collateral or deprive any Holder of the security afforded by the Lien of the Security Documents, except to the extent expressly permitted by this Indenture, the Common Security and Intercreditor Agreement or any of the Security Documents.

                  Upon the written request of the Indenture Obligors and their respective Obligor Subsidiaries (if parties thereto), accompanied by a copy of Board Resolutions of their respective Boards of Directors, authorizing the execution of any such supplemental indenture, Guaranty or Indenture Document, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of Holders as aforesaid, the Trustee shall, subject to Section 903 hereof, join with the Indenture Obligors and such Obligor Subsidiaries in the execution of such supplemental indenture, Guaranty or Indenture Document.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or Guaranty or agreement or instrument relating to any Guaranty or any other Indenture Document, but it shall be sufficient if such Act shall approve the substance thereof.

                  Section 903. Execution of Supplemental Indentures and Agreements.

                  In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture, that no consent is required or that all requisite consents have been received and that such supplemental indenture, agreement or instrument constitutes the legal, valid and binding obligation of the Indenture Obligors and Obligor Subsidiaries or their respective successors, as the case may be, enforceable against such entity in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, any Guaranty or otherwise.

                  Section 904. Revocation Effect of Supplemental Indentures.

                  Until a supplemental indenture, amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of consent is not made on any Security.

                  Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 905. Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 906. Reference in Securities to Supplemental
Indentures.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE TEN

                                   COVENANTS

                  Section 1001. Payment of Principal, Premium and Interest.

                  The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                  Section 1002. Maintenance of Office or Agency.

                  The Company shall maintain (or cause to be maintained) an office or agency where Securities may be presented or surrendered for payment. The Company also shall maintain (or cause to be maintained) in The City of New York, State of New York an office or agency where Securities may be surrendered for registration or transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Such office or agency shall be initially at the Corporate Trust Office. This office or agency shall accept delivery of Securities as described in Section 201, Section 305 and Section 309 hereof. The Company shall give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain (or cause to be maintained) any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee described above and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.



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

                  The Company may from time to time designate one or more additional offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

                  Section 1003. Compliance Certificate.

                  (a) Each of PCI and the Company shall deliver to the Trustee, within ninety (90) days after the end of each fiscal year of PCI and the Company, an Officers' Certificate stating that a review of the activities of each Obligor and each Obligor Subsidiary during the period in respect of which the financial statements have been furnished pursuant to Section 704(a) hereof, and the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether each has kept, observed, performed and fulfilled its Indenture Obligations under this Indenture and the other Indenture Documents, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Indenture Documents to which it is a party and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (b) Each of PCI and the Company shall deliver to the Trustee, within forty-five (45) days after the end of the first three quarters of each fiscal year, an Officers' Certificate stating that a review of the activities of each Obligor and each Obligor Subsidiary during the period in respect of which the financial statements have been furnished pursuant to Section 704(b) hereof, and the preceding Fiscal Quarter has been made under the supervision of the signing officers with a view to determining whether each has kept, observed, performed and fulfilled its Indenture Obligations under this Indenture and the other Indenture Documents, and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Indenture Documents to which it is a party and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (c) [Intentionally omitted.]

                  (d) Each Indenture Obligor shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, or (ii) a default by any Obligor or any Obligor Subsidiary under any material note, indenture, loan agreement, mortgage, lease, deed or other material similar agreement to which any Obligor or any Obligor Subsidiary, as appropriate, is a party or by which it is bound (including any of the Indenture Documents and Transaction Documents), an Officers' Certificate specifying such Default, Event of Default or such other default or event of default and what action the Company is taking or proposes to take with respect thereto.

                  Section 1004. Taxes.

                  Each Indenture Obligor shall, and shall cause each of its Obligor Subsidiaries to, pay and discharge prior to delinquency (a) all federal, state, local, foreign, provincial and other material Taxes, assessments and governmental levies upon it, its income and its properties, except, in each case, as are being contested in good faith and by appropriate proceedings diligently conducted by the Indenture Obligors and in respect of which adequate reserves are being maintained in accordance with GAAP, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Indenture Obligor or any of its Obligor Subsidiaries, except, in each case, as are being contested in good faith by appropriate proceedings diligently conducted by the Indenture Obligors and in respect of which appropriate reserves are being maintained in accordance with GAAP.

                  Section 1005. Jurisdiction, Service of Process and Venue Immunity; Judgment Currency.

                  (a) Each Indenture Obligor irrevocably agrees that any suit, action or proceeding with respect to this Indenture or any other Indenture Document or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion, and each Indenture Obligor hereby irrevocably submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each Indenture Obligor further submits, for the purpose of any suit, action, proceeding or judgment brought or rendered against any Collateral or other property, to the appropriate courts of the jurisdiction where such Collateral or other property may be found.

                  (b) Each Indenture Obligor agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in any Federal or state court located in The City of New York may be made upon CT Corporation, presently located at 111 Eight Avenue, 13th Floor, New York, New York 10011, U.S.A. (the "U.S. Process Agent"), and each Indenture Obligor hereby confirms and agrees that the U.S. Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the U.S. Process Agent to give any notice of any such service of process to the applicable Indenture Obligor shall not impair or affect the validity of such service or of any judgment based thereon. Each Indenture Obligor hereby further irrevocably consents to the service of process in any suit, action or




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proceeding in such courts by the mailing thereof by registered or certified mail, postage prepaid, at its address set forth in Section 106 hereof or by personal service within or without the jurisdiction of its domicile.

                  (c) Nothing herein shall in any way be deemed to limit the ability of the Trustee or the Holders to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any Indenture Obligor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (d) Each Indenture Obligor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Indenture or any other Indenture Document brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York or in the courts of the jurisdiction of its domicile or in the courts of the jurisdiction where any Collateral or other property of such Person may be found, and hereby further irrevocably waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (e) To the extent that any Indenture Obligor may be or become entitled, in any judicial proceeding which may at any time be commenced with respect to this Indenture or any other Indenture Document, to claim for itself or the Collateral or its other property or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Indenture or any other Indenture Document, and to the extent that there may be attributed such an immunity (whether or not claimed), such Indenture Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of the state of New York.

                  (f) This is an international debt transaction in which the specification of United States dollars and payment in The City of New York is of the essence, and the obligation of the Indenture Obligors under this Indenture and the other Indenture Documents to make payment to (or for the account of) the Trustee and the Holders in dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Trustee and the Holders in The City of New York of the full amounts of dollars payable to the Trustee and the Holders under this Indenture and the other Indenture Documents. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in dollars into another currency (in this Section 1005 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures dollars could be purchased in The City of New York with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Indenture Obligor in respect of any such sum due from it to the Trustee and the Holders under this Indenture or any other




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Indenture Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Trustee or the Holders, as the case may be, of any sum adjudged to be due under this Indenture or any other Indenture Document, as the case may be, in the judgment currency the Trustee or the Holders, as the case may be, may in accordance with normal banking procedures purchase and transfer dollars to The City of New York with the amount of the judgment currency so adjudged to be due, and each Indenture Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Trustee and the Holders against, and to pay the Trustee and the Holders on demand, in dollars, the amount (if any) by which the sum adjusted to be due to the Trustee or the Holders, as the case may be, in dollars under this Indenture or any other Indenture Document exceeds the amount of the dollars so purchased and transferred.

                  Section 1006. Limitation on Restricted Payments.

                  No Indenture Obligor will, nor will it cause, permit or suffer any of its Obligor Subsidiaries to, (a) declare or pay any dividends or make any other distributions (including through mergers, liquidations or other transactions but excluding, for the avoidance of doubt, the issuance of New Common Stock pursuant to the Plan of Reorganization) on any class of Capital Stock of any Indenture Obligor or its Obligor Subsidiaries (other than dividends or distributions payable to PCI or by a Wholly-Owned Subsidiary of PCI or of the Company on account of its Capital Stock held by PCI or the Company or another Subsidiary of PCI or the Company or payable or paid in shares of Capital Stock of the Company other than preferred stock or redeemable stock), (b) make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of such Capital Stock, (c) purchase, defease, redeem or otherwise retire any Subordinated Indebtedness (other than with the proceeds of the issuance of Capital Stock of PCI which is permitted to be issued pursuant to the terms of this Indenture, or (d) make any Investment, either directly or indirectly, whether in cash or property or in obligations of any Indenture Obligor or its Obligor Subsidiaries (all of the foregoing being called "Restricted Payments"). Notwithstanding the foregoing, any Obligor may make (i) Permitted Issuances, (ii) Restricted Payments made pursuant to the Transaction Documents, and (iii) Permitted Investments.

                  Section 1007. Limitations on Payment Restrictions Affecting Subsidiaries.

                  No Indenture Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Obligor Subsidiary to (a) pay dividends or make any other distribution to any Indenture Obligor or its Obligor Subsidiaries on its Capital Stock, (b) pay any Indebtedness owed to any Indenture Obligor or such other Subsidiary, (c) make loans or advances to any Indenture Obligor or such other Subsidiary, or (d) transfer any of its property or assets to any Indenture Obligor or such other Subsidiary, except:



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                  (i) consensual encumbrances or restrictions contained in or created pursuant to any Indenture Documents or the Transaction
         Documents;

                  (ii) any restriction, with respect to a Subsidiary of any Indenture Obligor that is not a Subsidiary of such Indenture Obligor on the Closing Date, in existence at the time such entity becomes a Subsidiary of such Indenture Obligor; provided that such encumbrance or restriction is not created in anticipation of or in connection with such entity becoming a Subsidiary of the Company and is not applicable to any Person or the properties or assets of any Person other than a Person that becomes a Subsidiary;

                  (iii) encumbrances or restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Closing Date pursuant to the provisions of Section 1008 hereof, provided that any such encumbrances or restrictions (except pursuant to the Exit Facility or any refinancing thereof permitted pursuant to this Indenture) are not more restrictive taken individually and as a whole than the most restrictive of those provided for in the Indebtedness referred to in clause (i) of this Section 1007;

                  (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

                  (v) any restriction with respect to such a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary in compliance with the Indenture pending the closing of such sale or disposition; or

                  (vi) any encumbrance or restriction required or mandated by applicable law.

                  Section 1008. Limitations on Indebtedness.

                  No Indenture Obligor shall, nor shall it permit its Obligor Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become liable with respect to, or become responsible for the payment of, contingently or otherwise ("incur"), any Indebtedness. Notwithstanding the foregoing limitations, the limitations of this Section 1008 shall not apply to the incurrence of the following Indebtedness:

                  (i) Indebtedness of the Company evidenced by the Securities, Indebtedness of any Guarantor in respect of the Guaranties with respect thereto and Indebtedness of the Obligors in respect of all other Indenture Obligations and Indenture Documents;

                  (ii) Indebtedness of PCI Chemicals Canada Company evidenced by the New Tranche B Notes, Indebtedness of any guarantor in respect of the guaranties of the New Tranche B Notes and Indebtedness in respect of all other Transaction Documents and all other obligations incurred thereunder;



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

                  (iii) Indebtedness of any Indenture Obligor or Obligor Subsidiaries constituting Existing Indebtedness and any extension, deferral, renewal, refinancing or refunding thereof, without increasing the aggregate principal amount of such Indebtedness then outstanding and covered thereby;

                  (iv) Indebtedness of PCI and the Company in respect of and in accordance with the terms of, the Exit Facility; provided that, notwithstanding the terms of the Exit Facility, the aggregate principal amount of Indebtedness at any time outstanding under the Exit Facility shall not exceed $65,000,000;

                  (v) Capitalized Lease Obligations of any Indenture Obligor or its Obligor Subsidiaries, including Indebtedness in respect of Capitalized Lease Obligations of any Indenture Obligor or its Obligor Subsidiary secured by Liens that secure the payment of all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date hereof; provided, however, that the aggregate principal amount of such Capitalized Lease Obligations, including such Indebtedness in respect of Capitalized Lease Obligations of Indenture Obligors and all of their respective Obligors Subsidiaries, does not exceed $10,000,000 in the aggregate outstanding at any time;

                  (vi) Indebtedness of PCI or the Company to any of their respective Subsidiaries or of any such Subsidiary to PCI, the Company or another such Subsidiary (but only so long as such Indebtedness is held by PCI, the Company or such Subsidiary);

                  (vii) Indebtedness[, not secured by or subject to any Lien,] under Hedging Obligations incurred in the ordinary course of PCI's or the Company's business; provided, however, [that if such Indebtedness shall be secured by or subject to any Liens permitted under Section 1012, the aggregate Indebtedness at anyone time outstanding in respect of all such Hedging Obligations which shall be secured by or subject to such Liens [cash] shall not exceed $[o], and provided, further,] that in the case of foreign currency exchange or similar agreements which relate to other Indebtedness, such agreements do not increase the Indebtedness of any Indenture Obligor or its Obligor Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates, and in the case of interest rate protection agreements, only if the notional principal amount of such interest rate protection agreement does not exceed the principal amount of the Indebtedness to which such interest rate protection agreement relates;

                  (viii) Indebtedness, not secured by or subject to any Lien [(except as shall, in the ordinary course of business, be backed by cash)], in respect of performance, completion, guaranty, surety and similar bonds, banker's acceptances, bills of exchange or letters of credit provided or endorsed by PCI, the Company or any of their respective Subsidiaries in the ordinary course of business;



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                  (ix) Indebtedness, not secured by or subject to any Lien, in respect of (i) any guaranty (not otherwise referred to above) provided by PCI, the Company or any of their respective Subsidiaries in respect of any other Indebtedness permitted to be incurred hereunder; provided, however, that if such Indebtedness guaranteed is subordinated in right of payment to any other Indebtedness of the Indenture Obligor thereof, then such guaranty shall be subordinated to Indebtedness of such guarantor to the same extent, (ii) indemnities in favor of Persons issuing title insurance policies, (iii) indemnifications in the Transaction Documents and in any agreements contemplated thereunder or thereby and (iv) indemnities in the Organizational Documents of PCI and its Subsidiaries;

                  (x) Indebtedness subject to Liens permitted by Section 1012 (including Attributable Indebtedness in respect of Sale and Leaseback Transactions);

                  (xi) Indebtedness incurred in respect of New Other Secured Notes and Claims; or

                  (xii) any refinancing, refunding, deferral, renewal or extension (each, a "Refinancing") of any Indebtedness of any Obligor or any Obligor Subsidiary permitted by subsections (ii), (iv), (x) and
         (xii) (the "Refinancing Indebtedness"); provided, however, that (a) such Refinancing Indebtedness does not exceed the aggregate principal amount of the Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such Refinancing in accordance with the terms of such Indebtedness or the amount of any premium reasonably determined by such Obligor as necessary to accomplish such Refinancing, plus the amount of reasonable and customary out-of-pocket fees and expenses payable in connection therewith, (b) the Refinancing Indebtedness does not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being refinanced, refunded, deferred, renewed or extended and (c) if the Indebtedness being refinanced, refunded, deferred, renewed or extended is subordinated to the Indebtedness of the Obligor or Obligor Subsidiaries under the Securities, the Refinancing Indebtedness incurred to refinance, refund, defer, renew or extend such Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being so refinanced, refunded, deferred, renewed or extended;

provided, however, that no Indebtedness permitted to be incurred pursuant to this Section 1008 (except for the Exit Facility or any refinancing thereof permitted under this Indenture) shall contain any terms that are more restrictive on or to the obligor of such Indebtedness than those set forth in this Indenture, whether taken individually or as a whole.



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                  Section 1009. Asset Sales.

                  (a) No Indenture Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, make any Asset Sale (other than to another Indenture Obligor or such other Subsidiary) unless (i) such Indenture Obligor or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and at least 85% of the consideration received by such Indenture Obligor or such Subsidiary from such Asset Sale is in the form of cash (in Dollars) and no portion thereof shall consist of inventory or accounts receivable or other property that would become subject to a Lien held by any other creditor of such Indenture Obligor or of any such Subsidiary other than the New Tranche B Notes Holders or the Holders of the Securities; provided, however, that the amount of any cash equivalent or note or other obligation received by such Indenture Obligor or such Subsidiary from the transferee in any such transaction that is converted within 45 days by such Indenture Obligor or such Subsidiary into cash shall be deemed upon such conversion to be cash for purposes of this provision;
(ii) to the extent such Asset Sale involves Collateral, (x) the consent of the Holders of a majority of the aggregate principal amount of the Securities then Outstanding shall be obtained prior to the consummation of such sale, and (y) PCI or the Company shall cause the aggregate cash proceeds received by such Indenture Obligor or such Subsidiary in respect of such Asset Sale which are allocated to the Collateral, net of the items set forth in clauses (i) through
(iii) of the definition of Net Proceeds (the "Collateral Proceeds"), to be deposited with the Collateral Agent in the Intercreditor Collateral Account as and when received by such Indenture Obligor or any such Subsidiary for application in accordance with the Common Security and Intercreditor Agreement; and (iii) the Net Proceeds received by such Indenture Obligor or such Subsidiary from any Asset Sale are applied in accordance with the following paragraphs.

                  (b) The Company shall apply 100% of the aggregate amount of Net Proceeds from each and every Asset Sale, subject to the provisions, if applicable, of the Common Security and Intercreditor Agreement, to mandatorily redeem all of the Outstanding Securities (and if such proceeds are not sufficient to redeem all of the Securities then Outstanding, then to mandatorily redeem the then Outstanding Securities on a pro rata basis) at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, and premium, if any, to the Redemption Date in respect thereof and the appropriate provisions of Article Eleven shall apply to such redemption.

                  (c) Until such time, if any, as the Net Proceeds from any Asset Sale are applied in accordance with this covenant, such Net Proceeds shall be segregated from the other assets of each Indenture Obligor and each of its Obligor Subsidiaries and invested in cash or Eligible Investments.

                  (d) No Indenture Obligor shall, nor shall it not permit any of its Obligor Subsidiaries to, create or permit to exist or become effective any consensual restriction, other than restrictions not more restrictive taken as a whole (as determined in good faith by the Board of Directors of PCI) than those in effect under the Exit Facility or any other Indebtedness permitted by Section 1008, that would materially impair the




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ability of any Indenture Obligor or any of its Obligor Subsidiaries to comply with the provisions of this Section 1009.

                  (e) If at any time any non-cash consideration permitted by this Section 1009 (other than any such consideration consisting of inventory, accounts receivable and certain related assets securing or permitted to secure the Exit Facility) is received by any Indenture Obligor or any Obligor Subsidiary, as the case may be, in connection with any Asset Sale of assets permitted by this Section 1009 which includes Collateral, such non-cash consideration shall be made subject to the Lien of the Security Documents in the manner contemplated in the Common Security and Intercreditor Agreement to the extent of the purchase price allocated to the Collateral. If and when any such non-cash consideration received from any Asset Sale (whether or not relating to Collateral) is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this
Section 1009 and this Indenture.

                  (f) All Insurance Proceeds and all Net Awards required to be delivered to the Collateral Agent pursuant to any Security Document shall constitute Trust Moneys and shall be delivered, or caused to be delivered by each Indenture Obligor or any of its Obligor Subsidiaries, as the case may be, to the Collateral Agent promptly after receipt by any Indenture Obligor or any of its Obligor Subsidiaries and be deposited into the appropriate Intercreditor Collateral Account and applied in accordance with the applicable provisions of the Common Security and Intercreditor Agreement. Insurance Proceeds and Net Awards so deposited that may be applied by each Indenture Obligor or any of its Obligor Subsidiaries to effect a Restoration of the affected Collateral under the applicable Security Document may be withdrawn from the Intercreditor Collateral Account only in accordance with the applicable provisions of the Common Security and Intercreditor Agreement. Insurance Proceeds and Net Awards so deposited that are not applied to effect a Restoration of the affected Collateral under the applicable Security Document may only be withdrawn in accordance with applicable provisions of the Common Security and Intercreditor Agreement.

                  Section 1010. Limitation on Sale and Leaseback Transactions.

                  No Indenture Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, enter into any Sale and Leaseback Transaction unless
(a) at the time of the occurrence of such transaction and after giving effect to such transaction and (x) in the case of a Sale and Leaseback Transaction which is a Capitalized Lease Obligation, giving effect to the Indebtedness in respect thereof, the Indenture Obligor and any of its Obligor Subsidiaries entering into such transaction will remain in compliance with the clause (d) of Section 1008 and (y) in the case of any other Sale and Leaseback Transaction, giving effect to the Attributable Indebtedness in respect thereof, the aggregate Attributed Indebtedness of the Indenture Obligors and their Obligor Subsidiaries, taken as a whole, does not exceed $1,000,000, (b) at the time of the occurrence of such transaction, such Indenture Obligor or its Obligor Subsidiaries could incur Indebtedness secured by a Lien on property in a principal amount equal to or exceeding the Attributable Indebtedness in respect of such Sale and Leaseback



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Transaction pursuant to Section 1012 hereof, and (c) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company shall apply the proceeds of such transaction in compliance with, Section 1009 hereof.

                  Section 1011. Limitation on Transactions With Affiliates.

                  (a) No Indenture Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, directly or indirectly, enter into any transaction with or series of related transactions with or for the benefit of any of their respective Affiliates, except on an arm's-length basis and if (x)(i) in the case of any such transaction other than with any Indenture Obligor or Obligor Subsidiary in which the aggregate rental value, remuneration or other consideration (including the value of a loan), together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, is less than or equal to $750,000, PCI and the Company shall deliver Board Resolutions of their respective Boards of Directors to the Trustee evidencing that the Board of Directors and the Independent Directors of each of PCI and the Company that are disinterested each, acting together in the first instance and separately in second, have (by a majority vote) determined in good faith that the aggregate rental value, remuneration or other consideration (including the value of any loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by such Indenture Obligor or any of its Obligor Subsidiaries, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with any Indenture Obligor or any of its Obligor Subsidiaries, as the case may be, and (ii) in the case of any such transaction in which the aggregate rental value, remuneration or other consideration (including the value of any loan), together with the aggregate rental value, remuneration or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transactions are proposed to be consummated, exceeds $750,000, PCI and the Company shall deliver to the Trustee Board Resolutions of their respective Board of Directors as described in clause (a)(x)(i) of this
Section 1011 and an opinion of a nationally recognized investment banking firm, not affiliated with any Indenture Obligor or any of its Obligor Subsidiaries or the Affiliate which is party to such transaction, to the effect that the aggregate rental price, remuneration or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by such Indenture Obligor or any of its Obligor Subsidiaries, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with such Indenture Obligor or any of its Obligor Subsidiaries, as the case may be, and (y) all such transactions referred to in clauses (a)(x)(i) and (a)(x)(ii) of this Section 1011 are entered into in good faith.

                  (b) The provisions of the preceding paragraph do not prohibit
(i) the execution and delivery of the Indenture Documents and the Transaction Documents and the consummation of the transactions contemplated herein or therein or the implementation of the Plan of Reorganization, (ii) any permitted payment on, or with respect to, Capital Stock of PCI held by creditors of any Indenture Obligor, (iii) any



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issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of PCI and the Company pursuant and consistent with the MEIP, (iv) loans or advances to employees in the ordinary course of business consistent with past practices, not to exceed [$500,000] in the aggregate principal amount outstanding at any time, or (v) the payment of fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of PCI, the Company or any of their respective Subsidiaries, as determined by the Board of Directors of PCI, the Company or any of their respective Subsidiaries in good faith.

                  Section 1012. Limitation on Liens.

                  No Indenture Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their respective assets or properties now owned or acquired after the Closing Date, or any income or profits therefrom, excluding, however, from the operation of the foregoing any of the following:

                  (a) Liens (i) securing obligations owed in respect of Allowed Secured Tax Claims and obligations owed in respect of Allowed Other Secured Claims reinstated in accordance with the Bankruptcy Code and pursuant to the Plan of Reorganization and listed in Item 1012(a) ("Existing Liens") of the Disclosure Schedule attached hereto, (ii) securing the Indenture Obligations,
(iii) on accounts receivable, inventory and related general intangibles securing obligations under the Exit Facility, (iv) securing the obligations under the Transaction Documents, and (v) securing obligations under New Other Secured Notes (to the extent the corresponding Allowed Other Secured Claims shall not have been reinstated), and (vi) any other Lien granted by the Obligors as permitted by the Plan of Reorganization;

                  (b) Permitted Liens;

                  (c) Liens on assets or property of the Company, or on assets or property of Subsidiaries of the Company, to secure the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Closing Date; provided, however, that (i) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the original cost or purchase price of the assets or property so acquired (including the reasonable and customary costs associated with the acquisition of such acquired assets) or constructed, (ii) the Indebtedness secured by such Liens is otherwise permitted to be incurred hereunder, (iii) such Liens do not encumber any other assets or property of any Indenture Obligor or any of its Obligor Subsidiaries, and (iv) the Indebtedness secured by such Liens may not be created more than 100 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to such Liens;



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                  (d) Liens on the assets or property permitted to be acquired hereby by the Company or any of its Subsidiaries after the date hereof; provided, however, that (i) such Liens existed on the date such asset or property was acquired and were not incurred as a result of or in anticipation of such acquisition and (ii) such Liens shall not extend to or cover any property or assets of any Indenture Obligor or any of its Obligor Subsidiaries other than the property or assets so acquired;

                  (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted hereunder and which is permitted to be refinanced hereunder; provided, however, that such Liens do not extend to or cover any assets or property of any Obligor or any Obligor Subsidiaries not securing the Indebtedness so refinanced;

                  (f) Liens on assets or property of any Obligor or any Obligor Subsidiary that is subject (and only subject) to a Sale and Leaseback Transaction, provided, however, that the aggregate principal amount of Attributable Indebtedness in respect of all Sale and Leaseback Transactions then Outstanding shall not at the time such a Lien is incurred exceed $1,000,000;

                  (g) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with past practices of the Company or any of its Subsidiaries; and

                  (h) Liens arising out of barter transactions or arrangements for the sale or purchase of goods or services entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company or any of its Subsidiaries.

                  Section 1013. Corporate Existence; Corporate Separateness.

                  Subject to Article Eight, each Indenture Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence and the corporate existence of each of its Obligor Subsidiaries, in each case in accordance with their respective Organizational Documents (as the same may, subject to Section 1024, be amended from time to time) and (b) its (and its Subsidiaries) rights (charter and statutory), licenses and franchises necessary or desirable in the normal course of its business; provided, however, that no Indenture Obligor shall be required to preserve such corporate existence or such licenses, permits or approvals if the failure to preserve the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  Each Indenture Obligor will, and will cause each of its Obligor Subsidiaries to, satisfy customary corporate formalities, including the holding of regular Board of Directors' and shareholders' meetings and the maintenance of corporate offices and records. No Indenture Obligor nor any of its respective Subsidiaries shall take any action, or conduct their respective affairs in a manner, which is likely to result in the



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corporate existence of any such Subsidiary being ignored by any court of competent jurisdiction.

                  Section 1014. Change of Control.

                  (a) Each Indenture Obligor will, and will cause each of its Obligor Subsidiaries to, give reasonable notice to the Trustee and the Holders of any proposed Change of Control prior to consummating, or permitting the consummation of, such Change of Control.

                  (b) Upon the occurrence of a Change of Control, the Company shall mandatorily redeem all of the Outstanding Securities at a price equal to 100% of the aggregate principal thereof plus accrued and unpaid interest to the Redemption Date in respect thereof and the applicable provisions of Article Eleven shall apply in respect of such redemption.

                  (c) No Indenture Obligor shall, nor shall it permit any of its Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions not more restrictive taken as a whole (as determined in good faith by the Board of Directors of such Indenture Obligor) than those in effect under Indebtedness under the New Tranche B Notes) that would impair the ability of such Indenture Obligor to comply with the provisions of this Section.

                  Section 1015. Maintenance of Properties.

                  Each Indenture Obligor shall, and shall cause each of its Obligor Subsidiaries to, maintain its properties and assets in normal working order and condition as of the date hereof (reasonable wear and tear excepted) and make all repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of Indenture Obligors and the Obligor Subsidiaries taken as a whole; provided that nothing herein shall prevent any Indenture Obligor or any Obligor Subsidiary from discontinuing any maintenance of any such properties if such discontinuance could not be reasonably be expected individually or in the aggregate, to have a Material Adverse Effect.

                  Section 1016. Maintenance of Insurance.

                  Each Indenture Obligor shall, and shall cause each of its Obligor Subsidiaries to, maintain property, liability, casualty, directors' and officers (D&O) and other insurance (subject to the customary deductibles and retentions) with reputable insurance companies in such amounts and against such risks as is customarily carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Indenture Obligors and its Obligor Subsidiaries operate (which may include self-insurance in comparable form to that maintained by such responsible companies) and each Indenture Obligor shall, and shall cause each of its respective Subsidiaries to, have the Trustee, for its benefit and for the benefit of Holders, named as loss payee or additional insured, as the case may be, by endorsement to the policies for such insurance. Without limiting the foregoing, all such endorsements shall provide that




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such policies may not be cancelled or terminated without providing thirty (30)
days' prior written notice to the Trustee.

                  Section 1017. Stock Pledges.

                  Each Indenture Obligor and each of its Obligor Subsidiaries in existence as of the Closing Date (except for any such Obligor Subsidiary which has no Subsidiaries shall pledge the Capital Stock of its Subsidiaries owned by it to secure the Indenture Obligations pro rata (and as further provided for in the Common Security and Intercreditor Agreement) and each Indenture Obligor will, and will cause each existing Subsidiary to, pledge such Capital Stock of any Subsidiary of any Indenture Obligor or such existing Obligor Subsidiary formed after the Closing Date to secure the Indenture Obligations and will execute and deliver to the Trustee and the Collateral Agent one or more agreements pledging stock substantially in the form of the Security Agreement Supplement providing for the pledge to the Collateral Agent for the benefit of the Collateral Agent and of (x) the New Tranche B Notes Indenture Trustee (for itself and the New Tranche B Notes Holders), and (y) the Trustee (for itself and the Holders of the Securities) of all the Capital Stock of such newly formed Subsidiary held by such Indenture Obligor or such existing Obligor Subsidiary, as the case maybe, and deliver to the Collateral Agent stock certificates evidencing such Capital Stock (together with undated stock powers executed in blank), which Capital Stock and stock powers will become "Collateral" for purposes of the Security Documents. This Section 1017 shall apply mutatis mutandis to any such newly formed Subsidiary.

                  Section 1018. Money for Security Payments to be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

                  If the Company is not acting as Paying Agent, the Company shall, before 10:00 a.m. New York City time on each due date of the principal of, premium, if any, or interest, on any Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, or interest and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

                  If the Company is not acting as Paying Agent, the Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:



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                  (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other Indenture Obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

                  (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order in compliance with Section 103 direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust. The Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty
(30) days from the date of such notification or publication, any unclaimed balance of such money then remaining shall promptly be repaid to the Company.

                  Section 1019. [Redemption of Securities with proceeds of Qualified Equity Offering].

                  PCI may, but shall not be obliged to, make and consummate one or more Qualified Equity Offerings. If the Net Offering Proceeds of a consummated Qualified Equity Offering, or of one or more such Qualified Equity Offerings together, are greater



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

than $5,000,000, then PCI and the Company shall cause the Net Offering Proceeds of such Qualified Equity Offering, or one or more such Qualified Equity Offerings, that are in excess of $5,000,000 to be applied to mandatorily redeem all of the Outstanding Securities (and if such proceeds are not sufficient to redeem all of the Securities then Outstanding, then to redeem the then Outstanding Securities on a pro rata basis) at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest, and premium (if any), to the Redemption Date in respect thereof and the applicable provisions of Article Eleven shall apply in respect of such redemption].

                  Section 1020. Limitation on Ownership of Wholly-Owned Subsidiary Stock.

                  No Indenture Obligor and no Obligor Subsidiary (a) shall, nor shall it permit any of its Wholly-Owned Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of such Wholly-Owned Subsidiary to any Person (other than to any Indenture Obligor, any of its Obligor Subsidiaries or another such Wholly-Owned Subsidiary), unless (i) such transfer, conveyance, sale or other disposition is of all the Capital Stock of such Wholly-Owned Subsidiary and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 1009 hereof, and (b) shall permit any Wholly-Owned Subsidiary of any Indenture Obligor or any of its Obligor Subsidiaries to issue any of its Capital Stock (other than, if necessary, Capital Stock constituting directors' qualifying shares or interests held by directors or shares or interests required to be held by foreign nationals, to the extent mandated by applicable law) to any Person other than to the any Indenture Obligor or a Wholly-Owned Subsidiary of any Indenture Obligor.

                  Section 1021. Impairment of Security Interest.

                  No Indenture Obligor shall, nor shall it cause or permit any of its Obligor Subsidiaries to, take or omit to take any action which action or omission might or would have the result of affecting or impairing the Liens and security interest in favor of the Collateral Agent for the benefit of the Holders with respect to the Collateral and no Indenture Obligor shall grant, nor shall it cause or permit any of its Obligor Subsidiaries to grant, to any Person, or suffer any Person to have any interest whatsoever in the Collateral, in each case other than as otherwise permitted by this Indenture, the New Tranche B Notes Indenture, the New Tranche B Notes, the Securities and the Security Documents.

                  No Indenture Obligor shall, nor shall it cause or permit any of its Obligor Subsidiaries to, enter into any agreement or instrument that by its terms requires that the proceeds received from any sale of Collateral be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Indenture, the New Tranche B Notes Indenture, the New Tranche B Notes, the Securities and the Security Documents or any instrument governing Indebtedness permitted to be secured by a Lien on the Collateral pursuant to Section 1012 hereof.



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

                  Section 1022. Amendment to Certain Agreements.

                  Except as expressly provided for in the Transaction Documents, no Indenture Obligor shall, nor shall it permit any of its Obligor Subsidiaries to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Exit Facility, the New Other Secured Notes And Claims and the Transaction Documents, except in each case to the extent such amendment, modification or supplement could not reasonably be expected to have a Material Adverse Effect.

                  Section 1023. Plan of Reorganization.

                  Each Indenture Obligor shall, and shall cause each of its Obligor Subsidiaries to, take all such steps and actions and to consummate all transactions necessary to implement the Plan of Reorganization to the extent such steps, actions and transactions are contemplated in the Plan of Reorganization as occurring after the Closing Date and to the extent the Plan of Reorganization contemplates that any Indenture Obligor or any Obligor Subsidiary shall take such steps and actions or consummate such transactions.

                  Section 1024. Nature of Business, Organizational Documents and Capital Structure and New Subsidiaries; Books and Records.

                  (a) No Indenture Obligor shall, nor shall it cause or permit any of its Obligor Subsidiaries to, (i) engage directly or indirectly in any business activity other than in a Related Business, (ii) amend or modify any provision of its Organizational Documents except to the extent such amendment could not reasonably be expected to have a Material Adverse Effect, or (iii) change its legal or capital structure or form any Subsidiary of any Affiliate other than as otherwise permitted under Article Eight.

                  (b) Each Indenture Obligor shall, and shall cause each of its Obligor Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Trustee and each Holder or any of their respective representatives at all times during normal business hours, or such other reasonable times, and upon reasonable notice (unless a Default has occurred or the Trustee reasonably suspects that a Default has occurred, in which case no prior notice shall be required), to visit all of its or their offices, to inspect the properties of each Indenture Obligor and each of its Obligor Subsidiaries, to inspect the Collateral, to discuss its financial matters, its business, its assets, its liabilities and its prospects with its officers and with its independent public accountants (and each Indenture Obligor and each of its Obligor Subsidiaries hereby authorizes such independent public accountants to discuss all such matters with the Trustee and each Holder or such representatives whether or not any representative of any Indenture Obligor or its Obligor Subsidiaries is present and, so long as there shall not have occurred and be continuing a Default, the Company shall be given a reasonable opportunity to be present) and to examine, and photocopy extracts from, any of its books or other corporate records including management letters prepared by independent accountants, in each case for the purposes of monitoring each Indenture Obligor's compliance with its obligations under the Indenture Documents to




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which it is a party. So long as there shall not have occurred and be continuing a Default, the cost and expense of each such visit shall be borne by the Trustee or such Holder, as the case may be, except that the Trustee may make one such visit each Fiscal Year of the Company at the cost and expense of the Company. If there shall have occurred and be continuing a Default, and so long as the same shall be continuing, such costs and expenses for all such visits (whether by the Trustee or any Holder) shall be borne by the Company.

                  Section 1025. Compliance with Laws and Environmental and Safety and Health Matters.

                  Each Indenture Obligor shall comply, and shall cause each of its Obligor Subsidiaries to (a) comply, in all material respects with all applicable laws, statutes, rules, regulations, by-laws, policies, guidelines, directives, decrees, opinions or agency requirements or orders (including, without limitation, Environmental Laws and Occupational Safety and Health Laws), and (b) notify the Trustee promptly after becoming aware of any Environmental Claim, or any fact or circumstance that could reasonably be expected to result in an Environmental Claim or a violation of, or liability under, any laws, statutes, rules, regulations, by-laws, policies, guidelines, directives, decrees, opinions or agency requirements or orders, including Environmental Laws and Occupational Safety and Health Laws, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  Section 1026. Authorizations.

                  Each Indenture Obligor shall, and shall cause each of its Obligor Subsidiaries to, make and keep in full force and effect all authorizations from and registrations with governmental authorities and agencies required for the validity or enforceability of the Indenture Documents.

                  Section 1027. Further Assurances.

                  (a) Promptly upon the request of the Trustee, the Collateral Agent or any Holder through the Trustee, each Indenture Obligor shall correct, and shall cause each of its Obligor Subsidiaries promptly to correct, any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Indenture Document, and (b) promptly upon the request by the Trustee or Collateral Agent or any Holder through the Trustee or Collateral Agent, each Indenture Obligor shall, and shall cause its Obligor Subsidiaries to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trusts, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Trustee or Collateral Agent or any Holder through the Trustee or Collateral Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Indenture Documents, (ii) to the fullest extent permitted by applicable law, subject any Indenture Obligor's or any of its Obligor Subsidiaries' properties, assets, rights or interests to the Liens now or




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

hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder, and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Holders the rights granted or now or hereafter intended to be granted to the Holders under any Indenture Document or under any other instrument executed in connection with any Indenture Document to which any Indenture Obligor or any of its Obligor Subsidiaries is or is to be a party.

                  Section 1028. Fiscal Year.

Each of PCI and the Company will not change its Fiscal Year.

                  Section 1029. Additional Amounts.

                  (a) Any and all payments by the Company to or for the account of any Holder hereunder, other than an Excluded Holder, shall be made free and clear of, and without deduction, for any and all present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto of any nature whatsoever imposed by any taxing authority including, without limitation, any penalties, interest or additions to tax with respect thereto, excluding, in the case of each Holder, taxes imposed on its net income or franchise taxes imposed in lieu of a tax on net income, receipts by the jurisdiction under the laws of which a Holder is organized or maintained or any political subdivision thereof (all such nonexcluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Company is required by law to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities, the Company shall pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; [provided that no Additional Amounts shall be payable with respect to a payment made to a Holder to the extent solely attributable to (i) such Holder not being treated as dealing at arm's length with the Company within the meaning of the Income Tax Act (Canada) at the time of making such payment, or (ii) such Holder's being connected with Canada or any province or territory thereof otherwise than solely by reason of the Holder's activity in connection with purchasing the Securities, by the mere holding of Securities or by reason of the receipt of payments thereunder (collectively, Persons described in clauses (i) and (ii) of this Section 1029(a) are "Excluded Holders"). The Company will also (1) make such withholding or deduction, and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law].

                  (b) The Company shall furnish to the Holders, within 30 calendar days after the date the payment of any Taxes is due pursuant to the applicable law, certified copies of tax receipts evidencing such payment by the Company. The Company shall upon written request of each Holder (other than an Excluded Holder), reimburse each



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such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities, and (ii) any Taxes so levied or imposed with respect to any reimbursement under foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to the Securities) after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed; provided, however, no reimbursement shall be made in respect of Taxes for which no Additional Amounts would be payable by reason of clause (i) or (ii) of the second preceding sentence of Section 1029(a).

                  (c) In addition, the Company agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Indenture.

                  (d) At least 30 calendar days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, or interest, or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Holders, by acceptance of a Note, and the Company agree that the payment of any Additional Amounts by the Company shall be treated as payments of interest.

                  (e) If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit the required receipts or other required documentary evidence, the Company shall indemnify the Holders for any incremental Taxes, interest or penalties that may become payable by any Holder, other than an Excluded Holder, as a result of any such failure.

                  Section 1030. Capital Expenditures.

                  Each of PCI and the Company shall not, and shall cause each of its Subsidiaries not to, permit Capital Expenditures for PCI, the Company and their respective Subsidiaries, taken as a whole, in any Fiscal Year of PCI, the Company and their respective Subsidiaries to exceed $25,000,000 in the aggregate.

                  Section 1031. Working Capital Line.

                  Subject to the terms of this Indenture, the Company shall use its best efforts to maintain a revolving credit facility or similar arrangement, with the Company and PCI Chemicals Canada Company as the borrowers thereunder, as provided for in the effective Plan of Reorganization, to the extent it deems necessary based on its cash





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

position and cash flows needed to fund the foreseeable capital expenditure and working capital requirements of the Company and PCI Chemicals Canada Company and their respective Subsidiaries, taken as a whole.

                  Section 1032. ERISA and Canadian Benefit Plans. (a) Each Indenture Obligor shall, and shall cause each of its Obligor Subsidiaries to, furnish to the Lenders:

                  (i) [as soon as possible, and in any event within ten days after the Indenture Obligor or any such Obligor Subsidiary or ERISA Affiliate knows or has reason to know that any ERISA Event has occurred or exist, or that the aggregate minimum required contribution amount for any year with respect to all Single Employer Plans as calculated in the applicable actuarial valuation reports exceeds $5 million], a statement of a senior financial officer of such Obligor setting forth details respecting such ERISA Event or minimum required contribution amount and the action, if any, which such Obligor, Obligor Subsidiary or ERISA Affiliate, as the case may be, proposes to take with respect thereto;

                  (ii) promptly and in any event within ten days after receipt thereof by such Obligor or any such Obligor Subsidiary or ERISA Affiliate from the PBGC, copies of each notice received by such Obligor, Obligor Subsidiary or ERISA Affiliate, as the case may be, of the PBGC's intention to terminate any Single Employer Plan or to have a trustee appointed to administer such Plan;

                  (iii) promptly and in any event within 30 days after the filing thereof with the IRS, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan;

                  (iv) promptly and in any event within 30 days after receipt thereof, copies of each actuarial valuation report with respect to each Single Employer Plan;

                  (v) within ten days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of such Obligor or any such Obligor Subsidiary or ERISA Affiliate to make timely payments to a Single Employer Plan, a copy of any such notice filed and a statement of a senior financial officer of such Obligor setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3) of ERISA, (B) the reason for the failure to make the required payments and (C) the action, if any, which such Obligor, Obligor Subsidiary or ERISA Affiliate, as the case may be, proposes to take with respect thereto; and

                  (vi) promptly and in any event within ten days after receipt thereof by such Obligor or any such Obligor Subsidiary or ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by such Obligor, such Obligor Subsidiary or ERISA Affiliate, as the case may be, concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the




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

         determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA,
         (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by such Obligor, such Obligor Subsidiary or ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above.

                  (b) Each Indenture Obligor shall, and shall cause each of its Obligor Subsidiaries to, as soon as possible, and in any event within ten days after any such Obligor or any of its Obligor Subsidiaries knows or has reason to believe that any of the events or conditions specified below with respect to any Canadian Benefit Plan has occurred or exists, furnish a statement signed by the chief financial officer of PCI and of the Company setting forth details respecting such event or condition and the action, if any, such Obligor or such Obligor Subsidiary proposes to take with respect thereto (and a copy of any notice required to be filed with or given to any governmental authority in Canada by such Obligor or such Obligor Subsidiary with respect to such event or condition):

                  (i) any Indenture Obligor or any of its Obligor Subsidiaries declares, or any governmental authority orders, or proposes to order, a full or partial termination or wind up of a Canadian Benefit Plan;

                  (ii) a failure by any Indenture Obligor or any of its Obligor Subsidiaries to make a contribution to a Canadian Benefit Plan in accordance with the terms thereof, any collective bargaining agreement or under applicable federal or provincial laws, which failure has not been remedied within 30 days after such Obligor or such Obligor Subsidiary is notified of such event and which failure could reasonably be expected to have a Material Adverse Effect;

                  (iii) the adoption of any amendment to any Canadian Benefit Plan that would result in a loss of tax exempt status of the Canadian Benefit Plan or the trust or other funding medium maintained in respect of such Canadian Benefit Plan, or that increases the funding obligations under any Canadian Benefit Plan, which increase could reasonably be expected to have a Material Adverse Effect;

                  (iv) the institution of any proceeding, action, suit or claim (other than routine claims for payment of benefits) involving any Canadian Benefit Plan or its assets; or

                  (v) any event occurring or condition existing with respect to any Canadian Benefit Plan that has resulted or could result in any Canadian Benefit Plan having its registration revoked or refused or being placed under the administration of any governmental or regulatory authority (or their representatives).



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                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

                  Section 1101. Optional and Mandatory Rights of Redemption.

                  (a) The Company shall have the right at any time and from time to time to redeem the Outstanding Securities, in whole or in part, in cash, in amounts equal to $1,000,000 or any larger integral multiple of $1,000,000 or the aggregate principal amount of all of the Outstanding Securities, in each case at a price equal to 100% of the aggregate principal amount thereof together with accrued and unpaid interest, and premium (if any), thereon to the Redemption Date in respect of such redemption. If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and appropriate. Any redemption pursuant to this Section 1101(a) shall be made pursuant to the provisions of Sections 1102 through 1108 hereof and shall be without prejudice to the right of any Holder to receive interest on an Interest Payment Date.

                  (b) The Company shall mandatorily redeem the Outstanding Securities, in whole or in part, as the case may be, and in cash, as follows:

                  (i) on account of Net Proceeds in accordance with Section
         1009;

                  (ii) in accordance with Section 1014 upon the occurrence of a Change in Control; and

                  (iii) [on account of the Net Offering Proceeds in accordance with Section 1019.]

                  Any redemption pursuant to this Section 1101(b) shall be made pursuant to the provisions of Sections 1102 through 1108 hereof and shall be without prejudice to the right of any Holder to receive interest on an Interest Payment Date.

                  (c) The Company shall mandatorily redeem all of the Outstanding Securities (or if the amounts referred to in Sections 1101(c)(i) or (ii) shall not be sufficient to redeem all of the then Outstanding Securities, then to manditorily redeem such Outstanding Securities on a pro rata basis) on account of Minimum Quarterly Prepayments or Liquidity Quarterly Prepayments, as the case may be, and the Company shall comply with the other covenants set forth in this Section 1101(c) as follows:

                  (i) within 45 days of the end of each Calendar Quarter in the Company's Fiscal Year 2001 and 2002, the Company shall redeem a principal amount of such Outstanding Securities in an amount equal to the Minimum Quarterly Prepayment for such Calendar Quarter plus accrued and unpaid interest, and premium (if any), thereon to the Redemption Date in respect thereof;

                  (ii) within 60 days of the end of each Calendar Quarter in each of the Company's Fiscal Years from and including Fiscal Year 2003 and up to and



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

         including Fiscal Year 2006, the Company shall redeem a principal amount of such Outstanding Securities in an amount equal to the greater of the Liquidity Quarterly Prepayment for such date and the Minimum Quarterly Prepayment for such Calendar Quarter plus accrued and unpaid interest, and premium (if any), thereon to the Redemption Date in respect thereof; and

                  (iii) in respect of any redemption made by or on behalf of the Company pursuant to Section 1101(c)(i) or Section 1101(c)(ii), the Company shall provide to the Trustee a certificate of the chief financial officer of the Company certifying the amount of the Minimum Quarterly Prepayment or the Liquidity Quarterly Prepayment (in each case further certifying the amount of the accrued interest and premium (if any) to the date of such redemption) and setting out in reasonable detail the calculation and methods used in determining the Minimum Quarterly Prepayment and/or the Liquidity Quarterly Prepayment, as the case may be.

                  Such amounts as are referred to in Sections 1101(c)(i) and 1101(c)(ii) shall be paid by the Company to the Trustee within the time periods set forth above and the Trustee shall forward amounts owing to each Holder in respect of such redemption as soon as reasonably practicable thereafter (together with a copy of the certificate referred to in Section 1101(c)(iii)). Any such redemption shall be without prejudice to the right of any Holder to receive interest on an Interest Payment Date and Sections 1103 through 1108 shall not apply in respect of any such redemption. If Securities are to be redeemed in part, but not in whole, pursuant to any redemption under Section 1101(c), the Trustee shall select the Securities to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and appropriate.

                  (d) If any redemption of any Securities under or pursuant to this Indenture shall be on any date other than an Interest Payment Date, in addition to the Redemption Price payable by the Company in respect of such redemption, the Company shall pay to any Holder that incurs or suffers Funding Losses an amount equal to such Funding Losses within five Business Days of notice having been given to the Company by or on behalf of such Holder (and such notice shall show the basis of the calculation of such Holder's Funding Losses and shall, absent manifest error, be final and conclusive as to the amount of the Funding Losses incurred or suffered by the Holder).

                  Section 1102. Applicability of Article.

                  Redemption of Securities at the election of the Company or otherwise as permitted or required by any provision of this Indenture (including any mandatory redemption referred to in Sections 1101(b)), shall be made in accordance with such provision and this Article Eleven.

                  Section 1103. Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Securities pursuant to Section 1101 hereof shall be evidenced by a Company Order and an Officers' Certificate in compliance with Section 103. In case of any redemption at the election of the Company,




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the Company shall, not less than forty-five (45) nor more than sixty (60) days prior to the Redemption Date fixed by the Company for such redemption (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, the Redemption Price and of the principal amount of Securities to be redeemed.

                  Section 1104. Selection by Trustee of Securities to Be
Redeemed.

                  If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than thirty (30) days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or such other method as the Trustee shall deem fair and appropriate and the amounts to be redeemed may be equal to $1,000,000 or any larger integral multiple thereof.

                  The Trustee shall promptly notify the Company and the Security Registrar (if other than the Company or the Trustee) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  Section 1105. Notice of Redemption.

                  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Securities to be redeemed at his address appearing in the Security Register.

                  All notices of redemption shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

                  (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, a new Security or new Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;



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

                  (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest, and premium, if any, thereon shall cease to accrue on and after said date;

                  (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

                  (h) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

                  (i) the CUSIP number, if any, relating to such Securities (as to the accuracy of which the Trustee shall make no representation).

                  Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request in compliance with Section 103, by the Trustee in the name and at the expense of PCI and the Company.

                  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to mail such notice, or any defect in any notice so mailed, to any particular Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

                  Section 1106. Deposit of Redemption Price.

                  On or prior to 10:00 a.m., New York City time, on any Redemption Date and in accordance with Section 313, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1018 hereof) an amount of money in same day funds sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on all the Securities or portions thereof which are to be redeemed on that date. When the Redemption Date falls on an Interest Payment Date, payments of interest due on such date are to be paid as provided hereunder as if no such redemption were occurring.

                  Section 1107. Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid for by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities,




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registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309 hereof.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

                  Section 1108. Securities Redeemed or Purchased in Part.

                  Any Security which is to be redeemed or purchased only in part shall be surrendered to the Company at the office or agency maintained for such purpose pursuant to Section 1002 hereof (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate in accordance with Section 303 and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal of the Security so surrendered that is not redeemed or purchased.

                  Section 1109. [Intentionally Left Blank]

                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

                  Section 1201. Satisfaction and Discharge of Indenture.

                  This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, upon receipt of written demand, in compliance with Section 103, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when each of the following are satisfied:

                  (a) either

                           (1) all the Securities theretofore authenticated and
                  delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 hereof, or (ii) all Securities for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1018 hereof) have been delivered to the Trustee for cancellation; or



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                           (2) all such Securities not theretofore delivered to
                  the Trustee for cancellation (i) have become due and payable,
                  (ii) shall become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (2)(i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in United States dollars sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for the principal, premium, if any, and accrued interest at such Stated Maturity or Redemption Date;

                  (b) the Company or any other Indenture Obligor has paid or caused to be paid all other sums payable hereunder by the Company and such other Indenture Obligor, and has satisfied and/or paid in full all Indenture Obligations hereunder; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with, and (ii) such satisfaction and discharge shall not result in a breach or violation of or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Indenture Obligor is a party or by which the Company or any Indenture Obligor is bound.

                  Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 hereof and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section, the obligations of the Trustee under Section 1202 and the last paragraph of Section 1018 hereof shall survive.

                  Section 1202. Application of Trust Money.

                    Subject to the provisions of the last paragraph of Section 1018 hereof, all United States dollars deposited with the Trustee pursuant to
Section 1201 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons




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entitled thereto, of the principal of, premium, if any, and interest on the
Securities for whose payment such United States dollars have been deposited with the Trustee.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States dollars or U.S. Government Obligations deposited pursuant to Section 1201 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of all Outstanding Securities.

                                ARTICLE THIRTEEN

                                    GUARANTY

                  Section 1301. Guaranty; Limitation of Liability.

                  (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guaranties the punctual payment when due, whether at scheduled maturity or on any date of a required or optional prepayment or redemption or by acceleration, demand or otherwise, of all Indenture Obligations of the Company now or hereafter existing under or in respect of the Indenture Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Indenture Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Indenture Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel incurred by the Trustee, the Collateral Agent or the Holders in enforcing any rights under each Guaranty or any other Indenture Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to the Trustee, the Collateral Agent and the Holders under or in respect of the Indenture Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                  (b) Each Guarantor, and by its acceptance of this Guaranty, the Trustee, the Collateral Agent and each Holder, hereby confirms that it is the intention of all such Persons that this Guaranty and the Indenture Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Indenture Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the Indenture Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Indenture Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.



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

                  (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Trustee, the Collateral Agent or any Holders under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and any other guarantor or surety so as to maximize the aggregate amount paid to the Trustee, the Collateral Agent and the Holders under or in respect of the Indenture Documents.

                  (d) It is specifically acknowledged and agreed that this Guaranty has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

                  Section 1302. Guaranty Absolute.

                  Each Guarantor guaranties that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Indenture Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee, the Collateral Agent or any Holder with respect thereto. The obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Indenture Obligor under or in respect of the Indenture Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company, any other Guarantor or any of their respective Subsidiaries or whether the Company, any other Guarantor or any of their respective Subsidiaries is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

         (i) any lack of validity or enforceability of any Indenture Document or any agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Indenture Obligations of any other Obligor under or in respect of the Indenture Documents, or any other amendment or waiver of, or any consent to departure from, any Indenture Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligor or any of its Subsidiaries or otherwise;

         (iii) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

         (iv) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or




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other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Indenture Obligations of any Obligor under the Indenture Documents or any other assets of any Obligor or any of its Subsidiaries;

         (v) any change, restructuring or termination of the corporate structure or existence of any Obligor or any of its Subsidiaries;

         (vi) any failure of any of the Trustee, the Collateral Agent or any Holder to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to the Trustee, the Collateral Agent or any Holder (each Guarantor waiving any duty on the part of the Trustee, the Collateral Agent or any Holder to disclose such information);

         (vii) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

         (viii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Trustee, the Collateral Agent or any Holder that might otherwise constitute a defense available to, or a discharge of, any Obligor or any other guarantor or surety.

                  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, the Collateral Agent, or any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Indenture Obligor or otherwise, all as though such payment had not been made.

                  Section 1303. Right to Demand Full Performance.

                  In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all payments in respect thereof until the Indenture Obligations have been paid in full and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of their rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.

                  Section 1304. Waivers and Acknowledgments.

                  (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance,




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notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Trustee, the Collateral Agent, or any Holder protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Obligor or any Person or any Collateral.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives, to the extent permitted by law, (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee, the Collateral Agent, or any Holders that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Indenture Obligors, any other guarantor or surety or any other Person or any Collateral, and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Indenture Obligations of such Guarantor hereunder.

                  (d) Each Guarantor acknowledges that the Trustee or the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage or other security interest by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Trustee, the Collateral Agent or the Holders against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Trustee, the Collateral Agent, or any Holder to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor or any of its Subsidiaries now or hereafter known by the Trustee, the Collateral Agent, or any Holder.

                  (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Indenture Documents and that the waivers set forth in
Section 1302 and this Section 1304 are knowingly made in contemplation of such benefits.

                  Section 1305. The Guarantors Remain Obligated in Event the Company is No Longer Obligated to Discharge Indenture Obligations.

                  It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the



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Holders become irrecoverable from the Company by operation of law or for any reason whatsoever, this Guaranty and the covenants, agreements and obligations of the Guarantors contained in this Article Thirteen shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 402 hereof shall apply to the Securities and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

                  Section 1306. Subrogation.

                  Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Company, any other Obligor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Indenture Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee, the Collateral Agent, or any Holder against the Company, any other Obligor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, any other Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (b) the full and complete payment and performance of the Indenture Obligations, such amount shall be received and held in trust for the benefit of the Trustee, the Collateral Agent, and the Holders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Trustee in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Indenture Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Trustee, the Collateral Agent or any Holder of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Indenture Obligations shall have been paid and performed completely and fully, the Trustee, the Collateral Agent, and the Holders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.



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                  Section 1307. Subordination.

Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Obligor (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 1307.

                  (a) Prohibited Payments, Etc. Except during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), each Guarantor may receive regularly scheduled payments from any other Obligor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), unless the Holders of a majority of the aggregate principal amount of the Securities then Outstanding otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Obligor, each Guarantor agrees that the Trustee, the Collateral Agent, and the Holders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

                  (c) Turn-Over. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Obligor), each Guarantor shall, if the Trustee so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Trustee, the Collateral Agent, and the Holders and deliver such payments to the Trustee on account of the Guaranteed Obligations (including all Post Petition Interest as referred to in Section 1307(b)), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  Section 1308. Continuing Guaranty; Assignments.

                  This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and
(ii) the payment and performance in full of all the Indenture Obligations of all the Obligors under any Indenture Document, (b) be binding upon each Guarantor, its successors and assigns permitted by this Indenture, and (c) inure to the benefit of and be enforceable by the Trustee, the Collateral Agent, and the Holders and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Trustee, the Collateral Agent or any Holder may assign or otherwise transfer all or any portion of its rights under this Guaranty (including, without limitation, all or any portion of its Securities held by it) to



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any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Trustee, the Collateral Agent, or such Holder herein or otherwise, in each case as and to the extent provided in this Indenture. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Trustee, the Collateral Agent and each of the Holders.

                  Section 1309. Guaranty Is in Addition to Other Security.

                  This Guaranty shall be in addition to and not in substitution for any other guaranties or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guaranties or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

                  Section 1310. Contribution.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligation with respect to its Guaranty.

                  Section 1311. Trustee's Duties; Notice to Trustee.

                  (a) Any provision in this Article Thirteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be subject to Section 602(d) and shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's gross negligence, bad faith or willful misconduct.

                  (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company or any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

                  Section 1312. Release of Guaranty.

                  Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Thirteen, except that this Section 1312 shall survive such release of the Guarantors and the termination of this Indenture. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect




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that the transaction giving rise to the release of this Guaranty was made by the
Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guaranty. If any of the Indenture Obligations are revived and reinstated after the termination of this Guaranty, then all of the obligations of the Guarantors under this Guaranty shall be revived and reinstated as if this Guaranty had not been terminated until such time as the Indenture Obligations are paid in full and each Guarantor shall enter into an amendment to this Guaranty, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

                  Section 1313. Execution of Guaranty.

                  To evidence the Guaranty, each Guarantor hereby agrees to execute the guaranty substantially in the form set forth in Section 206 hereof, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, its President, or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                  If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which a Guaranty is endorsed, such Guaranty shall be valid nevertheless.

                  Section 1314. Payment Permitted by Each of the Guarantors if
                                no Default.

                  Nothing contained in this Article Thirteen, elsewhere in this Indenture or in any of the Securities shall affect the obligation of any Guarantor to make, or prevent any Guarantor from making at any time, payments pursuant to the Securities.

                  Section 1315. Notice to Trustee by Each of the Guarantors.

                  Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guaranty. Notwithstanding the provisions of this Article Thirteen or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from any Guarantor. Prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist.

                  Section 1316. Additional Guaranties.

                  Each Subsidiary of an Indenture Obligor shall be a Guarantor and, accordingly, if any Subsidiary of any Indenture Obligor shall be formed after the Closing Date, such Indenture Obligor shall cause such Subsidiary to execute and deliver to the




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Trustee a duly executed supplemental indenture, pursuant to which such
Subsidiary shall unconditionally guaranty, in accordance with Article Thirteen hereof, all of PCI and the Company's obligations under the Indenture and the Securities on the same terms as the other Guarantors, and such guaranty shall rank pari passu with the senior Indebtedness of such Subsidiary.

                  Section 1317. No Suspension of Remedies.

                  Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to the provisions described under Article Five and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law.

                                ARTICLE FOURTEEN

                    CONDITIONS TO EFFECTIVENESS OF INDENTURE
                       AND REPRESENTATIONS AND WARRANTIES

                  Section 1401. Conditions Precedent.

                  Each Holder's obligation to exchange Old Debt for New Debt (including the Securities), and the effectiveness of this Indenture and the issuance of the Securities, shall be subject to the prior and concurrent satisfaction of each of the conditions precedent set forth in Section 1401A through to Section 1401T (the latest date upon which all such conditions precedent are satisfied, the "Closing Date"). The Closing Date shall be no later than [o], 2001, shall be specified in an Officer's Certificate of PCI and the Company and shall be agreed to by the Creditors' Committee Lenders and the Trustee.

                  Section 1401A. Resolutions Etc.

                  The Trustee (for the benefit of the Trustee and the Holders) shall have received from each Obligor a certificate, dated the Closing Date, of its secretary or assistant secretary (a) stating that attached thereto is a true and complete copy of such Obligor's bylaws as in effect on the Closing Date and at all times since the date of the resolutions described in clause (b) of this
Section 1401A, (b) stating that attached thereto is a true and complete copy of resolutions duly adopted by its Board of Directors authorizing the execution, delivery and performance of each Indenture Document to be executed by it and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (c) stating that the certificate of incorporation of such Obligor has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to Section 1401B hereof, and (d) as to the incumbency and signatures of those of its officers authorized to act with respect to each Indenture Document executed by it, upon which certificate the Trustee (for the benefit of the Trustee and the Holders) may conclusively rely until it shall have received a further certificate of the secretary or assistant secretary of such Obligor canceling or amending such prior certificate.

                  Section 1401B. Secretary of States' Certificates.

                  The Trustee (for the benefit of the Trustee and the Holders) shall have received a copy of the certificate of




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

incorporation or other equivalent constitutive document of each Obligor, as in effect on the Closing Date, certified by the Secretary of State of its jurisdiction of incorporation or organization, and a certificate from such Secretary of State as to the good standing of such Obligor, in each case as of a date reasonably close to the Closing Date.

                  Section 1401C. Indenture Documents.

                  The Trustee (for the benefit of the Trustee and the Holders) shall have received this Indenture, duly executed and delivered by each of the Trustee, the Company, PCI and the other Guarantors, the Securities shall have been executed, authenticated and delivered in accordance with the terms hereof and the Trustee (for the benefit of the Trustee and the Holders) shall have received each other Indenture Document duly executed and delivered by each of the parties thereto.

                  Section 1401D. Mortgages of Real Property Situated in the
                                 United States.

                  PCI or the Company shall have caused to be delivered to the Trustee (for the benefit of the Trustee and the Holders), with copies to the Collateral Agent, the following documents and instruments with regard to each Mortgaged Property located in Henderson, Nevada, St. Gabriel (including the pipeline described as the "St. Gabriel Pipeline"), Louisiana, Tacoma, Washington, Antioch, California, and Pittsburgh, California, providing for first priority mortgages:

                  (a) a Mortgage, duly executed by the owner of the applicable Mortgaged Property, and dated as of the Closing Date, together with evidence of the due recordation thereof in the appropriate recording office of the political subdivision where such Mortgaged Property is situated (or evidence reasonably satisfactory to the Collateral Agent that each Mortgage, as appropriate, has been delivered to a nationally-recognized title insurance company for recording and that all fees, taxes and other expenses associated with such recording have been paid);

                  (b) a mortgagee policy of title insurance (or endorsement thereto, as appropriate) in favor of the Collateral Agent, issued by such title insurance company, in such amounts, with such endorsements, affirmative coverages, and reinsurance agreements as the Collateral Agent shall reasonably require, and otherwise in form and substance reasonably satisfactory to the Collateral Agent, insuring each Mortgage as a first lien on the property and interests covered thereby subject only to such other matters as are acceptable to the Collateral Agent, together with evidence that all premiums in respect of such policies have been paid in full and true and complete copies of all documents referred to therein;

                  (c) certified perimeter surveys of the real property covered by each Mortgage by registered surveyors as of a date and in form and substance acceptable to the Collateral Agent, bearing legal descriptions conforming exactly to those contained in the title insurance policy referred to in the immediately preceding clause (b); indicating the length of exterior boundary lines of the Mortgaged Property, locations of all buildings, utility or other easements, showing the location of all easements of record, encroachments, if any, and means of access to the real property from a public way; and the surveyor's original certification to the Collateral Agent and the title insurance




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company issuing the policies described in the preceding clause (b) of this
Section 1401D and in the case of surveys with respect to the Mortgaged Properties in Henderson, Nevada, St. Gabriel, Louisiana and [OTHERS], such "affidavits of no change" as may be required by such title companies to omit the standard survey exception from such title insurance policies or endorsements;

                  (d) evidence reasonably satisfactory to the Collateral Agent of all filings of financing statements under the UCC necessary or desirable to perfect the lien granted by each Mortgage, together with such searches of UCC, judgment and tax lien records as the Collateral Agent shall reasonably require;

                  (e) policies or certificates of insurance with respect to the insurance required to be maintained in respect of the property covered by each Mortgage pursuant to the terms of the Common Security and Intercreditor Agreement, naming the Collateral Agent as loss payee or additional named insured, as appropriate;

                  (f) [a non-disturbance and attornment agreement among [o], and the Collateral Agent with respect to the first priority lien Nevada Mortgage, each in form and substance acceptable to the Lenders' Representative;]

                  (g) a Waiver of the Nevada "One-Action Rule" by the Guarantors with respect to this Indenture and the New Tranche B Notes Indenture, each in form and substance acceptable to the Lenders' Representative; and

                  (h) such other agreements, instruments, approvals, consents, opinions, or documents as the New Tranche B Notes Indenture Trustee, the Trustee, the Collateral Agent, the Holders or their respective counsel may reasonably request.

                  Section 1401E. Mortgages of Real or Immovable Property
                                 Situated in Canada.

                  PCI or the Company shall have caused to be delivered to the Trustee (for the benefit of the Trustee and the Holders), with copies to the Collateral Agent, the following documents and instruments with regard to each Mortgaged Property located in Dalhousie, New Brunswick, Mississauga and Cornwall, Ontario:

                  (a) a Mortgage (which for Mortgaged Property located in the province of Quebec, shall take the form of a deed of hypothec), duly executed by PCI Chemicals Canada Company and dated as of the Closing Date, together with evidence of the due registration thereof in the appropriate recording office of the registration division where such Mortgaged Property is situated;

                  (b) certificates of location, surveyors reports or other certified perimeter surveys of the Mortgaged Property covered by each such Mortgage prepared by registered surveyors as of a date and in form and substance acceptable to the Collateral Agent, bearing legal descriptions conforming exactly to those contained in the relevant Mortgage indicating the length of exterior boundary lines of the Mortgaged Property, locations of all




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

buildings, utility or other easements, showing the location of all easements of record, encroachments, if any, and means of access to the real property from a public way; and the surveyor's original certification to the Collateral Agent;

                  (c) title opinions rendered in form and substance satisfactory to the Collateral Agent respecting the title of PCI Chemicals Canada Company to such Mortgaged Property;

                  (d) evidence reasonably satisfactory to the Collateral Agent of all registrations necessary or desirable to perfect the lien granted by each Mortgage, together with such reports on movable and personal property searches, judgment and tax lien records as the Collateral Agent shall reasonably require;

                  (e) policies or certificates of insurance with respect to the insurance required to be maintained in respect of the property covered by each Mortgage pursuant to the terms of the Common Security and Intercreditor Agreement, naming the Collateral Agent as loss payee pursuant to an acceptable mortgage endorsement;

                  (f) such other agreements, instruments, approvals, consents, opinions, or documents as the New Tranche B Notes Indenture Trustee, the Trustee, the Collateral Agent, the Holders or their respective counsel may reasonably request.

                  Section 1401F. Security Documents.

                  PCI or the Company shall have caused to be delivered to the Trustee (for the benefit of the Trustee and the Holders), with copies to the Collateral Agent, each of the Security Documents (other than the Mortgages), duly executed and delivered by each party thereto, together with:

                  (a) duly executed UCC-1 financing statements or other financing statements or registration documents under the provisions of the UCC or any other applicable state or provincial law in proper form for filing in each office where such filing is necessary or appropriate to grant to the Collateral Agent the Liens of the character and priority contemplated by such Security Documents;

                  (b) share certificates representing all Pledged Shares (as defined in the Common Security and Intercreditor Agreement) and undated stock powers for such certificates executed and endorsed in blank; and

                  (c) evidence that all other actions necessary to perfect and protect and set-up against third persons the Liens created by such Security Documents have been taken.

                  Section 1401G. Transaction Documents.

                  The Trustee (for the benefit of the Trustee and the Holders),shall have received executed and delivered copies of all other Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of PCI and the Company, and the Creditors' Committee Lenders shall, as provided for in the Plan of Reorganization, be reasonably satisfied with the form of each Transaction Document.



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                  Section 1401H. Canadian Corporate Reorganization.

                  PCI Chemicals Canada Inc./PCI Chimie Canada Inc. shall have been duly continued under the laws of the province of Nova Scotia, shall have incorporated a Nova Scotia unlimited liability company as a wholly-owned subsidiary and shall have amalgamated with such subsidiary, such that the resulting company is (a) an unlimited liability company duly and validly subsisting under the laws of the province of Nova Scotia, and (b) a disregarded entity for U.S. Federal income tax purposes (the "Canadian Corporate Reorganization").

                  Section 1401I. Confirmation Orders.

                  The Trustee (for the benefit of the Trustee and the Holders) shall have received a certificate of the secretary or assistant secretary of PCI and the Company, dated as of the Closing Date, certifying:

                  (a) that attached thereto are true, correct and complete copies of each of the Confirmation Orders (including the Plan of Reorganization attached to such Confirmation Orders) and;

                  (b) that no appeal or motion for rehearing has been filed in connection with such Confirmation Orders.

                  Section 1401J. Plan of Reorganization.

                  The terms and conditions of the Plan of Reorganization shall not have been amended or modified from the form of the Plan of Reorganization attached to the Confirmation Orders without the prior approval of the Lenders; provided, however, that modifications which in the judgment of the Creditors' Committee Lenders do not impair or adversely affect the rights of the Holders may be implemented without such approval.

                  Section 1401K. Conditions Precedent to the Effectiveness of
                                 the Plan of Reorganization, etc.

                  All conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied or waived in accordance with the terms of the Plan of Reorganization, the Confirmation Order shall have become a Final Order and the Effective Plan Date shall have occurred.

                  Section 1401L. Implementation of Plan of Reorganization.

                  The transactions contemplated by the Plan of Reorganization to have been consummated on or before the Closing Date shall have been consummated on or before the Closing Date in accordance with terms of the Plan of Reorganization, including the issuance of the New Common Stock, the New Tranche B Notes and the granting of Liens securing the Collateral.

                  Section 1401M. Financial Information, etc.

                  The Trustee (for the benefit of the Trustee and the Holders) shall have received a pro forma opening balance sheet of the Obligors and the Obligor Subsidiaries, showing the effect of the implementation of the Plan of Reorganization and reflecting the proposed legal and capital structure of the Pioneer Companies as of the Closing Date, which legal and capital structure shall be satisfactory in all respects to the Creditors' Committee Lenders.

                  Section 1401N. Pro Forma Balance Sheet Certificate.

                  The Trustee (for the benefit of the Trustee and the Holders) shall have received a certificate from the chief



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executive or financial Authorized Officer of PCI and the Company, dated the
Closing Date, with respect to the delivery of the pro forma balance sheet described in Section 1401M.

                  Section 1401O. Litigation.

                  There shall exist no pending or threatened material litigation, proceedings or investigations with respect to any of the Obligors which could reasonably be expected to have a Material Adverse Effect.

                  Section 1401P. Consents and Approvals, etc.

                  All governmental, judicial and third party approvals necessary or advisable in connection with each aspect of the Indenture Documents and the Transaction Documents, and the transactions contemplated therein, and the continuing operations of each Obligor and each Obligor Subsidiary shall have been obtained and be in full force and effect or waived, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on any aspect of the Indenture Documents and the Transaction Documents, or the transactions contemplated therein.

                  Section 1401Q. Opinions of Counsel.

                  The Trustee, the Collateral Agent and the Holders shall have received favorable opinions, dated the Closing Date and addressed to the Trustee, the Collateral Agent and the Holders from:

                  (a) Weil, Gotshal & Manges LLP, special New York counsel and tax counsel to each Obligor, in form and substance satisfactory to the counsel to the Creditors' Committee Lenders.

                  (b) Kent R. Stephenson, Esq., the General Counsel of PCI, in form and substance satisfactory to the counsel to the Creditors' Committee Lenders.

                  (c) [o], special California counsel to each Obligor regarding matters of California law, in form and substance satisfactory to the counsel to the Creditors' Committee Lenders.

                  (d) [o], special Nevada counsel to each Obligor, in form and substance satisfactory to the counsel to the Creditors' Committee Lenders.

                  (e) [o], special Louisiana counsel to each Obligor, in form and substance satisfactory to the counsel to the Creditors' Committee Lenders.

                  (f) [o], special Washington counsel to each Obligor, in form and substance satisfactory to the counsel to the Creditors' Committee Lenders.

                  (g) [o], special Canadian, Ontario and Quebec counsel to each Obligor, in form and substance satisfactory to the counsel to the Creditors' Committee Lenders.

                  (h) [o], special New Brunswick counsel to each Obligor, in form and substance satisfactory to the counsel to the Creditors' Committee Lenders.



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

                  (i) [o], special Nova Scotia counsel to each Obligor, in form and substance satisfactory to the counsel to the Creditors' Committee Lenders.

                  Section 1401R. No Default, Compliance with Representations and Warranties and Closing Date Certificates.

On the Closing Date,

                  (a) the representations and warranties set forth in Section 1402 through Section 1402Z hereof and in each other Indenture Document shall, in each case, be true and correct as if made on the Closing Date, except to the extent they relate to an earlier date, in which case they shall be true and correct as of such earlier date, and no Default shall have occurred and be continuing; and

                  (b) the Trustee (for the benefit of the Trustee and the Holders) shall have received the Closing Date Certificates, substantially in the form of Exhibit [o] hereto, dated the Closing Date, and duly executed and delivered by the chief executive or financial (or equivalent) Authorized Officer of the Company and of each other Obligor certifying as to the matters set forth in Section 1401R(a).

                  Section 1401S. Closing Fees, Expenses, etc.

                  The Trustee and the Collateral Agent shall have received, each for its own respective account, as the case may be, all fees, costs and expenses due and payable pursuant to any Indenture Document or Transaction Document if such fees shall have by then been invoiced.

                  Section 1401T. Satisfactory Legal Form.

                  All documents executed or submitted pursuant hereto by or on behalf of the Company, any other Obligor or any Obligor Subsidiary shall be satisfactory in form and substance to the Creditors' Committee Lenders and their counsel; the Creditors' Committee Lenders and their counsel shall have received all other information, approvals, opinions, documents or instruments as the Creditors' Committee Lenders and their counsel may reasonably request.

                  Section 1402. Representations and Warranties.

                  In order to induce, among other things, the Holders to exchange the Old Debt for the New Debt (including the Securities) and to hold their respective Securities hereunder, each Indenture Obligor represents and warrants unto the Trustee and each Holder as set forth in Section 1402A through
Section 1402Z.

                  Section 1402A. Organization, etc.

                  Each Obligor and each Obligor Subsidiary is a corporation or entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation or organization. Each Obligor and each Obligor Subsidiary is in good standing and is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for those states in which its failure to qualify to do business could not be reasonably expected to have a Material Adverse Effect. Set forth in Item 1402A of the Disclosure Schedule is a complete and accurate list of the chief executive office and registered address of each Obligor as of the date hereof (collectively, the "Locations").



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                  Section 1402B. Due Authorization, Non-Contravention, etc.

                  Each Obligor and each Obligor Subsidiary is duly authorized to execute and deliver this Indenture (including in the case of each Guarantor, the Guaranty of such Guarantor), the Securities, and each other Indenture Document to be executed by it and is duly authorized to assume or incur indebtedness hereunder and to perform its obligations under this Indenture, the Securities and each other Indenture Document to be executed by it. The execution, delivery and performance by each Obligor and each Obligor Subsidiary of this Indenture (including, with respect to each Guarantor, its Guaranty), the Securities and each other Indenture Document to which it is a party do not and will not require any consent, filing or notice with or approval of any governmental agency or authority, except for such consents or approvals which have been obtained and such filings or notices which have been made or given, as the case may be.

                  Section 1402C. No Conflicts.

                  The execution, delivery and performance by each Obligor and each Obligor Subsidiary of each Indenture Document to which it is a party, do not and will not conflict with (a) any provision of law, (b) its Organizational Documents, (c) any agreement binding upon any Obligor or any Obligor Subsidiary, which conflict could reasonably be expected to have a Material Adverse Effect, or (d) any court or administrative order or decree applicable to any Obligor or any Obligor Subsidiary, and in each case do not and will not require, or result in, the creation or imposition of any Lien on the Collateral or on any other asset of any Obligor or any Obligor Subsidiary, other than Liens created under or pursuant to the Security Documents or otherwise permitted by the Security Documents.

                  Section 1402D. Validity and Binding Effect.

                  This Indenture, the Securities and each other Indenture Document, when duly executed and delivered, will be legal, valid and binding obligations of each Obligor party hereto or thereto, as applicable, enforceable against each such Obligor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and principles of equity.

                  Section 1402E. No Default.

                  Other than as set forth in Item 1402E ("Defaults") of the Disclosure Schedule, no Obligor or Obligor Subsidiary is in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected. No Default or Event of Default has occurred and is continuing.

                  Section 1402F. Financial Statements.

                  The financial statements referred to in Section 1401M have been furnished to the Trustee (for the benefit of the Trustee and the Holders), have been prepared in conformity with GAAP, and present fairly the financial condition of each Obligor and Obligor Subsidiary as of such date and include appropriate pro forma adjustments to give pro forma effect to the implementation of the Plan of Reorganization and the legal and capital structure pursuant thereto.

                  Section 1402G. Insurance.

                  Item 1402G ("Insurance") of the Disclosure Schedule is a complete and accurate summary of the property and casualty insurance program carried by each Obligor and each Obligor Subsidiary on the date hereof. Such



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Item 1402G includes names of insurer(s), policy number(s), expiration date(s), amounts of coverage, types of coverage, the annual premium(s), deductibles and self-insured retention and describes any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by any Obligor or any Obligor Subsidiary or imposed upon any Obligor or any Obligor Subsidiary by any such insurer. This summary also includes any self-insurance program that is in effect.

                  Section 1402H. Litigation; Contingent Liabilities.

                  (a) As of the date hereof, except for those referred to in
Item 1402H ("Litigation") of the Disclosure Schedule, there are no claims, litigation, arbitration proceedings, including Environmental Claims, or governmental proceedings pending or threatened against or affecting any Obligor or any Obligor Subsidiary or any related party of any Obligor or Obligor Subsidiary.

                  (b) As of the date hereof, other than any liability incident to the claims, litigation or proceedings disclosed in Item 1402H or 1402R of the Disclosure Schedule or provided for or disclosed in the financial statements referred to in Section 1402F, neither any Obligor nor any Obligor Subsidiary has any contingent liabilities.

                  Section 1402I. Liens.

                  None of the Collateral or other property, revenues or assets of any Obligor or any Obligor Subsidiary is subject to any Lien except Liens permitted by Section 1012.

                  Section 1402J. Subsidiaries.

                  Item 1402J ("Subsidiaries") lists each Obligor Subsidiary as of the date hereof. Item 1402J of the Disclosure Schedule sets forth, for each Obligor Subsidiary, a complete and accurate statement of (a) the relevant Obligor's percentage ownership of each of such Subsidiary, (b) the state or other jurisdiction of formation or incorporation of each such Subsidiary, and
(c) each state or other jurisdiction in which each such Subsidiary is qualified to do business. Each Obligor Subsidiary has executed and delivered its Guaranty.

                  Section 1402K. Partnerships; Joint Ventures.

                  As of the date hereof, neither any Obligor nor any Obligor Subsidiary is a partner or joint venturer in any partnership or joint venture other than the partnerships and joint ventures listed in Item 1402K ("Partnerships and Joint Ventures") of the Disclosure Schedule. Item 1402K of the Disclosure Schedule sets forth, for each such partnership or joint venture, a complete and accurate statement of (a) each Obligor's or each Obligor Subsidiary's percentage ownership of each such partnership or joint venture, (b) the state or other jurisdiction of formation or incorporation, as appropriate, of each such partnership or joint venture, and (c) each state or other jurisdiction in which each such partnership or joint venture is qualified to do business.

                  Section 1402L. Transaction Documents.

                  The New Tranche B Notes and the New Other Secured Notes have been issued in accordance with and in compliance with all applicable laws, including Bankruptcy Laws, the Securities Act, the Securities Acts of each of Canada's provinces, and all other applicable federal, state and provincial securities laws, each as amended. The issuance of the New Tranche B Notes and the



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New Other Secured Notes and the execution and delivery by each Obligor and each
Obligor Subsidiary of the other Transaction Documents to which it is a party, the performance by each Obligor and each Obligor Subsidiary of its obligations thereunder, and the consummation of all transactions implementing the Plan of Reorganization (a) have been duly authorized by all necessary corporate and other actions on the part of each Obligor and each Obligor Subsidiary, (b) will not require any consent or approval of any governmental agency or authority that has not been obtained prior to the date hereof, (c) do not conflict with (i) any provision of law, (ii) the Organizational Documents of any Obligor or Obligor Subsidiary, (iii) any agreement binding upon any Obligor or Obligor Subsidiary, the conflict with which could reasonably be expected to have a Material Adverse Effect or (iv) any court or administrative order or decree applicable to any Obligor or Obligor Subsidiary, and (d) do not and will not require, or result in, the creation or imposition of any Lien on the Collateral or any other asset of any Obligor or Obligor Subsidiary (other than the Liens created under the Security Documents or permitted thereunder).

                  Section 1402M. Intellectual Property.

                  Each Obligor and Obligor Subsidiary possess adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade styles, and tradenames to conduct its business as proposed to be conducted following the implementation of the Plan of Reorganization, other than those which the failure to possess could not reasonably be expected to have a Material Adverse Effect, and all such licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade styles, and tradenames existing on the date hereof of each Obligor and each Obligor Subsidiary are listed in Item 1402M ("Intellectual Property") of the Disclosure Schedule.

                  Section 1402N. Solvency.

                  Each Obligor and each Obligor Subsidiary, immediately after giving effect to the implementation of the Plan of Reorganization and on the Closing Date, will be Solvent. As used herein, the term "Solvent" means, with respect to any such entity on a particular date (a) the fair value of the property of such entity is greater than the total amount of liabilities (including contingent liabilities) of such entity, (b) the present fair saleable value of the assets of such entity is greater than the probable liability of such entity on its total existing debts (including contingent liabilities) as they become absolute and matured, (c) such entity will be able to pay its debts and liabilities as they mature and (d) such entity will not have unreasonably small capital for the business in which it is engaged, as now conducted and as proposed to be conducted following the implementation of the Plan of Reorganization.

                  Section 1402O. Contracts; Labor Matters.

                  Except as disclosed in Item 1402O ("Contracts and Labor Matters") of the Disclosure Schedule: (a) neither any Obligor nor any Obligor Subsidiary is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which could reasonably be expected to have a Material Adverse Effect; (b) as of the date hereof, no labor contract to which any Obligor or any Obligor Subsidiary is a party or is otherwise subject is scheduled to expire prior to the Stated Maturity Date; (c) on the date of this Agreement (i) neither any Obligor nor any Obligor Subsidiary is a party to any labor dispute with any union or group of employees, and (ii) there are no strikes or walkouts relating to any


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labor contracts to which any Obligor or any Obligor Subsidiary is a party or is otherwise subject, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  Section 1402P. Employee Benefit Plans(a).

                  (a) Each Single Employer Plan has been and is being maintained in accordance with its terms and in compliance with all provisions of ERISA and the Code applicable thereto, except where any failure could not reasonably be expected to have a Material Adverse Effect. [No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event]. Each Single Employer Plan has been determined by the United States Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Obligor nothing has occurred which would cause the loss of such qualification or tax-exempt status. The aggregate amount of Unfunded Pension Liabilities of all Single Employer Plans as of the date hereof does not exceed $ 4.4 million. Except as listed in Item 1402P ("Employee Benefit Plans") of the Disclosure Schedule, neither any Obligor, Obligor Subsidiary nor ERISA Affiliate has any liability to pay any welfare benefits under any Plan or any employee welfare benefit plan within the meaning of section 3(1) of ERISA to former employees thereof or to current employees with respect to claims incurred after the termination of their employment other than as required by section 4980B of the Code or Part 6 of Subtitle B of Title 1 of ERISA. Each Obligor, Obligor Subsidiary and ERISA Affiliate have complied in all respects with the notice and continuation coverage requirements of Section 4980B of the Code except as could reasonable by expected to have a Material Adverse Effect. As of the date hereof, except as listed in Item 1402P ("Employee Benefit Litigation") of the Disclosure Schedule, there are no pending or, to the best knowledge of the Obligor, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, with respect to any Single Employer Plan for which any Obligor, Obligor Subsidiary or ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise. Neither the Obligor nor any Obligor Subsidiary or ERISA Affiliate has transferred any Unfunded Pension Liability to an entity other than an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. No condition exists or event or transaction has occurred in connection with any Plan that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

                  (b) Each Canadian Benefit Plan is and has been in all material respects, established, qualified, registered, administered and invested in compliance with all applicable federal and provincial laws (including, without limitation, the Income Tax Act (Canada) and the Supplemental Pension Plans Act (Quebec)) and any applicable collective bargaining agreements, and no event or condition has occurred and is continuing as to which any Obligor or any Obligor Subsidiary would be under an obligation to furnish a report under Section 1032 hereof. All material obligations of the Obligors under each Canadian Benefit Plan, including contribution obligations, have been satisfied and there are no outstanding defaults or violations in respect thereof.



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                  Section 1402Q. Compliance.

                  Each Obligor and each Obligor Subsidiary, and/or each property, operation and facility that each owns, operates or controls, is in compliance with all international, federal, national, state, provincial, regional, local and municipal statutes, laws, rules, regulations, by-laws, guidelines, directives, standards, orders, decrees, judgments, ordinances, permits, certifications, licenses, registrations, approvals, requirements and other authorizations applicable to it, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

                  Section 1402R. Taxes.

                  Each Obligor and each Obligor Subsidiary has filed, or caused to be filed, all federal, state, local, provincial and foreign tax returns which are required to have been filed (or has timely filed extensions) and, after giving effect to the Plan of Reorganization and the Final Order, has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable (including interest and penalties), except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. [The federal income tax liability of each Obligor and each Obligor Subsidiary has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended [o].] No Obligor and no Obligor Subsidiary is aware of any proposed assessment against any Obligor or any Obligor Subsidiary for additional Taxes (or any basis for any such assessment).

                  Section 1402S. Investment Company Act Representation.

                  No Obligor and no Obligor Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 1402T. Public Utility Holding Company Act
                                 Representation.

                  No Obligor and no Obligor Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 1402U. Environmental and Safety and Health Matters.

                  Except as disclosed on Item 1402U ("Environmental Matters") of the Disclosure Schedule or as to matters that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, each Obligor and each Obligor Subsidiary and/or each property, operation and facility that each owns, operates or controls:

                  (a) complies, and at all times has complied, in all respects with (i) all applicable Environmental Laws, and (ii) all applicable Occupational Safety and Health Laws;

                  (b) is not subject to any judicial or administrative proceeding alleging any violation of, or liability under, any Environmental Law or Occupational Safety and Health Law;



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                  (c) has not received any notice (i) that it may be in
violation of, or liable under, any Environmental Law or Occupational Safety and Health Law, (ii) threatening the commencement of any proceeding under any Environmental Law or Occupational Safety and Health Law, or (iii) alleging that it is or may be responsible for any response, cleanup, or corrective action (including any remedial investigation/feasibility studies) at any location under any Environmental Law or Occupational Safety and Health Law;

                  (d) has not (in the case of each Obligor or each Obligor Subsidiary), and its directors, officers and employees have not, been declared guilty of committing an offence for a violation of Environmental Laws or Occupational Safety and Health Laws, and has not, and its directors, officers and employees have not, ever been fined in respect of or otherwise settled, such a prosecution;

                  (e) is not the subject of federal, state, provincial, regional, municipal or local investigation, including evaluating whether any investigation, remedial action or other response is needed to respond to (i) a Release or threatened Release into the environment of any Hazardous Material, or
(ii) any allegedly unsafe or unhealthy condition regulated under any Environmental Law or Occupational Safety and Health Law;

                  (f) has not filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting
(i) any past or present Release or threatened Release into the environment of, or treatment, storage or disposal of, any Hazardous Material, or (ii) any potentially unsafe or unhealthy condition and there exists no basis for such notice irrespective of whether such notice was actually filed;

                  (g) has no contingent liability in connection with any Release or threatened Release into the environment of, or otherwise with respect to, any Hazardous Material, whether on any premises owned or occupied by any Obligor or any Obligor Subsidiary or on any other premises, and has not been denied insurance coverage by reason of Hazardous Materials on, under, around or about such premises; and

                  (h) is not subject to, or the subject of, any order, decree, injunction or other arrangement with any governmental authority relating to compliance with, or liability under, any Environmental Law or Occupational Safety and Health Law.

There are no circumstances or conditions, including any Hazardous Materials on, in or under any property or facilities currently or formerly owned, operated or controlled by any Obligor or any Obligor Subsidiary (including such Hazardous Materials that may be contained in underground storage tanks) which could reasonably be expected to result in claims, liability, investigation, or cost pursuant to any Environmental Law or Occupational Safety and Health Law, or which could reasonably be expected to have a Material Adverse Effect.



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                  Section 1402V. Related Agreements and Transaction Documents.

                  As of the date hereof, all representations and warranties of each Obligor contained in any Indenture Document (including each of the Security Documents) and all representations and warranties of any Obligor and any Obligor Subsidiary made pursuant to or in respect of the New Tranche B Notes Indenture (and each of the guaranties therein) and the New Tranche B Notes (whether such representations and warranties were made to the Trustee or any Holder or to another Person) are true and correct as if made on the date hereof (except for those representations and warranties which are expressly made as of another specified date) and each Obligor party to this Indenture hereby adopts and affirms all such representations and warranties, which each such Obligor agrees shall be incorporated by reference herein and made a part hereof. All such representations and warranties shall survive the implementation of the Plan of Reorganization, the execution and delivery of the Indenture Documents and the Transaction Documents and the consummation of the transactions contemplated herein and therein.

                  Section 1402W. Holding Companies.

                  PCI is a holding company without material assets, operations or business other than the stock of its Subsidiaries. As of the date hereof, no Obligor or Obligor Subsidiary has any Indebtedness other than: in the case of the Company, Indebtedness of the Company in respect of the Securities, the loans made to the Company pursuant to the Exit Facility, the New Other Secured Notes And Claims, and the Company's guaranty in respect of the New Tranche B Notes; in the case of the PCI Chemicals Canada Company, its Indebtedness in respect of the New Tranche B Notes and the loans made to it pursuant to the Exit Facility; and in the case of each Guarantor, its Guaranty and (except for PCI Chemicals Canada Company) its guaranty of the Indebtedness of PCI Chemicals Canada Company in respect of the New Tranche B Notes.

                  Section 1402X. Security Interests and Priority.

                  As of the Closing Date, the Collateral Agent, for the ratable benefit of the Holders and the holders of the New Tranche B Notes, shall have first priority perfected Liens on all the Collateral except for accounts receivable, inventory and general intangibles subject to the Lien granted pursuant to the Exit Facility and assets subject to the Liens of the New Other Secured Notes And Claims (in respect of each of which [(except for the Exit Facility)] the Collateral Agent shall have second priority perfected Liens). The rights of the Holders and of the holders of the New Tranche B Notes rank senior in right of payment to all Indebtedness and obligations of each Obligor and each Obligor Subsidiary (except with respect to the Exit Facility, in relation to which such rights rank pari passu).

                  Section 1402Y. Related Business.

                  No Obligor and no Obligor Subsidiary intends to engage, after the Closing Date, in any business other than the Related Business.

                  Section 1402Z. Plan of Reorganization.

                  On or before the Closing Date, the Confirmation Orders became Final Orders, the conditions precedent to the effectiveness of the Plan of Reorganization were satisfied, the Effective Plan Date occurred and each Obligor was and is authorized to, among other things, enter into the Indenture Documents and the Transaction Documents to which it is a party in order to



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implement the Plan of Reorganization. All transactions, steps and actions contemplated in the Plan of Reorganization as having been (or deemed to have been) taken, completed or consummated on or before the Closing Date have been so taken, completed or consummated, in each case, in furtherance of the implementation of the Plan of Reorganization.

                                ARTICLE FIFTEEN

                                    SECURITY

                  Section 1501. Security.

                  (a) In order to secure the due and punctual payment of principal of, premium, if any, and interest on the Indenture Obligations when and as the same shall become due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, in connection with an Change of Control or Asset Sale, or otherwise, and interest on the overdue principal of, interest (to the extent permitted by law), and premium, if any, on the Securities, and performance of all other obligations of the Company to the Trustee or the Holders under this Indenture and each other Indenture Document and of all obligations of the Guarantors under the Guaranty and each other Indenture Document, the Company and the other Obligors have entered into the applicable Security Documents to which each is a party. Each Indenture Obligor hereby acknowledges and agrees with each other Indenture Obligor, the Trustee, and the Holders that such Indenture Obligor has secured valuable and fair consideration and corporate and other benefit for entering into each Security Document to which it is a party.

                  (b) Each Holder, by accepting a Security, consents and agrees to all of the terms and provisions of the Security Documents and the Common Security and Intercreditor Agreement, as the same may be amended from time to time in accordance with the provisions of the Security Documents, the Common Security and Intercreditor Agreement and this Indenture, and authorizes and directs the Collateral Agent to act as mortgagee or secured party with respect thereto or to act as collateral agent pursuant to the Common Security and Intercreditor Agreement.

                  (c) As set forth in and governed by the Security Documents, as among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Securities.

                  (d) The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated



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hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured thereby, according to the intent and purposes herein and therein expressed.

                  Section 1502. Recording; Priority; Opinions, Etc.

                  (a) Each Indenture Obligor will, and will cause each of its Obligor Subsidiaries to, perform at its sole cost and expense any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement, continuation statement, charge, registration or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, applicable Canadian federal or provincial statutes (including the Civil Code of Quebec) and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state, provincial or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Security Documents to which it is a party, from time to time, in order to grant and maintain valid and perfected Liens on the Collateral relating to it in favor of the Collateral Agent in the priorities expressed to be created by the Security Documents, subject only to Liens permitted under the Security Documents to be senior or pari passu to the Liens of the Collateral Agent, and to fully preserve and protect, and set-up against third persons, the rights of the Trustee, the Collateral Agent and the Holder under this Indenture and the other Indenture Documents. Each relevant Indenture Obligor will, and will cause each of its Obligor Subsidiaries to, pay and satisfy promptly all mortgage and financing and continuation statement recording and/or filing fees or registration fees, charges and taxes relating to this Indenture, the Security Documents and the other Indenture Documents, any amendments thereto and any other instruments of further assurance.

                  (b) The Company shall, on each anniversary of the Closing Date beginning in the year 2002 and upon each delivery of a Security Agreement Supplement pursuant to Section 1017, furnish to the Trustee an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Security Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements and other filings or registrations have been executed and filed that are necessary as of such date, and during the succeeding twelve months, fully to preserve and protect, and set-up against third persons, the rights of the Collateral Agent, the Holders and the Trustee hereunder and under each of the Security Documents with respect to the Liens, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens.


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                  Section 1503. Release of Collateral.

                  The Trustee shall not direct the Collateral Agent to release Collateral from the Lien of the Security Documents unless such release is in accordance with the provisions of the Security Documents and Section 314(d) of the Trust Indenture Act.

                  Section 1504. Trust Indenture Act Requirements.

                  The release of any Collateral from any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Lien of the Security Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the terms of the Security Documents. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens created pursuant to the Security Documents in contravention of the terms of this Indenture. Without limitation, the Company and each other Indenture Obligor on the Securities shall cause Section 314(d) of the Trust Indenture Act relating to the release of property or securities from the Liens of the Security Documents to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer of PCI, the Company or any Guarantor, as the case may be, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent person.

                  Section 1505. Suits to Protect Collateral.

                  Subject to the provisions of the Common Security and Intercreditor Agreement, the Trustee, acting at the written direction of Holders of a majority of the aggregate principal amount of the Securities then Outstanding, shall have power to institute and to maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens of each Collateral Agent in the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this
Section 1505 shall prohibit, restrict or prevent the Holders, upon the vote or consent of the Holders of a majority of the aggregate principal amount of the Securities then Outstanding, to institute such suits or proceedings independently of the Trustee and/or the Collateral Agent.



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                  Section 1506. Determinations Relating to Collateral.

                  In the event (a) the Trustee shall receive any written request in compliance with Section 103 from PCI, the Company or any Guarantor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or any Obligor's obligations with respect thereto, or
(b) there shall be due to or from the Trustee under the provisions of any Security Document, any performance or the delivery of any instrument, or (c) the Trustee shall become aware of any nonperformance by any Obligor of any covenant or any breach of any representation or warranty of PCI, the Company or any Guarantor set forth in any Security Document, then, in each such event, the Trustee [may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to (x) enforce any of the terms of the Security Documents, and (y) collect and receive any and all amounts payable in respect of the obligations of the Obligors hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including the power to institute and maintain suits and proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee). The Trustee] shall be entitled, at the expense of the Company and subject to Sections 602(d) and (h) hereof, to hire experts, consultants, agents and attorneys (including internal counsel) to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney (including internal counsel) or agreed to by the Holders of a majority of the aggregate principal amount of the Securities then Outstanding pursuant to
Section 505 hereof.

                  Section 1507. Trust Moneys.

                  To the extent Trust Moneys consist of insurance proceeds or condemnation or other taking awards, any such moneys which may be used to effect a restoration of the affected Collateral shall be permitted to be withdrawn by the Company and paid by the Collateral Agent in accordance with the Common Security and Intercreditor Agreement. The Company shall deliver (a) an Officers' Certificate certifying as to expenditures made or costs incurred, the necessity or desirability in the conduct of the Company's business of the repaired, rebuilt, or replaced property, and the Fair Market Value of such property as of the date of the expenditures, (b) an Opinion of Counsel as to the validity and perfection of the Collateral Agent's lien on the repaired or replaced Collateral and (c) an architect's certificate as to the costs of such restoration and compliance with law, all in accordance with the Common Security and Intercreditor Agreement.

                  To the extent Trust Moneys consist of Collateral Proceeds, and the Company intends to reinvest such proceeds in the Company or in one or more

Subsidiaries in a Related Business, such Trust Moneys shall be permitted to be withdrawn by the Company upon delivery to the Trustee and the Collateral Agent of (a) a Company Order regarding such withdrawal, (b) an Officers' Certificate certifying compliance with the Indenture, (c) instruments granting the Collateral Agent first priority Liens, for the benefit of the Trustee, for itself and the Holders, and the New Tranche B Notes Indenture Trustee, for itself and the New Tranche B Notes Holders on the real or personal property interests in which the Company or any Subsidiary have invested, and (d) an Opinion of Counsel as to the instruments governing such Liens and security interests, all in accordance with the Common Security and Intercreditor Agreement.

                  Trust Moneys shall be permitted to be applied from time to time (x) to the payment of principal, premium, if any, and interest on the Securities, or (y) to the extent otherwise permitted by the Indenture, to redeem Securities, including without limitation pursuant to a Change of Control or (to the extent such Trust Moneys constitute proceeds from Asset Sales) an Asset Sale, or (z) at the direction of PCI, the Company and each Guarantor, to pay any other Indebtedness secured by liens in the Collateral (but only to the extent such Trust Moneys constitute Collateral Proceeds). In each case the Trustee and each Collateral Agent shall receive (a) resolutions of the Boards of Directors of the PCI, the Company and each Guarantor directing such application, (b) an Officers' Certificate, and (c) an Opinion of Counsel, and the Collateral Agent shall receive cash equaling the accrued interest, if any, required to be paid in connection with such payment or purchase. Trust Moneys received by each Collateral Agent or the Trustee pursuant to an Asset Sale remaining after the completion of such Asset Sale shall be permitted to be withdrawn by the Company upon request of the Company in compliance with Section 103 and delivery of an Officers' Certificate and an Opinion of Counsel, all in accordance with the Common Security and Intercreditor Agreement.

                  Any release of Collateral, including Trust Moneys, will be subject to the provisions of Section 314(d) of the Trust Indenture Act relating to, among other things, the delivery of a certificate or an opinion of an engineer, appraiser or other expert as to the Fair Market Value of Collateral being released from the Liens of the Security Documents.

                  Section 1508. [Power of Attorney for Collateral in Quebec.

                  For the purposes of the security on the Collateral located in Quebec, the validity, publication or perfection of which is governed by the laws of the province of Quebec, each of the Trustee and the Holders hereby irrevocably grants to the Collateral Agent, for the purposes of holding, on behalf of and for the benefit of all present and future Trustees and Holders, the security constituted by PCI Chemicals Canada Company under the Quebec Mortgage and Security Agreement, a power of attorney within the meaning of the Civil Code of Quebec (the "Power of Attorney") for all present and future Trustees and Holders. The Collateral Agent hereby accepts such Power of Attorney for the purposes of holding such security created under the Quebec Mortgage and Security Agreement on behalf of and for the benefit of all present and future Trustees and Holders. To the extent that any such Person becomes a Trustee under this Indenture or a Holder by accepting, purchasing or acquiring a Security becomes bound by the terms and conditions of this Indenture, whether by assignment or otherwise, such Person shall be automatically deemed to have ratified and consented to the irrevocable granting by the Trustee and the Holders to the Collateral Agent of the Power of Attorney constituted hereunder. Each Holder agrees (i) with the other Holders that it will not, without the prior consent of the Trustee and the other Holders, take or obtain any Lien on any property of PCI Chemicals Canada Company to secure the Indenture Obligations of PCI Chemicals Canada Company hereunder or under the Securities, except for the benefit of the Collateral Agent for and on behalf of, the Trustee and the Holders, or as may otherwise be required by law; and (ii) that, notwithstanding the provisions of Section 32 of the Special Corporate Powers Act (Quebec), the Collateral Agent may, as a Person holding the Power of Attorney of the Trustee and the Holders, acquire any title to indebtedness secured by any hypothec in its favor related to this Indenture or the Securities or any other document contemplated hereunder].

                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                               PIONEER AMERICAS LLC,

                                               By
                                                 -------------------------------
                                                 Name:
Attest                                           Title:
      --------------------------------
      Name:
      Title:


GUARANTORS:                                    PIONEER COMPANIES, INC.,



Attest                                         By
      --------------------------------           -------------------------------
      Name:                                      Name:
      Title:                                     Title:

                                               IMPERIAL WEST CHEMICAL CO.,



Attest                                         By
      --------------------------------           -------------------------------
      Name:                                      Name:
      Title:                                     Title:


                                               KEMWATER NORTH AMERICA CO.,



Attest                                         By
      --------------------------------           -------------------------------
      Name:                                      Name:
      Title:                                     Title:

                                               PCI CHEMICALS CANADA COMPANY,


Attest
      --------------------------------
      Name:
      Title:

                                               By
                                                 -------------------------------
                                                 Name:
                                                 Title:



                                               PIONEER (EAST), INC.,


Attest                                         By
      --------------------------------           -------------------------------
      Name:                                      Name:
      Title:                                     Title:


                                               PIONEER WATER TECHNOLOGIES, INC.,



Attest                                         By
      --------------------------------           -------------------------------
      Name:                                      Name:
      Title:                                     Title:



                                               PIONEER LICENSING, INC.,


Attest                                         By
      --------------------------------           -------------------------------
      Name:                                      Name:
      Title:                                     Title:



                                               KWT, INC.


Attest                                         By
      --------------------------------           -------------------------------
      Name:                                      Name:
      Title:                                     Title:

TRUSTEE:                                WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION, As Trustee



Attest                                  By
       ---------------------------         --------------------------------
       Name:                                Name:
       Title:                               Title:

                                                             DISCLOSURE SCHEDULE

                                                                       EXHIBIT A


                               [FORM OF MORTGAGE]

                                                                       EXHIBIT B

              [FORM OF COMMON SECURITY AND INTERCREDITOR AGREEMENT]



                      [Filed Separately in Plan Supplement]